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Paypal 2025 Notice of Annual Meeting of Stockholders and Proxy Statement 2024 Annual Report

Realizing our vision 2024 New leadership team Reinvigorated mission Reorganized business Launched new products & features Forged new partnerships Return to profitable growth 2025 Win Checkout Scale Omni Grow Venmo Accelerate SMB Accelerating profitable growth Evolving to PayPal is the commerce platform powering the global economy

Message from Our President and CEO

Dear Stockholders, Colleagues, Customers and Partners:

PayPal was built to simplify money movement, and over the past 25 years, we have grown into the world’s largest two-sided open platform.1 Now, we are building on that foundation to create the next-generation commerce platform. With our scale, ubiquity, and data as key advantages, we are accelerating innovation and seizing new market opportunities.

A year ago, we made a strategic decision to narrow our focus, enhance execution, and reposition the business. I am proud of the progress the team made in 2024 and our return to profitable growth. The stage is set for continued momentum in the years to come.

In 2024, we reignited our innovation engine to address and solve our customers’ greatest challenges. We introduced new branded checkout experiences designed to make checkout even faster and more seamless across both desktop and mobile. We launched PayPal Everywhere, redefining our consumer value proposition and paving the way for consumers to choose PayPal for every payment, whether online or in-store. We introduced Fastlane, a game-changing guest checkout solution. We expanded the reach of PayPal Complete Payments, enabling more small businesses around the world to run and grow their operations. And we continued improving the Venmo experience by giving our users more of the capabilities they’ve been asking for, like scheduled send, Tap to Pay on iPhone for business profiles, and improved search.

PayPal is now the platform that leading brands want to collaborate with. Last year, we forged or strengthened significant partnerships with Adyen, Amazon, Fiserv, Shopify, and Meta to bring even more value to customers, scale innovation, and expand our reach. We are building on our leadership position in payments and commerce to improve the shopping experience for both consumers and businesses.

As we bring innovation to market and enhance our value proposition, we are driving increased selection of PayPal and Venmo. Total active accounts returned to growth in 2024, and we processed $1.7 trillion in payment volume, a 10% year-over-year increase. Global branded checkout volume growth was consistent at 6%, while branded checkout monthly active accounts went from stable to growing – up 2% last year to 142 million. Venmo exited the fourth quarter at 10% volume growth, accelerating by 2 points.

In summary, 2024 was a pivotal transition year for PayPal. We have positioned PayPal to compete and win and delivered strong results along the way.

Delivering the PayPal Commerce Platform

Today, we are on a mission to revolutionize commerce globally. That means radically changing the way consumers shop and merchants do business, both online and offline. To do that, we will leverage the strength of our two-sided network and scaled data vault to transform from a payments company into a commerce platform to power the global economy. This is our vision for the new PayPal. In 2025, we are laser-focused on four strategic imperatives to advance this vision:

•

Win Checkout: Branded checkout remains our #1 priority. Last year we made improvements to create a best-in-class checkout experience. We will scale these innovations to provide rewarding shopping experiences for our consumers and drive increased conversion for our merchants.

•

Scale Omni: We are seeing strong momentum today with our omnichannel push, but we are just getting started. We launched PayPal Everywhere in September 2024, which is driving significant increases in PayPal debit card adoption and opening new categories of spend. This year, we will drive the adoption of new and rewarding ways to pay in-store, including in international markets.

•

Grow Venmo: We are building Venmo to be the money-moving app for the next generation. We are focused on improving the peer-to-peer payment experience and growing Venmo revenue by driving the adoption of monetized products like the Venmo Debit Card and Pay with Venmo. We will also continue to expand Pay with Venmo’s acceptance with major brands. While we are still in the early stages of monetizing Venmo, we have a proven playbook that resonates with customers and are confident in the steps we are taking to realize value from this important asset.

[1]	Network comparison versus fintech.

•

Accelerate Small to Medium-Sized Businesses (“SMBs”): We are moving from a disparate set of payment products to an end-to-end suite of commerce solutions that solve small business needs holistically. PayPal Complete Payments was the first step toward an integrated suite of solutions, and we will continue to drive adoption. We are also focused on growing with small businesses by expanding our connected, value-added services. This will move us beyond a payment provider to a growth partner and help us retain customers throughout their business lifecycle.

No matter the broader economic environment, we remain focused on delivering for our customers by advancing the initiatives that will move PayPal forward. We have a strong foundation to weather turbulent economic times. We will continue to serve as a key partner to consumers and merchants, powering commerce around the world. Across the organization, we remain focused on driving efficiency and effectiveness. We are making deliberate investments in AI and automation and will use this technology to reimagine the customer experience, both online and in-store.

Commerce is evolving, and we are seizing our opportunity to expand into new addressable markets with velocity, delight our customers even more, and be present everywhere. Our goal is to become the go-to commerce partner and shopping companion in an AI-powered world. I am excited to be working alongside our world-class team as we pursue our common goals and accelerate our transformational journey in the years ahead.

To our PayPal team, thank you for dedicating yourselves to our mission and always putting our customers first. To our stockholders, customers, and partners, thank you for your continued support and belief in our vision. We have accomplished a great deal in the past year, and there is much more to come.

Alex Chriss

President and CEO

April 21, 2025

Message from Our Independent Board Chair

Dear PayPal Stockholders:

2024 was a year of successful transitions including key changes to our Board and leadership team that are driving PayPal’s continued growth and transformation into a multifaceted omnichannel platform. The Board is working closely with management to deliver durable, profitable growth for our stockholders and we remain encouraged by PayPal’s steady progress and strong performance.

Executive Leadership Transitions

In 2024, Alex continued to evolve PayPal’s executive team to ensure that we have the best leaders in place to drive the next chapter of our growth. In January of last year, we welcomed Suzan Kereere as President, Global Markets. Suzan is well-recognized for her accomplishments in digital transformation, sales optimization, front-line customer engagement, and profitable growth.

We are also pleased to have welcomed new executives to serve as Chief Technology Officer, Global Chief Risk Officer, Chief Investor Relations Officer, and Chief Corporate Affairs and Communications Officer. Our new executives bring a wealth of expertise from their experience in leadership roles at preeminent companies, including across the technology and financial industries. These appointments demonstrate our commitment to building the best team in the industry, and the Board and management remain focused on our robust talent development processes across the Company. The Board is excited and energized by the intensity and focus of these new executives, as they push forward critical projects across the platform.

Board Composition & Oversight

In July, I assumed the role of Chair as part of the Board’s thoughtful internal succession planning process. In addition, in 2024 we welcomed Carmine Di Sibio and in 2025 Joy Chik to our Board. Carmine previously served as Global Chairman and CEO of EY. Carmine’s demonstrated record of championing innovation and his extensive experience advising regulated financial companies bring invaluable insights to the Board. Joy currently serves as the President of Identity and Network Access at Microsoft and is responsible for leading the company’s multi-billion-dollar security business, Microsoft Entra. Joy’s extensive expertise in AI, digital transformation and cybersecurity makes her a valued addition to the Board.

We have an experienced, qualified, and engaged Board that possesses the right skillsets to effectively oversee management and our strategy as we enter the next stage of our growth. We remain committed to continuously evaluating our Board as PayPal evolves.

Stockholder Engagement

Robust, ongoing engagement with our stockholders is crucial to informing the Board’s decision-making process. Since our 2024 Annual Meeting, we’ve contacted investors representing approximately 62% of shares held by institutional investors and have engaged with investors holding approximately 39% of shares held by institutional investors. As part of these engagement efforts, I have personally met with investors representing 28% of shares held by institutional investors. In these candid, collegial, and highly informative conversations, we explored a variety of subjects, including board composition and oversight, responsible use of artificial intelligence, executive compensation, and human capital management. The Board takes investor feedback seriously, and it is an important input as we execute against our strategy. We look forward to continuing this important dialogue with our stockholders.

On behalf of our Board, thank you for your investment in PayPal. I look forward to discussing these developments further with you at the 2025 Annual Meeting on June 5th, which will be held via live webcast at www.virtualshareholdermeeting.com/PYPL2025.

Sincerely,

Enrique Lores

Independent Board Chair

April 21, 2025

Forward-Looking Statements

This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (“Exchange Act”), including statements that involve expectations, plans or intentions (such as those relating to future business, future results of operations or financial condition, new or planned features or services, mergers, acquisitions or divestitures, or management strategies). These forward-looking statements can be identified by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “continue,” “strategy,” “future,” “opportunity,” “plan,” “project,” “forecast” and other similar expressions. These forward-looking statements involve risks and uncertainties that could cause our actual results and financial condition to differ materially from those expressed or implied in our forward-looking statements. Such risks and uncertainties include, among others, those discussed in the “Risk Factors,” “Quantitative and Qualitative Disclosures about Market Risk,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission (“SEC”). We do not intend, and undertake no obligation except as required by law, to update any of our forward-looking statements after the date of this proxy statement to reflect actual results, new information, or future events or circumstances. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Incorporation by Reference

All website addresses contained in this proxy statement are intended to provide inactive, textual references only. The content on, or accessible through, any website identified in this proxy statement is not a part of, and is not incorporated by reference into, this proxy statement or in any other report or document that we file with the SEC.

Notice of 2025 Annual Meeting of Stockholders

Thursday, June 5, 2025

8:30 a.m. Pacific Time

Online at: www.virtualshareholdermeeting.com/PYPL2025

There is no physical location for the 2025 Annual Meeting.

Items of Business

1.	Election of the 11 director nominees named in this proxy statement.

2.	Advisory vote to approve named executive officer compensation.

3.	Approval of the PayPal Holdings, Inc. 2015 Equity Incentive Award Plan, as Amended and Restated.

4.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor for 2025.

5.	Consideration of two stockholder proposals, if properly presented at the Annual Meeting.

6.	Such other business as may properly come before the Annual Meeting.

Record Date

Wednesday, April 9, 2025 (the “Record Date”). Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting.

Participation in Virtual Annual Meeting

We are pleased to invite you to participate in our Annual Meeting, which will be conducted exclusively online at www.virtualshareholdermeeting.com/PYPL2025. See “Important Information About PayPal’s Virtual Annual Meeting” on the following page for additional information.

The Annual Meeting will begin promptly at 8:30 a.m. Pacific Time. The virtual meeting room will open at 8:15 a.m. Pacific Time for registration.

Voting

Your vote is very important to us. Please act as soon as possible to vote your shares, even if you plan to participate in the Annual Meeting. For specific instructions on how to vote your shares, see “Frequently Asked Questions – Voting Information” beginning on page 100 of this proxy statement.

 REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF THREE WAYS:

INTERNET Visit the website on your proxy card or voting instruction form	BY TELEPHONE Call the telephone number on your proxy card or voting instruction form	BY MAIL Sign, date and return your proxy card or voting instruction form in the enclosed envelope

Please refer to the enclosed proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.

By Order of the Board of Directors

Brian Y. Yamasaki

Secretary

April 21, 2025

This notice of Annual Meeting and proxy statement and form of proxy are being distributed and made available on or about April 21, 2025.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 5, 2025

This proxy statement and PayPal Holdings, Inc.’s 2024 Annual Report are available electronically at

https://investor.pypl.com/financials/annual-reports/default.aspx and (with your 16-digit control number) at www.proxyvote.com.

2025 Proxy Statement	1

Important Information About PayPal’s Virtual Annual Meeting

Important Information About PayPal’s

Virtual Annual Meeting

PayPal’s 2025 Annual Meeting will be conducted online only, via live webcast. Stockholders will be able to access the meeting live by visiting www.virtualshareholdermeeting.com/PYPL2025.

We have conducted efficient and effective virtual stockholders’ meetings since PayPal became an independent company in 2015. We intend to continue to ensure that our stockholders are afforded the same rights and opportunities to participate virtually as they would at an in-person meeting. The virtual format enables stockholders to attend and participate fully and equally in the Annual Meeting from any geographic location with Internet connectivity. We believe our virtual meeting format encourages attendance and participation by a broader group of stockholders, while also reducing the cost and environmental impact associated with meetings held in person.

Participating in the Virtual Annual Meeting

•	Instructions on how to attend the virtual Annual Meeting are posted at www.virtualshareholdermeeting.com/PYPL2025.

•	You may log in to the meeting platform beginning at 8:15 a.m. Pacific Time on June 5, 2025. The meeting will begin promptly at 8:30 a.m. Pacific Time.

•	You will need the 16-digit control number provided in your proxy materials to attend the virtual Annual Meeting and listen live at www.virtualshareholdermeeting.com/PYPL2025.

•	Stockholders of record and beneficial owners as of the April 9, 2025 Record Date may vote their shares electronically during the virtual Annual Meeting.

•

On the date of the Annual Meeting, if you have questions about how to attend and participate or encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

Additional Information About the Virtual Annual Meeting

•

Stockholders may submit questions in advance of the meeting at www.proxyvote.com before 8:59 p.m. Pacific Time on June 4, 2025, or during the live meeting at www.virtualshareholdermeeting.com/PYPL2025.

•	During the meeting’s question and answer session, members of our executive management team and our Board Chair will answer questions (including those submitted in advance) as time permits.

•	Our rules of conduct and procedure for the meeting generally provide that:

•	Management will answer stockholder questions after the formal meeting has concluded.

•

We limit each stockholder to one question so that we can answer questions from as many stockholders as possible. Questions should be succinct and cover only one topic per question. Questions from multiple stockholders on the same topic or that are otherwise related may be grouped, summarized and answered together. In addition, questions may be edited for brevity and grammatical corrections.

•

We do not intend to address any questions that are, among other things: irrelevant to the business of the Company or to the business of the Annual Meeting; related to material non-public information of the Company; related to personal matters or grievances; related to pending or threatened litigation; derogatory or otherwise in bad taste; repetitious statements already made by another stockholder; in furtherance of the stockholder’s personal or business interests; or out of order or not otherwise suitable for the conduct of the Annual Meeting, in each case as determined by the Board Chair or Corporate Secretary in their reasonable discretion.

•

If there are matters of individual concern to a stockholder and not of general concern to all stockholders, or if we are not able to answer all the questions submitted due to time constraints, stockholders may contact us separately after the meeting through our Investor Relations department by email at investorrelations@paypal.com.

•

We will post questions and answers applicable to the Company’s business on our Investor Relations website as soon as practicable after the Annual Meeting. In addition, a replay of the meeting will be publicly available on our Investor Relations website after the meeting concludes.

2	2025 Proxy Statement

Proxy Statement Summary

Proxy Statement Summary

This summary highlights certain information contained elsewhere in this proxy statement for the 2025 Annual Meeting of Stockholders (the “Annual Meeting”). This summary does not contain all the information that you should consider, and you should read the entire proxy statement carefully before voting.

2025 Annual Meeting Information

TIME AND DATE 8:30 a.m. Pacific Time on June 5, 2025	PLACE Online at www.virtualshareholdermeeting.com/PYPL2025. There is no physical location for the Annual Meeting.	RECORD DATE April 9, 2025

Proposals to be Voted on and Board Voting Recommendations

Management Proposals	Recommendation of the Board	Page

1 Election of the 11 Director Nominees Named in this Proxy Statement	FOR each of the nominees	13

2 Advisory Vote to Approve Named Executive Officer Compensation (“say-on-pay” vote)	FOR	47

3 Approval of the PayPal Holdings, Inc. 2015 Equity Incentive Award Plan, as Amended and Restated	FOR	82

4 Ratification of the Appointment of PricewaterhouseCoopers LLP as Our Independent Auditor for 2025	FOR	92

Stockholder Proposals

5 Stockholder Proposal – Report on Charitable Giving	AGAINST	95

6 Stockholder Proposal – Reduce Threshold to Call Special Meetings of Stockholders	AGAINST	98

2025 Proxy Statement	3

Proxy Statement Summary

Our 2024 Key Performance Highlights

Our 2024 Key Performance Highlights

2024 was an important transition year for PayPal. We returned the company to profitable growth, driving a positive inflection in transaction margin dollars. We continued to build out a world-class leadership team, accelerate innovation, forge new partnerships, and improve our customer value proposition. As a result of these efforts, we delivered strong financial and operating results across our key performance metrics and built a strong foundation for durable, profitable growth.

Transaction Margin Dollars	Non-GAAP Operating Income[1]	Earnings per Share

$15 $12 $9 $6 $3 $0 $13.8B $13.7B $14.7B 2022 2023 2024
$6 $5 $4 $3 $2 $1 $0 $4.5B $5.1B $5.8B 2022 2023 2024
$5 $4 $3 $2 $1 $0 $3.09 $3.83 $4.65 $2.09 $3.84 $3.99 2022 2023 2024 Non-GAAP EPS1 GAAP EPS

Total Shareholder Return (TSR)

2024	Alex Chriss’ appointment as CEO through 2024	2022-2024

Dec 2023 Mar 2024 Jun 2024 Sep 2024 Dec 2024 $150 $140 $130 $120 $110 $100 $90 $80
Sep 2023 Dec 2023 Mar 2024 Jun 2024 Sep 2024 Dec 2024 $150 $140 $130 $120 $110 $100 $90 $80
Dec 2021 Jun 2022 Dec 2022 Jun 2023 Dec 2023 Jun 2024 Dec 2024 $140 $120 $100 $80 $60 $40 $20

—PYPL —S&P 500

Growing total payment volume (TPV):	Driving engagement:	Delivering solid revenue growth:	Generating robust cash flow:

10%	434M	7%	$7.5B

2024 TPV increased to $1.68 trillion[2]	Active accounts (increased 2.1%, or by 8.8 million)	Net revenues increased to $31.8 billion	Cash flow from operations and free cash flow[1] of $6.8 billion

[1]

Non-GAAP operating income, non-GAAP EPS, and free cash flow are not financial measures prepared in accordance with generally accepted accounting principles (“GAAP”). Beginning in 2024, our non-GAAP financial metric reporting includes stock-based compensation expense and related employer payroll taxes. For more information on how we compute non-GAAP operating income, non-GAAP EPS, and free cash flow, and a reconciliation to operating income, GAAP EPS, and cash flow from operations, respectively, prepared in accordance with GAAP, please refer to “Appendix A: Reconciliation of Non-GAAP Financial Measures” in this proxy statement.

[2]	All growth figures represent year-over-year comparison to prior year.

4	2025 Proxy Statement

Proxy Statement Summary

Our 2024 Key Performance Highlights

Our pace of innovation accelerated as we introduced our Fastlane guest checkout, launched our PayPal Everywhere omnichannel initiative, and expanded PayPal Complete Payments (PPCP) into new markets. We made progress introducing branded checkout enhancements, improving the profitability in our payment service provider (PSP) business, monetizing Venmo, and expanding support for small and medium business (SMB) customers. In addition, we continued to increase revenues while returning the business to profitable growth with strong transaction margin dollar performance.

Other notable 2024 results include:

•	Transaction margin dollars excluding interest on customer balances increased 5% compared to a 5% decline in 2023.

•	GAAP operating margin contracted 14 basis points to 16.7%; non-GAAP operating margin[1] expanded 116 basis points to 18.4%.

•	Cash flow from operations reached $7.5 billion. Free cash flow was $6.8 billion, and adjusted free cash flow[2] was $6.6 billion.

•	Payment transactions increased 5% to 26.3 billion.

•	Continued our strong capital return program, deploying $6 billion to repurchase 92 million shares of common stock and reducing average share count by approximately 6%.

We are focused on driving scale and the adoption of our products and services while continuing to improve efficiency and effectiveness and increasing our velocity of innovation. Building on our progress in 2024, we will continue our strategic transformation with the goal of driving durable, profitable growth in 2025 and beyond.

[1]

Non-GAAP operating margin is not a financial measure prepared in accordance with GAAP. For more information on how we compute non-GAAP operating margin, and a reconciliation to operating margin prepared in accordance with GAAP, please refer to “Appendix A: Reconciliation of Non-GAAP Financial Measures” in this proxy statement.

[2]

Adjusted free cash flow excludes the net timing impact between originating European buy now, pay later (“BNPL”) receivables as held for sale and the subsequent sale of these receivables. Please refer to “Appendix A: Reconciliation of Non-GAAP Financial Measures” in this proxy statement.

2025 Proxy Statement	5

Proxy Statement Summary

2025 Director Nominees

2025 Director Nominees

The following tables provide summary information about our director nominees. All our 2025 director nominees are independent except Mr. Chriss, our President and CEO. Directors are elected annually by a majority of votes cast. The Board of Directors recommends that you vote “FOR” the election of each of the 11 nominees. See page 13 of this proxy statement for the proposal.

Directors	Name	Occupation	Diversity	Age	Director Since	Independent	Other Public Company Boards	Committee Membership
								ARC	COMP	GOV
	Joy Chik	President, Identity and Network Access, Microsoft	D, W	49	2025	●	-	●

	Alex Chriss	President and CEO, PayPal Holdings, Inc.		47	2023		-

	Jonathan Christodoro	Partner, Patriot Global Management, LP		49	2015	●	-		●	●

	Carmine Di Sibio	Former Global Chairman and CEO, EY		62	2024	●	1	●

	David W. Dorman	Former Non-Executive Board Chair, CVS Health Corporation		71	2015	●	1			●

	Enrique Lores	President and CEO, HP Inc.	D	59	2021		1	●

	Gail J. McGovern	Chairman of the Board and Former President and CEO, American Red Cross	W	73	2015	●	1		●

	Deborah M. Messemer	Former Major Market Managing Partner, KPMG	W	67	2019	●	2	●

Independent Board Chair    Committee Chair

ARC = Audit, Risk and Compliance Committee (“ARC Committee”)

COMP = Compensation Committee

GOV = Corporate Governance and Nominating Committee

W = Woman   D = Ethnically Diverse

6	2025 Proxy Statement

Proxy Statement Summary

2025 Director Nominees

Directors	Name	Occupation	Diversity	Age	Director Since	Independent	Other Public Company Boards	Committee Membership
								ARC	COMP	GOV

	David M. Moffett	Former CEO, Federal Home Loan Mortgage Corp.		73	2015	●	3

	Ann M. Sarnoff	Former Chair and CEO, WarnerMedia Studios & Networks Group	W	63	2017	●	-	●

	Frank D. Yeary	Managing Member, Darwin Capital Advisors, LLC		61	2015	●	2	●

Independent Board Chair    Committee Chair

ARC = Audit, Risk and Compliance Committee (“ARC Committee”)

COMP = Compensation Committee

GOV = Corporate Governance and Nominating Committee

W = Woman   D = Ethnically Diverse

As previously disclosed, Rodney Adkins has informed the Company that he will not stand for re-election as a director at the Annual Meeting. The Board anticipates that it will reduce the size of the Board to 11 directors effective immediately before the Annual Meeting.

The Board and the Corporate Governance and Nominating Committee (the “Governance Committee”) are committed to ensuring that the Board is composed of individuals who have highly relevant skills, professional experience and backgrounds, bring diverse viewpoints and perspectives, and effectively represent the long-term interests of stockholders. Below is a snapshot of the skills, experience, qualifications, and characteristics of our director nominees. For more information about our Board members, see “Director Experience and Expertise” beginning on page 15 of this proxy statement.

Tenure1 5 YRS average tenure of director nominees 0-3 years 4-7 years 8-9 years Age 61 YRS average age of director nominees < 60 years 60-65 years 66+ years Gender 36% of director nominees are women women men Did not Disclose Ethnic Diversity 18% of director nominees are ethnically diverse Ethnically Diverse White Did Not Disclose

[1]	PayPal became an independent public company in July 2015.

2025 Proxy Statement	7

Proxy Statement Summary

2025 Director Nominees

Nominee Skills & Experience

Payments/Financial Services/FinTech 4 Global Business 11 Senior Leadership 11 Regulatory/Governmental Risk Management and Compliance 8 Finance/Accounting 11 Human Capital Management 11 Technology/Innovation 9 Go to Market 10 Business Development and Strategy 11 Cybersecurity/Information Security Risk Management 2 Corporate Sustainability and Impact Risk Management 10 Other Public Company Board Service 10

To learn more about our directors’ experience and expertise, please refer to page 15 of this proxy statement.

Corporate Governance Highlights

Corporate governance at PayPal is designed to promote the long-term interests of our stockholders, strengthen Board and management accountability, foster responsible decision-making, engender public trust, and demonstrate PayPal’s commitment to transparency, accountability, and independence. The Board regularly assesses PayPal’s corporate governance profile and policies to ensure the Company is in a strong position to achieve corporate goals and objectives.

•	10 of 11 director nominees are independent

•	Independent Board Chair with significant responsibilities

•	All directors stand for annual election

•	Simple majority vote standard for charter/bylaw amendments and mergers/business combinations

•	Strong focus on maintaining an effective board with a robust mix of skills, experiences and perspectives

•	Committed to actively seeking highly qualified women and individuals from a range of professional and personal backgrounds to include in the initial pool from which Board nominees are chosen

•	Five of 11 director nominees identify as women and/or from a diverse ethnic group

•	Annual performance self-evaluations by the full Board and each committee
•	Majority vote standard for uncontested director elections

•	Stockholder right to call a special meeting

•	Regular review of Board and executive succession planning

•	Strong stockholder engagement practices

•	Director service limited to no more than four public company boards, including the PayPal Board

•	Board considers the nature of and time involved in a director’s service on other boards in evaluating the suitability of individual directors

•	Proxy access for qualifying stockholders

•	Robust stock ownership requirements for our executives and directors

•	Prohibition on hedging and pledging transactions by executive officers and directors

To learn more about our corporate governance practices and policies, see page 24 of this proxy statement.

8	2025 Proxy Statement

Proxy Statement Summary

Stockholder Engagement

Stockholder Engagement

Our Board and management team maintain a robust stockholder engagement program and are committed to regular engagement to solicit the perspectives of a broad cross-section of stockholders on various matters including our corporate governance practices, risk management and oversight, executive compensation program, human capital management, as well as corporate sustainability and impact matters. Stockholder feedback serves as a critical input for the Board’s deliberations and decision-making process. Conversations with our investors following our 2024 Annual Meeting provided significant feedback on the enhancements made by the Compensation Committee in 2024 to our executive compensation program as detailed on page 53 of the Compensation Discussion and Analysis (“CD&A”).

Outreach and Engagement	Contacted holders of 62% of shares held by our institutional investors	Engaged with holders of 39% of shares held by our institutional investors

Areas for Stockholder Focus	Board Composition and Succession Planning	Risk Management and Oversight	Executive Compensation	Corporate Sustainability & Impact (“CS&I”) Matters

Highlights of our Practices

•  Board oversees and regularly discusses director succession and Board refreshment plans

•  Three independent directors added to the Board since 2021 and a new independent board chair appointed in 2024

•  Board review of executive succession planning at least annually

•  Robust Board oversight of Enterprise Risk and Compliance Management (“ERCM”) program

•  Board committees have clearly defined oversight responsibility of specific risks as outlined in committee charters

•  ARC Committee oversees and reviews overall risk management framework and reports to the full Board on risk matters, including cybersecurity, data privacy, and artificial intelligence

•  Compensation Committee evaluates the appropriateness of the Company’s compensation-related performance metrics at least annually, taking into consideration the Company’s overall strategy and stockholder feedback

•  Compensation Committee reviews and approves prospective share usage under our equity compensation program at least annually, with a focus on balancing stockholder considerations regarding burn rate and dilution with the vital role of equity in attracting and retaining the talent needed to implement our strategy

•  Alignment of CS&I disclosures to reporting rules established by the Corporate Sustainability Reporting Directive (“CSRD”) and recommendations of the International Sustainability Standards Board (“ISSB”)

•  Focus on investing in employee experiences that enable advancement, learning, and individual career insights to successfully acquire, develop, and retain global talent

2025 Proxy Statement	9

Proxy Statement Summary

Executive Compensation Highlights

Executive Compensation Highlights

Our key guiding principle for executive compensation is to closely align the compensation of our executives with the creation of long-term value for our stockholders. We also recognize that the creation of long-term stockholder value begins with attracting exceptionally talented leaders to our Company. In late 2023 and into 2024, we transformed our leadership team, welcoming several new executives. We also made several enhancements to our incentive compensation plans to more closely align executive compensation with our evolving Company strategy, including to increase our focus on durable, profitable growth. Our 2024 incentive programs were designed to strike an appropriate balance between incentivizing profitable growth and stockholder value creation over short-term and long-term horizons.

To learn more about our executive compensation program, see the CD&A beginning on page 48 of this proxy statement.

Key Leadership Additions

The Compensation Committee took a thoughtful approach in structuring new hire awards to attract Suzan Kereere, our President, Global Markets; Diego Scotti, our Executive Vice President, General Manager, Consumer Group; and Aaron Webster, our Executive Vice President, Global Chief Risk Officer to join PayPal and to ensure strong alignment with our long-term performance and the interests of our stockholders. The offer letters provided to Ms. Kereere and Messrs. Scotti and Webster included two categories of compensation: (1) go-forward, ordinary course compensation arrangements and (2) special, non-recurring new hire awards. The non-recurring new hire awards were intended to incentivize Ms. Kereere and Messrs. Scotti and Webster to join PayPal’s leadership team. For each of Ms. Kereere and Mr. Webster, the non-recurring new hire awards were also intended to compensate them for a portion of the awards they forfeited in departing from their prior employer to join PayPal. The amounts and types of compensation for each of Ms. Kereere and Messrs. Scotti and Webster were determined carefully by the Compensation Committee, taking into consideration their experience, responsibilities, expertise, compensation at their prior employer, potential contributions to PayPal, their competitive opportunities, and market compensation for their role within PayPal’s compensation peer group.

To find additional details on new hire-related compensation for our named executive officers (“NEOs”), please see the CD&A section titled “Offer Letter Compensation for New NEOs” on page 50 of this proxy statement.

2024 Compensation Program Changes Informed by Investor Feedback

Informed by investor feedback, in January 2024, the Compensation Committee made enhancements to our incentive programs to strengthen pay for performance alignment, increase the focus on profitable growth, closely manage our burn rate (defined as the number of shares subject to equity awards granted during a given year divided by the basic weighted average number of shares of our common stock outstanding for that year), address historical challenges experienced in connection with setting long-term performance goals, and more closely align executive interests with those of our stockholders. In addition, in July 2024, the Compensation Committee approved amendments to our Executive Change in Control and Severance Plan (the “Executive Severance Plan”) to more closely align our executive severance benefits to market practices within PayPal’s compensation peer group and to streamline administration.

Enhancements to 2024 PayPal Annual Incentive Plan

Enhancement	Rationale

Redesigned the plan to fund the bonus pool based on Company performance and determine final employee payouts based on an individual performance modifier	Company-wide bonus pool and resulting employee bonus starting point are based on Company performance, strengthening pay and performance alignment; individual performance modifier provides for upwards or downwards differentiation where specifically warranted

Updated metrics to transaction margin dollars and non-GAAP operating income (from revenue and non-GAAP operating margin)

More closely aligns performance goals to broader Company strategy, including additional focus on driving durable, profitable growth

Additionally, beginning in 2024, our non-GAAP financial metric reporting (including non-GAAP operating income) now includes stock-based compensation expense

Moved to 100% cash compensation for short-term incentive program (from a mix of cash and performance-based restricted stock units (“PBRSUs”))	Better aligns actual payout with intended value to be delivered and reduces burn rate and dilution to stockholders

10	2025 Proxy Statement

Proxy Statement Summary

Executive Compensation Highlights

Enhancements to 2024-2026 PBRSUS under Long-Term Incentive Program

Enhancement	Rationale

Redesigned program with relative total shareholder return (“rTSR”) metric, measured as compared to the S&P 500 (from FX-neutral revenue compound annual growth rate (“CAGR”) and free cash flow CAGR), with the target for rTSR vs. the S&P 500 set at the 55th percentile

More closely aligns PBRSU payouts with long-term stockholder value, with performance measured against the S&P 500 and target set above median to ensure rigor in our long-term incentive program

Three-year performance period using three discrete measurement periods of 12, 24, and 36 months in calculating payout; no vesting prior to the end of the full three-year vesting period; if absolute TSR achievement is negative for the 36-month period, the maximum shares an executive could earn is capped at 100% of the target number of shares

Designed to enhance the program’s durability and provide a holistic measure of long- term value creation, while helping to ensure appropriate alignment of PBRSU payouts with long-term stockholder value creation

Reduces the potential impact of short-term stock price volatility, while maximizing retentive value over the entire vesting period

Updates to the Executive Severance Plan

In July 2024, the Compensation Committee approved the following updates to the Executive Severance Plan to more closely align our executive severance benefits to market practices within PayPal’s compensation peer group and to streamline administration of the Executive Severance Plan:

•

Reduced cash severance payable to our executives upon a termination of employment outside the context of a change in control by reducing the cash severance multiple by 0.5x (from 2.0x to 1.5x for our CEO and from 1.5x to 1.0x for EVPs) and eliminating payment of a prorated cash bonus for the year of termination.

•	Eliminated the “good reason” severance trigger for non-CEO executives upon a termination of employment outside the context of a change in control.

•

Removed job elimination and role restructuring as a trigger under the Executive Severance Plan’s Executive Long Term Incentive Program (“ELTIP”), limited awards eligible to continue vesting under the ELTIP to those granted at least 12 months prior to termination of employment, and removed COBRA subsidy benefits from the ELTIP.

2024 Annual Incentive Plan Outcomes

For 2024, the Compensation Committee approved incentive programs designed to incentivize profitable growth and stockholder value creation over short-term and long-term horizons.

Based on our strong 2024 results under our refreshed leadership team, our 2024 PayPal Annual Incentive Plan (“AIP” or “2024 AIP”) paid out as described below.

The 2024 AIP bonus pool was funded based on two equally-weighted Company performance metrics. The following table shows the Company performance goals and actual performance achieved, as determined by the Compensation Committee.

Company Measure ($ in billions)	Threshold (50% Payout)[1]	Target (100% Payout)[1]	Maximum (200% Payout)[1]	Actual Achieved	Actual Achieved (Percentage of Target)

Transaction Margin Dollars	$13.600	$13.950	$14.400	$14.658	200%

Non-GAAP Operating Income[2]	$5.000	$5.400	$5.850	$5.838	197%

	Company Performance Score				199%

[1]	Linear interpolation applies to transaction margin dollars and non-GAAP operating income for results between specific hurdles.

[2]

Non-GAAP operating income is not a financial measure prepared in accordance with GAAP. For information on how we compute non-GAAP financial measures and a reconciliation to the most directly comparable financial measures prepared in accordance with GAAP, please refer to “Appendix A: Reconciliation of Non-GAAP Financial Measures” to this proxy statement.

2025 Proxy Statement	11

Proxy Statement Summary

Executive Compensation Highlights

Each NEO’s individual bonus payout was then subject to adjustment based on their individual performance. Each of our NEOs achieved an individual performance score of 100% for 2024.

Share Authorization Approval

At this year’s Annual Meeting, the Company is asking stockholders to approve the amendment and restatement of the PayPal Holdings, Inc. 2015 Equity Incentive Award Plan (the “Equity Plan”) to increase the number of shares authorized for issuance under the Equity Plan by 15 million. Our share request of 15 million shares represents a 25% decrease from our request for 20 million shares in 2024. We expect that the proposed request will be sufficient to support our compensation programs during the remainder of 2025 and the first half of 2026 (including our annual focal grant in fiscal year 2026), with a reasonable buffer to support potential unexpected events such as acquisitions, unplanned senior executive hires, significant changes in the trading price of our stock, or significant changes to our headcount.

In determining to seek stockholder approval to increase the number of shares reserved for future issuance, the Compensation Committee and the Board carefully considered a number of important factors, including the following:

•	The Equity Plan is critical to our ability to effectively compete for, attract, and retain the top talent necessary to drive our operations and business strategy;

•	Equity awards support our rigorous pay-for-performance philosophy;

•

The Company has taken a responsible approach to the use of equity, including a number of recent steps that balance stockholder considerations regarding burn rate and dilution and the vital role of equity in attracting and retaining the talent we need to implement our strategy;

•	Our equity request reflects our market for talent; and

•	Our strong governance practices protect stockholder interests.

Equity is a key element of compensation that is critical in the labor markets in which we compete, particularly within our technology function. Accordingly, the Board believes that approval of the amended and restated Equity Plan to authorize additional shares is in the best interests of the Company and its stockholders.

12	2025 Proxy Statement

Proposal 1: Election of Directors

Proposal 1:

Election of Directors

Based upon a review of their skills, qualifications, expertise, and characteristics, the Board has nominated 11 of our current directors for election at the Annual Meeting, to serve until our 2026 Annual Meeting of Stockholders and until their successors are elected and qualified. Each director nominee is independent except Mr. Chriss, our President and CEO. Each of our current directors other than Mr. Di Sibio and Ms. Chik has been previously elected by our stockholders. Mr. Di Sibio was referred as a PayPal director candidate through our CEO and Ms. Chik was referred as a PayPal director candidate via a third party search firm.

As previously disclosed, Rodney Adkins has informed the Company that he will not stand for re-election as a director at the Annual Meeting. The Board anticipates that it will reduce the size of the Board to 11 directors effective immediately before the Annual Meeting.

We expect that each director nominee will be able to serve if elected. If any director nominee is unable or unwilling to serve at the time of the Annual Meeting, the current Board may identify a substitute nominee to fill the vacancy, reduce the size of the Board or leave a vacancy to fill at a later date.

Directors must be elected by a majority of the votes cast in uncontested elections, which has been our voting standard since we became an independent public company in 2015. This means that the number of votes cast “FOR” a director nominee must exceed the number of votes cast “AGAINST” that nominee. (For more information, see “Frequently Asked Questions – Voting Information” on page 100 of this proxy statement.) Each director has submitted an advance, contingent, irrevocable resignation that the Board may accept if stockholders do not elect or re-elect that director. After the certification of any such stockholder vote, the Governance Committee or a committee composed solely of independent directors that does not include the director who was not elected or re-elected will determine whether to accept the director’s resignation. We will publicly disclose any such decision and the rationale behind it.

Director Nominees

The Governance Committee is responsible for recommending to the Board the qualifications for Board membership and for identifying, assessing, and recommending qualified director candidates for the Board’s consideration. The Board’s membership qualifications and nomination procedures are set forth in the Governance Guidelines of the Board of Directors (“Governance Guidelines”). Nominees may be suggested by directors, management, stockholders, or a third-party firm.

The Governance Committee and the Board have evaluated each of the director nominees and concluded that it is in the best interests of the Company and its stockholders for each of these individuals to continue to serve as a director. The Board believes that each director nominee has a strong track record of being a responsible steward of stockholders’ interests and brings extraordinarily valuable insight, perspective, and expertise to the Board.

To ensure that the Board continues to evolve and be refreshed in a manner that serves the changing business and strategic needs of the Company, the Governance Committee annually reviews with the Board the applicable skills, qualifications, expertise, and characteristics of Board nominees in the context of the current Board composition and Company strategy and circumstances. The Governance Committee evaluates whether each director provides significant and meaningful contributions to the Board across a range of factors. These factors include:

•

Highly relevant professional experience in payments, financial services, financial technology (“FinTech”), technology, innovation, global business, business development, strategy, legal, regulatory, government, cybersecurity, information security, finance, accounting, consumer, sales, marketing, brand management, human capital management and/or corporate sustainability and impact risk management matters;

•	Relevant senior leadership/CEO experience;

•	Experience and expertise that complement the skill sets of the other director nominees;

•	High degree of character and integrity and ability to contribute to strong Board dynamics;

•	Highly engaged and able to commit the time and resources needed to provide active oversight of PayPal and its management;

•	Sound business judgment; and

•	Commitment to enhancing stockholder value.

As discussed below in “Focus on Board Refreshment and Composition,” in addressing the overall composition of the Board, the Governance Committee seeks a robust mix of skills, experiences and perspectives to optimize board effectiveness. In addressing the overall composition of the Board, the Governance Committee considers a wide range of characteristics to complement the skills, qualifications and expertise that directors bring to the Board.

2025 Proxy Statement	13

Proposal 1: Election of Directors

Director Nominees

Descriptions of Experience and Expertise

We apply the following standards to determine whether a nominee possesses each of the experiences and expertise listed below.

Experience and Expertise	Definition

Payments / Financial Services / FinTech	Experience developing business strategies that strengthen and enable financial services, including payment services and infrastructure, banking, and technology platforms.

Technology / Innovation	Possesses knowledge and insights into developing or operating technology businesses, product development and new business models, and anticipating technological trends and driving innovation, including use of AI technologies.

Global Business	Demonstrated ability to drive growth in markets around the world, including an understanding of a variety of competitive and operating environments, economic conditions, regulatory frameworks and cultures.

Go to Market	Experience in developing strategies to grow sales and market share, executing marketing campaigns, building brand awareness and overall preference among customers, and enhancing the reputation of a business at significant scale.

Senior Leadership	CEO or other significant senior leadership experience, with a practical understanding of organizations, processes, strategic planning, and risk management to assess, develop, and implement business strategy, planning, and operations.

Business Development and Strategy	Experience driving growth through strategic partnerships or business combinations, including assessment of potential partners and targets for strategic and cultural fit, structuring and negotiating agreements, and integrating and streamlining operations.

Regulatory / Governmental Risk Management and Compliance	Knowledge of and experience with navigating complex legal and regulatory issues, compliance obligations, and governmental policies in multiple jurisdictions, including engagement with legislators and regulatory bodies.

Cybersecurity / Information Security Risk Management	Operational management or oversight of cybersecurity, information security, and data privacy, or expertise and understanding of how those issues affect business operations, risk management, or compliance.

Finance / Accounting	Oversight or management of the capital structure, financing, and investing activities, and financial reporting and internal controls of a sophisticated and complex global business.

Corporate Sustainability and Impact Risk Management	An understanding of effective management and disclosure of risks and opportunities around environmental sustainability, social aspects of business models and activities, and key governance practices that align with stockholder value creation and stakeholder expectations.

Human Capital Management	Experience managing or overseeing the business function that attracts, motivates, develops, and retains qualified personnel in a competitive talent environment and fostering a strong corporate culture that encourages and promotes accountability and performance.

Other Public Company Board Service	Insight into ensuring strong board and management accountability, protecting stockholder interests, overseeing enterprise risk, and adhering to leading governance practices.

14	2025 Proxy Statement

Proposal 1: Election of Directors

Director Nominees

Director Experience and Expertise

Our Board skills matrix identifies the core skills and expertise of each director that we consider most relevant in light of our current business strategy and structure. For more information, see the nominee biographies beginning on page 17 of this proxy statement.

Adkins Chik Chriss Christodoro Di Sibio Dorman Lores McGovern Messemer Moffett Sarnoff Yeary Total Directors

Experience and Expertise

Payments / Financial Services / FinTech		•	•	•				•	•		•	6

Technology / Innovation	•	•	•	•	•	•	•	•		•		9

Global Business	•	•	•	•	•	•	•	•	•	•	•	11

Go to Market	•	•	•	•	•	•	•	•		•	•	10

Senior Leadership	•	•	•	•	•	•	•	•	•	•	•	11

Business Development and Strategy	•	•	•	•	•	•	•	•	•	•	•	11

Regulatory / Governmental Risk Management and Compliance			•	•	•		•	•	•	•	•	8

Cybersecurity / Information Security Risk Management	•				•							2

Finance / Accounting	•	•	•	•	•	•	•	•	•	•	•	11

Corporate Sustainability and Impact Risk Management	•	•	•	•	•	•	•	•	•		•	10

Human Capital Management	•	•	•	•	•	•	•	•	•	•	•	11

Other Public Company Board Service	•		•	•	•	•	•	•	•	•	•	10

2025 Proxy Statement	15

Proposal 1: Election of Directors

Director Nominees

Focus on Board Refreshment and Composition

The Board of Directors regularly oversees and plans for director succession and Board refreshment. The Board values succession and refreshment over time as critical components to maintaining of the types of skills, experience, tenure, and backgrounds needed to promote and support the Company’s long-term strategy. The Board believes that having a mix of experienced directors with a deep understanding of the Company and newer directors who bring fresh perspectives and innovative ideas provides significant benefits to the Company in driving and overseeing its strategy and operations and managing key risks. The Board does not believe in a specific limit for the overall length of time a director may serve. Directors who have served on the Board for an extended period can provide valuable insight into the operations and future of the Company based on their experience with, and understanding of, the Company’s history, policies, and objectives. Accordingly, PayPal has maintained on its Board both new and longer-tenured directors and is focused on ensuring that the Board continues to possess the relevant skillsets to drive our transformation strategy, oversee emerging areas of risk, and effectively partner with management.

In July 2024, the Board’s thoughtful refreshment efforts resulted in the appointment of Carmine Di Sibio, former Global Chair and CEO of EY, as an independent director of the Company and Enrique Lores, independent director at PayPal since 2021, as Independent Chair. Mr. Di Sibio has expertise in driving transformation and profitable growth in global markets and extensive experience advising regulated financial companies, as well as other relevant skills and experience that align with the Company’s evolving strategy. Mr. Lores brings deep expertise in consumer and enterprise technology and extensive public CEO experience as well as experience on PayPal’s Board.

In March 2025, the Board appointed Joy Chik, President of Identity and Network Access at Microsoft, as an independent director of the Company. Ms. Chik brings extensive experience in AI, identity, and security, which we expect will help to drive PayPal’s growth and innovation and to harness cutting-edge technology to deliver transformative solutions and personalized experiences to our customers.

The Governance Committee recognizes that board composition comprising a range of backgrounds and perspectives optimizes board effectiveness. This range of backgrounds can include professional and personal experiences and characteristics, and when searching for new directors, the Governance Committee actively seeks out highly qualified women and individuals from a range of professional and personal backgrounds to include in the initial pool from which Board nominees are chosen.

Our active Board refreshment process tracks our Board skills matrix closely with a focus on adding members who possess backgrounds suited to the Company’s strategic direction and risk profile, which contributes to effective oversight of management and the Company.

16	2025 Proxy Statement

Proposal 1: Election of Directors

Director Biographies

Director Biographies

Joy Chik President, Identity and Network Access, Microsoft Independent
	Board Committees: • ARC	Director since: March 2025	Age: 49

Experience, Skills and Qualifications Relevant to Nomination Include:

•	Deep technical expertise in cybersecurity and information security for hyperscale enterprise and consumer services, including leveraging AI to strengthen Microsoft’s security product stack. Leads the Microsoft Secure Future Initiative, the largest cybersecurity initiative in Microsoft’s history.

•	Experience in developing and globally scaling products and services that provide foundational security for Microsoft’s enterprise and consumer ecosystem, including leadership of Microsoft’s Identity and Network Access organization which has more than doubled its revenue and expanded its portfolio to eight security products.

•	Proven record of driving strategy, overseeing operations of organizations undergoing digital transformation, and championing positive culture of large teams at global scale.

Other Public Company Boards:

•	None

Former Public Company Boards within Last Five Years:

•	Sierra Wireless (later acquired by Semtech Corp.) from October 2018 to April 2020

Career Highlights:

•	President of Identity and Network Access at Microsoft since September 2022, leading and growing multi-billion dollar Microsoft Entra business that builds secure access solutions for Microsoft’s suite of enterprise and consumer services.

•	Over 25 years at Microsoft in progressive leadership roles, including Corporate Vice President for the Identity Division in Microsoft’s Cloud + Enterprise group from October 2016 to September 2022, and Corporate Vice President of Engineering from June 2016 to September 2016.

•	Has served on the Board of Trustees of non-profit AnitaB.org since May 2016.

Alex Chriss President and Chief Executive Officer, PayPal	Board Committees: • None	Director since: September 2023	Age: 47

Experience, Skills and Qualifications Relevant to Nomination Include:

•	Extensive product, technology and global payments experience

•	Deep expertise in leading high-growth businesses focused on customer-driven innovation

Other Public Company Boards:

•	None

Former Public Company Boards within Last Five Years:

•	None

Career Highlights:

•	President and Chief Executive Officer of PayPal since September 2023

•	Executive Vice President and General Manager, Small Business and Self-Employed, of Intuit Inc. from January 2019 to September 2023

•	Led a global organization responsible for delivering QuickBooks and Mailchimp to millions of customers and for more than half of Intuit’s revenue

•	Led Intuit’s successful acquisition of Mailchimp, significantly expanding the capacity of Intuit’s platform and its customer base

•	Senior Vice President and Chief Product Officer, Small Business organization of Intuit from January 2017 to December 2018

•	Managed the full suite of QuickBooks products, including payroll and payments platform segments

•	Vice President and General Manager, Self-Employed segment of Small Business division of Intuit, Inc. from August 2013 to December 2016

•	Various positions of increasing responsibility at Intuit, Inc. from July 2004 to July 2013 including Business Leader and Director, Intuit Partner Platform

2025 Proxy Statement	17

Proposal 1: Election of Directors

Director Biographies

Jonathan Christodoro Partner at Patriot Global Management, LP Independent	Board Committees: • Compensation • Governance	Director since: July 2015	Age: 49

Experience, Skills and Qualifications Relevant to Nomination Include:

•	Extensive financial, strategic planning and investment banking experience advising public companies, including at the board level

•	Significant experience as both a director and an investor in identifying and evaluating mergers and acquisitions and investment opportunities and portfolio companies across a range of industries, including technology

Other Public Company Boards:

•	None

Former Public Company Boards within Last Five Years:

•	Frontier Acquisition Corp. from February 2021 to March 2023

•	Pioneer Merger Corp. from November 2020 to January 2023

•	Sandridge Energy, Inc. from June 2018 to May 2021

•	Xerox Corporation from June 2016 to May 2021

•	Herbalife Ltd. from April 2013 to January 2021

Career Highlights:

•	Partner at Patriot Global Management, LP, an investment management firm since March 2019

•	Managing Director of Icahn Capital LP, the entity through which Carl C. Icahn manages investment funds from July 2012 to February 2017.

•	Served in various investment and research roles from March 2007 to July 2012

•	Began his career as an investment banking analyst at Morgan Stanley, where he focused on merger and acquisition transactions across a variety of industries

•	Served in the United States Marine Corps

Carmine Di Sibio Former Global Chairman and Chief Executive Officer, EY Independent	Board Committees: • ARC (Audit Committee Financial Expert)	Director since: July 2024	Age: 62

Experience, Skills and Qualifications Relevant to Nomination Include:

•	Proven leadership experience of a large and complex multinational business

•	Deep understanding of business strategy to drive growth and maintain capital efficiency

•	Track record of redefining how a sophisticated organization can use technology to transform existing services and create new solutions

•	Extensive financial expertise and experience advising regulated financial companies

Other Public Company Boards:

•	Prudential Financial. Inc. since July 2024

Former Public Company Boards within Last Five Years:

•	None

Career Highlights:

•	Global Chairman and Chief Executive Officer of EY, a professional organization that specializes in tax, information technology, and consulting advisory services, from July 2019 to June 2024

•	EY Global Managing Partner – Client Service from 2013 to 2019

•	Other leadership positions at EY including Chair of the Global Financial Services Markets Executive and Regional Managing Partner of the Americas Financial Services Organization, where he started EY Risk Management and Regulatory Services.

18	2025 Proxy Statement

Proposal 1: Election of Directors

Director Biographies

David W. Dorman Former Non-Executive Board Chair, CVS Health Corporation Independent	Board Committees: • Compensation (Chair) • Governance	Director since: June 2015	Age: 71

Experience, Skills and Qualifications Relevant to Nomination Include:

•	In-depth board chair and executive-level experience leading global companies in regulated industries, including technology, telecommunications, and health care

•	Expertise in finance, mergers and acquisitions, investments, and strategic planning

•	Public company executive compensation, talent management, and executive leadership expertise

Other Public Company Boards:

•	Dell Technologies, Inc., since September 2016

Former Public Company Boards within Last Five Years:

•	CVS Health Corporation from March 2006 to May 2022

Career Highlights:

•	Founding Partner of Centerview Capital Technology Fund, a private investment firm since July 2013

•	Board Chair of InfoWorks, a portfolio company of Centerview since January 2019

•	Board of Directors of CVS Health Corporation from March 2006 until May 2022 including Non-Executive Board Chair from March 2011 until May 2022

•	Lead Independent Director of the Board of Motorola Solutions, Inc. (formerly Motorola, Inc.), a leading provider of business and communication products and services from May 2011 until May 2015

•	Non-Executive Board Chair of Motorola, Inc. from May 2008 to January 2011

•	Senior Advisor and Managing Director to Warburg Pincus LLC, a global private equity firm from October 2006 to May 2008

•	President and a director of AT&T Corporation from November 2005 to January 2006

•	Board Chair and Chief Executive Officer of AT&T Corporation from November 2002 to November 2005

•	President of AT&T Corporation, from 2000 to 2002, and the Chief Executive Officer of Concert Communications Services, a former global venture created by AT&T Corporation and British Telecommunications plc from 1999 to 2000

•	Served as a Trustee for Georgia Tech Foundation, Inc.

Enrique Lores President and CEO, HP Inc. Independent Board Chair	Board Committees: • None	Director since: June 2021	Age: 59

Experience, Skills and Qualifications Relevant to Nomination Include:

•	Deep product and operational experience at the highest levels of the information technology industry

•	Proven leader in consumer-facing business with extensive international business and leadership experience and global perspective

•	Experience developing corporate strategy including a growth-oriented portfolio, digital transformation, and exceptional talent management

Other Public Company Boards:

•	HP Inc. since November 2019

Former Public Company Boards within Last Five Years:

•	None

Career Highlights:

•	President and Chief Executive Officer of HP Inc., an information technology company, since November 2019
•	President, Imaging and Printing Solutions, HP Inc. from November 2015 to October 2019
•	Spent over 30 years at The Hewlett-Packard Company in several positions of increasing responsibility ranging from Vice President, Imaging & Printing Group, EMEA to Senior Vice President & General Manager, Business Personal Systems and then Separation Leader from 1989 to 2015

2025 Proxy Statement	19

Proposal 1: Election of Directors

Director Biographies

Gail J. McGovern Chairman of the Board and former President and Chief Executive Officer, the American Red Cross Independent	Board Committees: • Compensation • Governance (Chair)	Director since: June 2015	Age: 73

Experience, Skills and Qualifications Relevant to Nomination Include:

•	Extensive executive experience in strategic planning across a global organization operating in challenging environments, sales and marketing, customer relations, and corporate finance

•	Strong expertise in regulatory matters and government relations garnered through leadership positions in regulated industries

•	Brings a strong perspective from the academic and nonprofit worlds aligned with PayPal’s mission and vision

Other Public Company Boards:

•	DTE Energy Company since June 2003

Former Public Company Boards within Last Five Years:

•	None

Career Highlights:

•	President and Chief Executive Officer of the American Red Cross, a humanitarian organization from June 2008 to June 2024

•	Faculty member at the Harvard Business School from 2002 to 2008

•	President of Fidelity Personal Investments from 1998 to 2002

•	Executive Vice President, Consumer Markets Division at AT&T Corporation from 1997 to 1998

•	Serves as a trustee of The Johns Hopkins University School of Medicine

Deborah M. Messemer Former Major Market Managing Partner, KPMG Independent	Board Committees: • ARC (Audit Committee Financial Expert)	Director since: January 2019	Age: 67

Experience, Skills and Qualifications Relevant to Nomination Include:

•	More than 30 years of experience in finance, strategy, market development, regulation, governance, and operations

•	Strong leadership and people management experience as the Managing Partner of KPMG’s Bay Area and Northwest region, having led a team of over 3,000 employees

•	Extensive expertise in financial reporting, due diligence, mergers and acquisitions, and internal controls over financial reporting as Audit Engagement Partner or Senior Relationship Partner for companies in a variety of industries, including financial services and technology

Other Public Company Boards:

•	Allogene Therapeutics, Inc. since October 2018

•	TPG, Inc. since January 2022

Former Public Company Boards within Last Five Years:

•	None

Career Highlights:

•	Served for over 35 years at KPMG, one of the world’s leading professional services firms, initially in the audit practice, then as Audit Engagement Partner or Global Senior Relationship Partner for clients in a variety of industries, including financial services and technology. She was Managing Partner of KPMG’s Bay Area and Northwest region, responsible for leading teams in 10 offices across all functions from 2008 through her retirement in September 2018

•	Served on the Board of Directors of Carbon, Inc., a privately held company

20	2025 Proxy Statement

Proposal 1: Election of Directors

Director Biographies

David M. Moffett Former Chief Executive Officer of Federal Home Loan Mortgage Corp. Independent	Board Committees: • ARC (Chair) (Audit Committee Financial Expert)	Director since: June 2015	Age: 73

Experience, Skills and Qualifications Relevant to Nomination Include:

•	Strong leadership experience and extensive global financial management and regulatory expertise as a former Chief Executive Officer and Chief Financial Officer of financial services companies

•	More than 30 years of strategic finance, mergers and acquisitions, risk management, and operational experience in banking and payment processing

Other Public Company Boards:

•	Columbia Seligman Premium Technology Growth Fund, Inc. since January 2024

•	Tri-Continental Corp. since January 2024

•	CSX Corporation since May 2015

Former Public Company Boards within Last Five Years:

•	Genworth Financial, Inc. from December 2012 to May 2021

Career Highlights:

•	Lead Independent Director of PayPal from July 2015 to December 2018

•	Chief Executive Officer of Federal Home Loan Mortgage Corp. (“Freddie Mac”) from September 2008 until his retirement in March 2009, and director of Freddie Mac from December 2008 to March 2009

•	Chief Financial Officer of Star Banc Corporation, a bank holding company, starting in 1993. During his tenure, he played an integral role in the acquisition of Firstar Corporation in 1998 and later U.S. Bancorp in 2001. Mr. Moffett remained Chief Financial Officer of U.S. Bancorp until 2007

•	Serves as a Trustee for Columbia Threadneedle Mutual Funds and University of Oklahoma Foundation and as a consultant to various financial services companies

Ann M. Sarnoff Former Chair and Chief Executive Officer, WarnerMedia Studios & Networks Group Independent	Board Committees: • ARC	Director since: June 2017	Age: 63

Experience, Skills and Qualifications Relevant to Nomination Include:

•	More than 30 years of diversified business experience through a variety of executive leadership roles at preeminent global media companies

•	Expertise in driving consumer engagement with a large and diverse spectrum of globally recognized brands

•	Proven ability to develop innovative partnerships and technology-focused solutions across platforms

•	Extensive technology experience across media and platforms

Other Public Company Boards:

•	None

Former Public Company Boards within Last Five Years:

•	None

Career Highlights:

•	Chair and Chief Executive Officer of WarnerMedia Studios & Networks Group, a global leader in entertainment and consumer products from August 2020 to April 2022

•	Chair and Chief Executive Officer of Warner Bros. Entertainment from August 2019 to August 2020

•	President of BBC Studios Americas from August 2015 to August 2019

•	Chief Operating Officer of BBC Worldwide North America from 2010 to July 2015

•	Served on the board of directors of HSN from December 2012 to December 2017.

•	Serves as vice chair of the boards of McDonough School of Business at Georgetown and The Shed, and serves as a member of the boards of directors of WTA Ventures and Cineworld Group PLC

2025 Proxy Statement	21

Proposal 1: Election of Directors

Director Biographies

Frank D. Yeary Managing Member at Darwin Capital Advisors, LLC Independent	Board Committees: • ARC	Director since: July 2015	Age: 61

Experience, Skills and Qualifications Relevant to Nomination Include:

•	Notable career in investment banking and finance with financial strategy and global mergers and acquisitions expertise, including expertise in financial reporting and experience attracting and retaining strong senior leaders

•	Tenure as both Independent Chair and Interim Executive Chair at Intel enhances acumen in corporate governance and technology industry strategic oversight

•	Extensive experience in corporate governance and stockholder engagement, including as a co-founder of CamberView Partners, a financial advisory firm providing independent, investor-led advice to public companies and their boards

•	Role as a Vice Chancellor and as Chief Administration Officer of a large public research university provides strategic and financial expertise

Other Public Company Boards:

•	Intel Corporation Independent Chair from March 2009 to December 2024 and Interim Executive Chair since December 2024

•	Mobileye Global, Inc. (majority controlled by Intel Corporation) since October 2022

Former Public Company Boards within Last Five Years:

•	None

Career Highlights:

•	Managing Member at Darwin Capital Advisors, LLC, a private investment firm since October 2018 and a Member since 2012

•	Executive Chair of CamberView Partners, LLC, a corporate advisory firm from 2012 to 2018

•	Vice Chancellor of the University of California, Berkeley, a public university, from 2008 to 2012, where he led and implemented changes to the university’s financial and operating strategy

•	Spent 25 years in the finance industry, most recently as Managing Director, Global Head of Mergers and Acquisitions and as a member of the Management Committee at Citigroup Investment Banking

22	2025 Proxy Statement

Proposal 1: Election of Directors

Director Biographies

Stockholder Recommendations and Nominations

Stockholders who would like the Governance Committee to consider their recommendations for director nominees should submit their recommendations in writing by mail to the Governance Committee in care of our Corporate Secretary at PayPal Holdings, Inc., 2211 North First Street, San Jose, California 95131, stating the candidate’s name and qualifications for Board membership. Any such recommendation by a stockholder will receive the same consideration by the Governance Committee as other suggested nominees.

Subject to the nominating stockholder’s compliance with the Company’s certificate of incorporation and bylaws and, if applicable, Exchange Act Rule 14a-19, candidates nominated by a stockholder will be included on a universal proxy card. Such inclusion is not an endorsement of the stockholder nominee.

In addition, our Restated Certificate of Incorporation and Bylaws provide proxy access rights that permit eligible stockholders to nominate candidates for election to the Board in the Company’s proxy statement. These proxy access rights permit a stockholder, or group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials director nominees constituting up to 20% of the Board, provided that the stockholder(s) and nominee(s) satisfy the requirements and procedures described in our Restated Certificate of Incorporation and Bylaws.

The Board and the Governance Committee believe that the combination of our director nominees’ qualifications, skills, and experience will contribute to an effective Board and that, individually and collectively, the director nominees have the necessary qualifications to provide effective oversight of the business and quality advice and counsel to management.

* * *

THE BOARD RECOMMENDS A VOTE FOR EACH OF THE DIRECTOR NOMINEES.

2025 Proxy Statement	23

Corporate Governance

Corporate Governance

Corporate governance at PayPal is designed to promote the long-term interests of our stockholders, strengthen Board and management accountability, oversee risk assessment and management strategies, foster responsible decision-making, and build public trust. We believe that strong corporate governance practices that provide meaningful rights to our stockholders and ensure Board and management accountability are essential to our long-term success.

Board Leadership

The Board’s leadership structure is designed to promote Board effectiveness and to appropriately allocate authority and responsibility between the Board and management. The Board regularly evaluates the Board’s leadership structure and has determined that separating the Chair and CEO positions continues to be the appropriate leadership structure for the Company, as it provides the Company and the Board with strong leadership and independent oversight of management and allows the CEO to focus primarily on the management and operation of our business. Factors that the Board considers in reviewing its leadership structure and making this determination include, but are not limited to, the current composition of the Board, the policies and practices in place to provide independent Board oversight of management, the Company’s circumstances, and the views of our stockholders and other stakeholders.

2024 Independent Board Chair Transition

In July 2024, John Donahoe retired as Independent Chair and departed the Board. Upon the recommendation of the Governance Committee and consideration of the of Board’s leadership structure, the Board elected Enrique Lores as Board Chair. Mr. Lores has served as a director on the Board since 2021 and was previously a member of the ARC Committee. In addition to his experience on the Board, Mr. Lores brings deep expertise in consumer and enterprise technology as well as extensive public CEO experience. Considering Mr. Lores’ valuable expertise, experience and contributions to the Board, the Governance Committee believes that Mr. Lores is well-positioned to lead our Board, provide robust, independent leadership and effectively partner with management and other Board members.

Any futures changes to the Board’s leadership structure will be reflected on our website shortly after becoming effective and disclosed in compliance with applicable regulatory requirements.

Independent Chair

Enrique Lores Independent Chair

Mr. Lores was appointed as the Board Chair in July 2024.

The Board has concluded that Mr. Lores is an independent director under the listing standards of the Nasdaq Global Select Market (“Nasdaq”) and the Governance Guidelines.

Mr. Lores possesses extensive experience in the technology industry and with consumer-facing businesses, deep knowledge of PayPal’s operations, serves as a trusted advisor to management, and effectively leads a dynamic and collaborative Board.

Robust Independent Chair responsibilities include:

• Calls meetings of the Board and independent directors

• Sets the agenda for Board meetings in consultation with other directors and the CEO

• Provides management with input as to the quality, quantity, and timeliness of the flow of information that is necessary for the independent directors to effectively and responsibly perform their duties

• Chairs executive sessions of the independent directors

• Acts as a liaison between the independent directors and the CEO and management team on sensitive issues

• Leads the Board’s annual CEO performance evaluation

• Leads the Board’s review of the results of the annual self-evaluation process, including acting on director feedback as needed

• Engages and consults with major stockholders and other constituencies, where appropriate

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Corporate Governance

Director Independence

Director Independence

Under the Nasdaq listing standards and our Governance Guidelines, the Board must consist of a majority of independent directors. Annually, each director completes a questionnaire designed to assist the Board in determining whether the director is independent, and whether members of the ARC Committee and the Compensation Committee satisfy additional SEC and Nasdaq independence requirements. The Board has adopted guidelines setting forth certain categories of transactions, relationships, and arrangements that it has deemed immaterial for purposes of determining independence.

Based on the review and recommendation by the Governance Committee, the Board analyzed the independence of each director and has determined that Mses. Chik, McGovern, Messemer, and Sarnoff and Messrs. Adkins, Christodoro, Di Sibio, Dorman, Lores, Moffett, and Yeary meet the standards of independence under the Nasdaq listing standards and the Governance Guidelines, including that each director is free of any relationship that would interfere with their individual exercise of independent judgment.

Our Governance Guidelines prohibit Company directors from serving as a director or as an officer of another company that may cause a significant conflict of interest. Our Governance Guidelines also provide that any director who has previously been determined to be independent must inform the Board Chair and our Corporate Secretary of any significant change in personal circumstances that may cause their status as an independent director to change, including a change in principal occupation, change in professional roles and responsibilities, status as a member of the board of another public company, or retirement, in each case including changes that may affect the continued appropriateness of Board or committee membership. In such situations, the Governance Committee makes a recommendation to the Board on the continued appropriateness of such director’s Board or committee membership(s).

Board Committees

The Board has three principal standing committees: the ARC Committee, the Compensation Committee and the Governance Committee. Each committee has a written charter that addresses, among other matters, the committee’s purposes and policy, composition and organization, duties and responsibilities and meetings. The committee charters are available in the governance section of our Investor Relations website at https://investor.pypl.com/governance. Each charter permits the applicable committee, in its discretion, to delegate all or a portion of its duties and responsibilities to a subcommittee or any member of the committee. Subject to applicable law, listing standards, and the terms of its charter, the Compensation Committee also may delegate duties and responsibilities to any officer(s) of the Company.

The Governance Committee, among other responsibilities, (1) identifies Board members qualified to fill vacancies on any committee of the Board and recommends that the Board appoint the identified member or members to the respective committee, taking into account any factors set forth in such committee’s charter and any other factors the Committee deems appropriate, including determining whether to fill such vacancy; (2) reviews changes in a director’s circumstances that may impact their independence, rise to the level of a significant conflict of interest, or affect the continued appropriateness of Board or committee membership, as described in the Governance Guidelines, and (3) reviews any changes to the charters of each Board committee recommended by such committee.

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Corporate Governance

Board Committees

Below is a description of each principal committee of the Board.

ARC Committee David M. Moffett Chair	Committee Meetings in 2024: 9

Other Members: Rodney C. Adkins Joy Chik Carmine Di Sibio Deborah M. Messemer Ann M. Sarnoff Frank D. Yeary

Primary Responsibilities

Provide assistance and guidance to the Board in fulfilling its oversight responsibilities with respect to:

•  PayPal’s corporate accounting and financial reporting practices and the audit of PayPal’s financial statements;

•  The independent auditor, including their qualifications and independence;

•  The performance of PayPal’s internal audit function and independent auditor;

•  The quality and integrity of PayPal’s financial statements and reports;

•  PayPal’s overall risk framework and risk appetite framework, including risks associated with cybersecurity, information security, privacy, and AI; and

•  PayPal’s compliance with legal and regulatory obligations.

The ARC Committee is also responsible for reviewing and approving all audit engagement fees and terms, as well as all non-audit engagements, with the independent auditor and producing the Audit Committee Report for inclusion in our proxy statement.

Independence

The Board has determined that each member of the ARC Committee meets the independence requirements of Nasdaq and the SEC and otherwise satisfies the requirements for audit committee service imposed by the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Board has also determined that each member of the ARC Committee is financially literate, and that Mr. Moffett, Mr. Di Sibio, and Ms. Messemer satisfy the requirements for an “audit committee financial expert” set forth in the SEC rules.

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Corporate Governance

Board Committees

Compensation Committee David W. Dorman Chair	Committee Meetings in 2024: 5

Other Members: Jonathan Christodoro Gail J. McGovern

Primary Responsibilities

•  Review and approve the overall strategy for employee compensation and all compensation programs applicable to executive officers and non-employee directors;

•  Annually review and approve corporate goals and objectives relevant to the compensation of the CEO and evaluate the CEO’s performance;

•  Review, determine, and approve the compensation for the CEO and our other executive officers;

•  Review and discuss the Compensation Discussion and Analysis contained in our proxy statement and prepare the Compensation Committee Report for inclusion in our proxy statement and our Annual Report on Form 10-K;

•  Oversee and monitor the Company’s strategies and responsibilities related to human capital management, including pay equity efforts and corporate culture;

•  Review and approve, and oversee and monitor compliance with, policies with respect to the recovery or “clawback” of compensation;

•  Review and consider the results of any advisory stockholder votes on named executive officer compensation; and

•  Oversee and monitor compliance with the Company’s stock ownership guidelines applicable to non-employee directors and executive officers.

Independence

The Board has determined that each member of the Compensation Committee meets the independence requirements of Nasdaq and the SEC. Additionally, the Compensation Committee assesses on an annual basis the independence of its compensation consultant and other compensation advisors. Additional information regarding the role of the Compensation Committee in compensation matters, including the role of consultants, is provided in the CD&A.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or has been an employee of PayPal. None of our executive officers served on the board of directors or compensation committee of another entity that has an executive officer serving on the Board or the Compensation Committee.

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Corporate Governance

Board Committees

Governance Committee Gail J. McGovern Chair	Committee Meetings in 2024: 4

Other Members: Rodney C. Adkins Jonathan Christodoro David W. Dorman

Primary Responsibilities

•  Make recommendations to the Board as to the appropriate size of the Board or any Board committee;

•  Identify individuals believed to be qualified to become Board members;

•  Make recommendations to the Board on potential Board and Board committee members, whether as a result of any vacancy or as part of the annual election cycle, taking into consideration the criteria set forth in the “Board Member Criteria” and “Guiding Principles for Board Development and Succession” sections of the Governance Guidelines;

•  Review and, if necessary, update, our Governance Guidelines at least annually;

•  Determine Board committee membership and leadership assignments;

•  Establish procedures to exercise oversight of the evaluation of the Board;

•  Exercise general oversight of the Company’s management of topics related to CS&I matters, including overall CS&I strategy, risk, and opportunities, stakeholder engagement and reporting programs, initiatives in social innovation and environmental sustainability, and the Company’s Global Impact Report; and

•  Review and discuss with management, at least annually, PayPal’s overall approach to, and guidelines and policies for, political activities and expenditures to ensure consistency with PayPal’s business objectives and public policy priorities.

Independence

The Board has determined that each member of the Governance Committee meets the independence requirements of Nasdaq.

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Corporate Governance

Board Oversight

Board Oversight

The Board is responsible for providing advice and oversight of PayPal’s strategic and operational direction and overseeing its executive management to support the long-term interests of the Company and its stockholders.

Board of Directors ARC Committee Oversees the Company's risk and compliance management program, including risks associated with privacy and cybersecurity matters Oversees financial reporting Responsible for the appointment, compensation, retention, and oversight of the independent auditor Monitors internal controls Compensation Committee Oversees the Company's overall strategy for employee compensation and all compensation programs applicable to executive officers and non- employee directors Oversees and monitors the Company's strategies and responsibilities related to human capital management Oversees and monitors compliance with the Company's policies with respect to the clawback of compensation and stock ownership guidelines applicable to executive officers and non-employee directors Governance Committee Oversees and reviews the risks associated with our overall corporate governance framework Exercises focused oversight of PayPal's management of corporate sustainability and impact ("CS&I") matters, including overall CS&I strategy, risks, and opportunities, stakeholder engagement and programs, and initiatives in social innovation and environmental sustainability Oversees political activities and expenditures Management Management regularly reviews and discusses with the ARC Committee the overall effectiveness of, and ongoing enhancements to, the Enterprise Risk and Compliance Management ("ERCM") Program. Enterprise Risk Management Committee Oversees the implementation and execution of the ERCM Program, which sets the Company's programmatic approach to identifying, measuring, managing, monitoring, and reporting key risks facing the Company.

Strategic Oversight

One of the Board’s primary responsibilities is overseeing management’s establishment and execution of the Company’s strategy. The Board works with management to respond to the dynamic, competitive environment in which PayPal operates. At least quarterly, the CEO and executive management provide detailed business and strategy updates to the Board, and at least annually, the Board conducts an in-depth review of the Company’s overall strategy. In these meetings, the Board engages with executive management and other business leaders regarding:

•	business objectives;

•	the competitive landscape;

•	the Company’s budget, capital allocation plan, and financial and operating performance;

•	product and technology updates;

•	potential acquisitions, dispositions, strategic investments, and partnerships;

•	information security, cybersecurity, and data privacy;

2025 Proxy Statement	29

Corporate Governance

Board Oversight

•	risk management and compliance reviews; and

•	other special and emerging topics.

The Board looks to the expertise of its committees to inform strategic oversight in their areas of responsibility.

Risk Oversight

PayPal operates in approximately 200 markets globally in a rapidly evolving environment characterized by a heightened regulatory focus on all aspects of the payments industry. Accordingly, our business is subject to the risks inherent in the payments industry generally. A sound risk management and oversight program is critical to the successful operation of our business and the protection of our Company, customers, employees, and other stakeholders. Management is responsible for assessing and managing risk and views it as a top priority. The Board is responsible for overall risk assessment and management oversight and executes its responsibility as a group and through its committees, which report at least quarterly to the full Board. The Board and its Committees consult with external advisors, including outside counsel, consultants, auditors, and industry experts, to help ensure that they are well informed about the risks and opportunities pertinent to the Company.

ARC Committee

The ARC Committee is primarily responsible for the oversight of the Company’s risk framework and reports to the full Board on the following matters on a regular basis:

Financial and Audit Risk: Meets with the independent auditor, Chief Financial Officer, Chief Accounting Officer, and other members of the management team quarterly and as needed, including in executive sessions, to review the following:

•	quality and integrity of the Company’s financial statements and reports;

•	accounting and financial reporting practices;

•	disclosure controls and procedures;

•	audit of the Company’s financial statements;

•	selection, qualifications, independence, and performance of the independent auditor; and

•	effect of regulatory and accounting initiatives and application of new accounting standards.

Enterprise-Wide Risk and Compliance: Periodically reviews and approves the framework for the ERCM Program and other key risk management policies. Meets with the Global Chief Risk Officer, quarterly and as needed, including in executive sessions, to review and discuss the following:

•

the Company’s overall risk framework and risk appetite framework, including policies and practices established by management to identify, assess, measure, and manage key current and emerging risks facing the Company, including regulatory and financial crimes compliance, technology (including cybersecurity, information security, privacy, and AI), operational, portfolio, capital, strategic, extended enterprise, third-party, and reputational risks;

•	compliance areas, management actions on significant compliance matters, and reports concerning the Company’s compliance with applicable laws and regulations; and

•

periodic reports from the Global Chief Risk Officer and other members of management regarding ongoing enhancements to, and overall effectiveness of, the Company’s risk management program, including actions taken by management to address risks, the progress of key risk initiatives, and the implementation of risk management enhancements.

Internal Audit: Meets with the Senior Vice President, Internal Audit, quarterly and as needed, including in executive sessions, to discuss the performance of the Company’s internal audit function and the independent auditor. Reviews and approves the annual risk-based audit plan and any significant changes to such plan.

Legal and Regulatory: Meets with the General Counsel, the Global Chief Risk Officer and the Global Chief Compliance Officer, quarterly and as needed, including in executive sessions, to review significant legal, regulatory or compliance matters that could have a material impact on our financial statements, business or compliance policies.

Compensation Committee

The Compensation Committee is primarily responsible for the following areas and reports to the full Board on these matters on a regular basis:

•	oversees and reviews the risks associated with our compensation policies, plans, and programs;

•	oversees regulatory compliance with respect to compensation matters; and

•

oversees and monitors the Company’s strategies and policies related to human capital management, including the recruitment and retention of key talent, corporate culture, and other key human capital management programs and initiatives.

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Corporate Governance

Board Oversight

Governance Committee

The Governance Committee is primarily responsible for the following areas and reports to the full Board on these matters on a regular basis:

•	oversees and reviews the risks associated with our overall corporate governance framework, principles, policies, and practices;

•	oversees political activities and expenditures; and

•

oversees CS&I matters generally, including overall CS&I strategy, risks, and opportunities, stakeholder engagement and reporting, programs and initiatives in social innovation and environmental sustainability, and the Company’s annual Global Impact Report.

Management’s Risk and Compliance Framework

Management regularly reviews and discusses with the ARC Committee the overall effectiveness of, and ongoing enhancements to, the ERCM Program.

Management’s Risk and Compliance Framework

Management’s risk and compliance framework is designed to enable the ARC Committee to effectively oversee the Company’s risk management practices and capabilities.

•  The Company’s risk management committees, including the Enterprise Risk Management Committee (“ERM Committee”), oversee the implementation and execution of the ERCM Program.

•  The ERM Committee is the highest-level risk management committee, is chaired by PayPal’s Global Chief Risk Officer and reviews periodic reports from management regarding the effectiveness of the ERCM Program.

•  The ERCM Program’s objectives are to identify, measure, manage, monitor, and report key risk factors facing our Company including:

— Financial crime and regulatory compliance risk — Operational, portfolio, and capital risk	— Technology, cybersecurity, and privacy risk — Strategic, reputational, and third-party risk

•  Responsible AI Steering Committee, comprising cross-functional representatives of relevant company functions, meets quarterly and reports to the ERM Committee and ARC Committee on a variety of areas including AI-related technology and regulatory developments, the application of the Company’s Responsible AI Principles, and specific AI initiatives and applications.

•  Key CS&I considerations are integrated into our ERCM Program and current and emerging CS&I trends are regularly reported to a subcommittee of the ERM Committee.

Effectively managing privacy and cybersecurity risks is paramount and an integral component of the ERCM Program

Our Global Privacy program is based on eight data management principles, including choice and consent, notice and transparency, security, and data lifecycle management, that serve as the basis for enterprise-wide standards, programs and trainings.

—In 2024 PayPal launched a new Privacy Program managed by the office of the Chief Technology Officer, which collaborates with dedicated teams integrated throughout our business to foster a “Data Hygiene by Default” and “Privacy by Design” culture throughout the company.

—This includes mandatory employee and contractor training and education, issue management, and privacy risk assessments.

Our Cyber and Information Security Program is designed to enable robust cybersecurity management across our global enterprise and support the company in identifying, protecting, detecting, responding to, and recovering from cybersecurity threats.

—The risk-driven program, led by our Chief Information Security Officer, is ISO 27001 certified and aligned with other industry frameworks and best practices, including the National Institute of Standards and Technology (NIST) Cybersecurity Framework and Payment Card Industry (PCI) Data Security Standards.

—We institute 24/7 monitoring and measurement through our PayPal Command Center and PayPal Cyber Defense Center to promote system reliability, detect potential incidents, and enable timely responses. We require annual employee and contractor training and promote cybersecurity awareness and education for employees and customers.

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Corporate Governance

Board Oversight

Executive Succession Planning

The Board recognizes the importance of effective executive leadership to PayPal’s success and reviews executive succession planning at least annually. As part of this process, the Board reviews and discusses the capabilities of our executive management, as well as succession planning and potential successors for the CEO and our other executive officers. The process includes consideration of organizational and operational needs, competitive challenges, leadership/management potential and development, and emergency situations.

Director Orientation and Continuing Education

Upon joining the Board, directors participate in a robust orientation program to help ensure that they have the tools, resources and knowledge to provide effective oversight of the Company and management. Our director orientation program familiarizes new directors with the Company’s business, strategy, operations, and culture, among other areas, and assists them in developing the skills and knowledge required to serve on the Board and any assigned Board committees. New directors meet with members of our executive leadership team and other key leaders to gain a deeper understanding of the Company’s business and operations. Directors regularly engage, formally and informally, with other directors and senior leaders to share ideas, build stronger working relationships, gain broader perspectives, and strengthen their working knowledge of the Company’s business and strategies. From time to time, management provides, or invites outside experts to provide, educational briefings to the Board on business, corporate governance, regulatory, and compliance matters and other topics to help enhance skills and knowledge relevant to their service as a PayPal director. In the past year, for example, we have hosted outside experts to present during Board meetings on topics related to cybersecurity, including emerging cyber risk trends, the evolving regulatory and litigation landscape, and key cyber risk governance considerations. In addition, directors are encouraged to attend accredited director education programs at the Company’s expense.

Board and Committee Evaluations

Our Board is committed to continuous corporate governance improvement, and the Board and committee self-evaluations play a critical role in ensuring the overall effectiveness of our Board and each committee. The Board and its principal committees perform an annual self-evaluation to assess their performance and effectiveness and to identify opportunities to improve. As appropriate, the self-evaluations result in updates or changes to our practices as well as commitments to continue existing practices that our directors believe contribute positively to the effective functioning of our Board and its committees. The Governance Committee annually reviews this self-evaluation process to ensure it is operating effectively.

Complete Questionnaire Each director completes a written questionnaire that addresses strategic oversight, Board/committee structure and composition, and interactions with, and evaluation of, management and Board processes. Participate in One-on-One Interview A one-on-one interview is conducted with each director to review the Board's and its committees' performance over the prior year and identify opportunities to improve Board effectiveness going forward. Review Responses The questionnaires and anonymized interview responses are reviewed with the full Board, and committee self-evaluations are reviewed by each committee, in each case in executive session. Incorporate Feedback Feedback from the evaluations informs Board and committee enhancements.

Board and Committee Meetings and Attendance

Our Board typically holds at least four regularly scheduled meetings each year, in addition to special meetings scheduled as appropriate. At each regularly scheduled Board meeting, a member of each principal Board committee reports on any significant matters addressed by the committee since the last regular meeting, and the independent directors have the opportunity to meet in executive session without management or the other directors present. The Board expects that its members will rigorously prepare for, attend, and participate in all Board and applicable Board committee meetings.

Our Board met five times during 2024. Each director nominee who served in 2024 attended at least 89% of all our Board meetings and meetings of the Board committees on which they served.

All directors are encouraged to attend the Annual Meeting. Last year, 91% of the directors serving at the time of our 2024 Annual Meeting of Stockholders attended that meeting.

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Corporate Governance

Outside Advisors

Outside Advisors

The Board may retain outside legal, financial or other advisors as it deems necessary or appropriate at the Company’s expense and without obtaining management’s consent. Each principal Board committee may also retain outside legal, financial or other advisors as it deems necessary, at the Company’s expense and without obtaining the Board’s or management’s consent.

Stockholder Engagement

Our Board and management team maintain a robust stockholder engagement program and are committed to regular, constructive dialogue to solicit the perspectives of a broad cross-section of stockholders on matters relevant to our business, including corporate governance, risk management and oversight, executive compensation, and CS&I matters.

In addition to the outreach conducted in the weeks leading up to our 2024 Annual Meeting of Stockholders, we also reached out to our investors to solicit feedback following that meeting. Following our 2024 Annual Meeting of Stockholders, we contacted investors representing approximately 62% of shares held by institutional investors, and holders of approximately 39% of shares held by institutional investors engaged with us. Our Independent Chair also met with stockholders representing 28% of shares held by institutional investors.

Host Annual Meeting Engage in pre-Annual Meeting stockholder outreach to understand stockholder views on proxy matters, respond to questions, and solicit support for Board recommendations Hold virtual Annual Meeting Post Annual Meeting Q&A on our Investor Relations website following the Annual Meeting Consider Meeting Results Discuss Annual Meeting voting results with the Governance Committee, the Compensation Committee, and the Board, as appropriate Plan stockholder outreach campaign for targeted and responsive engagement and prioritize focus areas Assess Stockholder Feedback Review stockholder feedback with relevant Committees and the Board, as appropriate Consider enhancements to the Company's corporate governance, CS&I, and executive compensation practices and disclosures, when warranted Discuss stockholder proposals with proponents Conduct Stockholder Outreach Engage in comprehensive stockholder outreach to gather feedback following the Annual Meeting Discuss developments in the Company's business and strategy, Board composition, corporate governance, CS&I matters, and executive compensation Explore new topics of interest for the upcoming year

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Corporate Governance

Stockholder Engagement

The table below provides an overview of the key areas of stockholder focus covered during our stockholder outreach meetings following our 2024 Annual Meeting. In these engagements, investors noted that they are exploring these focus areas with companies across their portfolio and are broadly supportive of our current practices. As such, through these conversations stockholders generally sought to better understand our approach to these topics, rather than to suggest substantial changes to our existing practices.

Key Topic	Area of Stockholder Focus	Highlights of our Practices

Board Composition and Succession Planning	• Board refreshment and skillsets in alignment with our transformation strategy; • Board and executive succession planning; and • Orderly Board and executive leadership transitions.

•  The Board regularly oversees and plans for director succession and Board refreshment. The Board reviews executive succession planning at least annually.

•  Since 2021, we have added three independent directors to the Board, each of whom possesses a strong mix of skills, qualifications, backgrounds, and experience that has contributed to and enhanced the overall effectiveness of the Board.

•  In 2024 the Board appointed Enrique Lores, independent director at PayPal since 2021, as Independent Chair following the retirement of the prior Independent Chair.

Risk Management and Oversight

•  Board and ARC Committee risk oversight;

•  Governance structure and program management of cybersecurity, data privacy, and data management;

•  Responsible AI management and practices; and

•  Administration of user policies.

•  The Board is committed to robust and effective oversight of our ERCM Program. Each of the Board committees has oversight responsibility for clearly defined risks outlined in each of their respective committee charters. The ARC Committee oversees and reviews our overall risk management framework and reports to the full Board on risk matters, including cybersecurity and data privacy, on a regular basis.

•  We are committed to preserving the integrity of our platform and to ensuring the safety, security, and privacy of our customers and others.

•  Managing key risks, including cybersecurity, data privacy, and AI, is a vital component of our enterprise-wide ERCM Program and includes oversight and management by our Chief Information Security Officer and Privacy Program managed by the office of the Chief Technology Officer.

•  We focus on integrating appropriate data management and security controls across our business, conduct privacy impact assessments, certify our information security management system to ISO 27001 and require mandatory employee and contractor training.

Executive Compensation

•  Selection of appropriate performance metrics for executive compensation program;

•  Strategic new hire compensation tied to long-term performance criteria; and

•  Equity compensation as a tool for talent acquisition and retention.

•  The Compensation Committee evaluates the appropriateness of the Company’s compensation-related performance metrics at least annually, taking into consideration the Company’s overall strategy and stockholder feedback. In 2024, the Committee made enhancements to our incentive programs to strengthen pay for performance alignment, increase the focus on durable, profitable growth, reduce burn rate, address historical challenges experienced in connection with setting long-term performance goals, and further align executive interests with those of our stockholders (see CD&A for details).

•  In structuring the compensation for our new executives, the Compensation Committee focused on creating attractive compensation opportunities that would induce talented leaders to join PayPal, while also providing the appropriate incentives to drive long-term value creation.

•  The Compensation Committee recognizes the importance of the responsible use of incentive equity to attract and retain key talent, while balancing the impact of equity compensation on stockholders (see Proposal 3 for details).

CS&I Matters	• Board oversight of CS&I strategy; • Human capital management strategies; and • Climate strategy and reporting under established frameworks.

•  We continued to enhance our non-financial reporting efforts and aligned our CS&I disclosures with established frameworks, including IFRS Foundation’s Sustainability Accounting Standards Board (“SASB”) standards and Task Force on Climate-Related Financial Disclosures (“TCFD”) recommendations.

•  We continued to foster a strong culture focused on advancement, learning, and individual career insights that are essential to the successful acquisition, development, and retention of global talent.

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Corporate Governance

Stockholder Engagement

Code of Business Conduct and Ethics

Our credibility and reputation depend upon the good judgment, ethical standards, and personal integrity of each director, executive officer and employee. PayPal’s Code of Business Conduct and Ethics (“Code of Conduct”) requires that our directors, executive officers, and all other employees disclose actual or potential conflicts of interest and recuse themselves from related decisions. Directors, executive officers and other employees are expected to avoid any activity that is or has the appearance of being a conflict of interest with the Company. This includes refraining from engaging in activities that compete with, or are adverse to, the Company, or that interfere with the proper performance of an individual’s duties or responsibilities to the Company. In addition, our Code of Conduct prohibits the use of confidential company information, company assets or position at the Company for personal gain.

We update our Code of Conduct and related policies annually to ensure that they provide clear guidance and align with market practice and evolving legal/regulatory changes. Additionally, to foster a strong culture of compliance and ethics, we conduct local outreach and awareness sessions globally, as well as annual risk and compliance training for all employees and contractors, which covers areas such as our Code of Conduct, anti-money laundering, information protection awareness, data privacy, anti-corruption, safety and security, and sexual harassment prevention. In addition, upon joining PayPal and annually thereafter, our employees must certify that they understand and will comply with our Code of Conduct. In 2024, PayPal achieved 100% completion for its annual risk and compliance training for the ninth consecutive year. Any amendments or waivers to our Code of Conduct requiring disclosure under applicable SEC or Nasdaq rules will be posted on our website.

Concerns about accounting or auditing matters or possible violations of our Code of Conduct should be reported under the procedures outlined in our Code of Conduct. Among our many safe, easy-to-use reporting channels we provide a global Integrity Helpline, which is available 24 hours a day, seven days a week in multiple languages. Reports to the Integrity Helpline are confidential and can be made anonymously.

Governance Guidelines of the Board of Directors

The Board has adopted Governance Guidelines to serve as a framework to aid the Board in effectively conducting its business. The Governance Guidelines cover many of the policies and practices discussed in this proxy statement, including Board member criteria, Board composition, leadership, development, and succession, expectations for meeting attendance and the roles of the Board’s standing committees. The Governance Committee reviews the Governance Guidelines each year and recommends any changes to the Board for consideration and approval as necessary or appropriate in response to changing regulatory requirements, evolving best practices, and other considerations.

Where to Find Our Governance Documents

Our Governance Guidelines, charters of our principal Board committees, our Code of Conduct, and other key corporate governance documents and materials are available on the governance section of our Investor Relations website at https://investor.pypl.com/governance/governance-overview/.

Related Person Transactions

The Board has adopted a written policy governing the review and approval of related person transactions. The policy, which is administered by the ARC Committee, applies to any transaction or series of transactions in which (1) the Company or its consolidated subsidiary is a participant, (2) the amount involved is or is reasonably expected to be more than $120,000, and (3) a related person under the policy has a direct or indirect material interest. The policy defines a “related person” to include directors, director nominees, executive officers, beneficial owners of more than 5% of PayPal’s outstanding common stock, or an immediate family member of any of these persons.

Under the policy, transactions requiring review are referred to the ARC Committee for pre-approval, ratification, or other action. Management will provide the ARC Committee with a description of any related-person transaction proposed to be approved or ratified, including the terms of the transaction, the business purpose of the transaction and the benefits to PayPal and to the relevant related person. In determining whether to approve or ratify a related-person transaction, the ARC Committee will consider the following factors:

•	whether the terms of the transaction are fair to the Company, and at least as favorable to the Company as they would be if the transaction did not involve a related person;

•	whether there are demonstrable business reasons for the Company to enter into the transaction;

•	whether the transaction would impair the independence of an outside director under the Company’s director independence standards; and

2025 Proxy Statement	35

Corporate Governance

Related Person Transactions

•

whether the transaction would present an improper conflict of interest for any director or executive officer, taking into account the size of the transaction, the overall financial position of the related person, the direct or indirect nature of the related person’s interest in the transaction, the ongoing nature of any proposed relationship, and any other factors the ARC Committee deems relevant.

The Company also has practices that address potential conflicts in circumstances where a non-employee director is a control person of an investment fund that desires to make an investment in or acquire a company that may compete with one of the Company’s businesses. Under those circumstances, the director is required to notify the Company’s CEO, General Counsel, and Corporate Secretary of the proposed transaction, who then assess the nature and degree to which the investee company is competitive with one of the Company’s businesses, as well as the potential overlaps between the Company and the investee company. If it is determined that the competitive situation and potential overlaps between PayPal and the investee company are acceptable, the Company may approve the transaction, conditioned upon the director agreeing to certain limitations. Such limitations may include refraining from joining the board of directors of, serving as an advisor to or being directly involved in the business of the investee company; not conveying any confidential or proprietary information regarding the investee company to the Company or regarding the Company’s line of business with which the investee competes to the investee company; abstaining from being the primary decision-maker for the investment fund with respect to the investee company; recusing themselves from portions of investee company meetings that cover confidential competitive information reasonably pertinent to the Company’s lines of business with which the investee company competes; and agreeing to any additional limitations the CEO or General Counsel deems reasonably necessary or appropriate as circumstances change. All transactions by investment funds in which a non-employee director is a control person also remain subject in all respects to the Board’s written policy for the review of related person transactions, discussed above.

The ARC Committee charter requires it to review and approve all related person transactions that are required to be disclosed under Item 404(a) of Regulation S-K. There were no transactions required to be reported in this proxy statement since the beginning of fiscal year 2024, where our written related-person transaction policy did not require review, approval or ratification or where this policy was not followed.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, officers and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership of our common stock with the SEC. Based on the information available to us during the fiscal year ended December 31, 2024, we believe that all applicable Section 16(a) reports, except one, were timely filed. A Form 4 filed on behalf of Enrique Lores to reflect the grant of the prorated 2024 annual retainer and annual equity award, granted upon his appointment as Chair on July 24, 2024, was filed late due to an administrative error.

36	2025 Proxy Statement

Director Compensation

Director Compensation

The Compensation Committee is responsible for reviewing and approving compensation paid to non-employee directors for their Board and Board committee service. On an annual basis, the Compensation Committee reviews the non-employee director compensation program, receiving input from the Compensation Committee’s independent compensation consultant regarding market practices and the competitiveness of the non-employee director compensation program in relation to the general market and the Company’s peer group.

2024 Director Compensation

Our director compensation program includes the payment of an annual cash retainer and the grant of an annual equity award to each of our non-employee directors. In late 2023, the Compensation Committee, after consultation with its independent compensation consultant, determined that the Company’s director compensation program continued to be aligned with market practices. Accordingly, no changes were made to the director compensation program for 2024.

2024 Annual Cash Retainers

Each non-employee director of the Company was provided the following annual retainers following the first trading day after January 1, 2024 (or, for Mr. Di Sibio, on a prorated basis following his appointment to the Board):

2024 Annual Retainers:

All Non-Employee Directors	$80,000/year

Non-Executive Board Chair	$87,500/year

Lead Independent Director (if applicable)	$75,000/year

2024 Committee Chair Retainers:

ARC Committee Chair	$40,000/year

Compensation Committee Chair	$25,000/year

Governance Committee Chair	$20,000/year

2024 Committee Member Retainers:

ARC Committee Member	$20,000/year

Compensation Committee Member	$18,000/year

Governance Committee Member	$10,000/year

Each non-employee director receives an annual retainer and additional retainers, as applicable, for serving as chair or member of our Board committees. Our Non-Executive Board Chair receives an annual Chair retainer in addition to the annual non-employee director retainer. Our Board does not currently include a Lead Independent Director, as our Board Chair is an independent director.

A non-employee director may elect to receive 100% of their annual retainer in fully vested PayPal common stock, with a grant date fair value equal to the annual retainer, in lieu of cash.

If, following the annual retainer payment date, a non-employee director is appointed or elected to serve as a member of the Board (or as Board Chair, a committee chair, or a committee member), the non-employee director will receive a prorated annual retainer, based on the number of days from the appointment or election date to December 31 of that year.

2025 Proxy Statement	37

Director Compensation

2024 Director Compensation

2024 Equity Awards

In addition to the annual retainers, all non-employee directors received the following fully vested awards of PayPal common stock following the 2024 Annual Meeting of Stockholders (or, for Mr. Di Sibio, on a prorated basis following his appointment to the Board):

2024 Equity Awards:

All Non-Employee Directors	$275,000 in PayPal common stock

Non-Executive Board Chair	Additional $87,500 in PayPal common stock

The number of shares of PayPal common stock subject to the equity award is determined by dividing the value of the annual equity award by the closing price of our common stock on the date of the annual stockholders meeting (or, for Mr. Di Sibio, the grant date), rounded up to the nearest whole share.

If a non-employee director is appointed or elected to serve as a member of the Board (or Board Chair) following the Annual Meeting of Stockholders, the non-employee director will receive a prorated annual equity award (and Board Chair annual equity award, as applicable), based on the number of days from the appointment or election date to the first anniversary of the last Annual Meeting of Stockholders.

Deferred Compensation

Our non-employee directors are eligible to defer 5% to 100% of their annual retainers and equity awards pursuant to the PayPal Holdings, Inc. Deferred Compensation Plan (“DCP”), our non-qualified deferred compensation plan. The DCP allows participants to set aside tax-deferred amounts. The investment return on any deferred cash amounts is linked to the performance of a range of market-based investment choices made available pursuant to the DCP, and the investment return on any deferred equity awards is linked to the performance of PayPal common stock. Our non-employee directors can elect to begin distributions from the DCP following the termination of their services to PayPal or in a specified year (provided that a director’s DCP account will be distributed if the director’s service on the Board terminates prior to the specified year). Our non-employee directors can elect to receive their distributions as either a lump sum or annual installments over a period ranging from two to 15 years.

Director Stock Ownership Guidelines

Our non-employee directors are subject to rigorous stock ownership guidelines. Each non-employee director is required to hold an amount of PayPal common stock valued at five times the annual retainer for all non-employee directors within five years of joining the Board and is expected to continuously own sufficient shares to meet the stock ownership guidelines. As of the Record Date, each non-employee director met the stock ownership guidelines or is on track to meet the stock ownership guidelines within the five-year period for initial compliance.

Shares that count toward satisfaction of the stock ownership guidelines include the following:

•	shares owned outright by the director or their immediate family members residing in the same household;

•	shares held in trusts, limited liability companies, or similar entities for the benefit of the director or their immediate family members; and

•	deferred shares, vested deferred stock units (“DSUs”), deferred restricted stock units (“RSUs”), or deferred PBRSUs that may only be settled in shares of our common stock.

Unvested shares of restricted stock, DSUs, RSUs, or PBRSUs and unexercised stock options (whether or not vested) do not count toward ownership under the stock ownership guidelines.

Our stock ownership guidelines are available on the governance section of our Investor Relations website at https://investor.pypl.com/governance/governance-overview/.

38	2025 Proxy Statement

Director Compensation

2024 Director Compensation Table

2024 Director Compensation Table

The following table summarizes the total compensation earned by or paid to our non-employee directors for the fiscal year ended December 31, 2024.

Name	Fees Earned or Paid in Cash[1] ($)	Stock Awards[2] ($)	Total[3] ($)

Rodney C. Adkins	110,000	275,004	385,004

Jonathan Christodoro	108,000	275,004	383,004

Carmine Di Sibio[4]	50,411	245,635	296,046

John J. Donahoe[5]	167,540	362,506	530,046

David W. Dorman	115,053	275,004	390,057

Belinda J. Johnson[6]	100,057	—	100,057

Enrique Lores[7]	138,674	347,650	486,324

Gail J. McGovern	118,000	275,004	393,004

Debbie M. Messemer	100,000	275,004	375,004

David M. Moffett	120,000	275,004	395,004

Ann M. Sarnoff	100,057	275,004	375,061

Frank D. Yeary	100,057	275,004	375,061

[1]

The amounts reported in the Fees Earned or Paid in Cash column reflect the annual cash retainer amounts earned by each non-employee director in 2024, which includes annual retainer amounts for which the following directors elected to receive fully vested shares of PayPal common stock in lieu of cash:

Name	Fees Forgone ($)	Shares Received (#)

John J. Donahoe	167,500	2,726

David W. Dorman	115,000	1,872

Belinda J. Johnson	100,000	1,628

Enrique Lores	138,596	2,293

Ann M. Sarnoff	100,000	1,628

Frank D. Yeary	100,000	1,628

[2]

Amounts shown generally represent the grant date fair value of the fully vested shares of PayPal common stock granted to our non-employee directors on May 22, 2024, following our 2024 Annual Meeting of Stockholders. For Mr. Di Sibio, the amount represents the grant date fair value of the fully vested shares of PayPal common stock granted to him on July 1, 2024 in connection with his appointment to the Board. For Mr. Lores, the amount also represents the grant date fair value of the fully vested shares of PayPal common stock granted to him on July 24, 2024 in connection with his appointment as Board Chair. The grant date fair value is calculated by multiplying the number of shares of PayPal common stock subject to the award by the closing price of a share of PayPal common stock on the date of grant, in accordance with FASB ASC Topic 718.

2025 Proxy Statement	39

Director Compensation

2024 Director Compensation Table

[3]

The amounts reported in the Fees Earned or Paid in Cash, Stock Awards, and Total columns include amounts deferred under the DCP. As of December 31, 2024, our non-employee directors held the following vested deferred shares of our common stock under the DCP:

Name	Total DSUs Held (#)	Total Deferred Shares Held (#)

Johnathan Christodoro	5,353	—

Carmine Di Sibio	—	4,249

David W. Dorman	9,488	—

Belinda J. Johnson	—	10,886

Enrique Lores	—	18,236

Gail J. McGovern	3,711	6,023

Deborah Messemer	—	13,976

David M. Moffett	49,001	12,087

Frank D. Yeary	5,460	20,296

[4]

Mr. Di Sibio was appointed to the Board on July 1, 2024. His annual cash retainer was prorated to reflect his service during 2024 and his annual equity retainer was prorated to reflect the number of days from the date of his appointment to the first anniversary of the 2024 Annual Meeting of Stockholders.

[5]	Mr. Donahoe resigned from the Board, effective July 23, 2024.

[6]	Ms. Johnson did not seek re-election to the Board at the 2024 Annual Meeting of Stockholders.

[7]	Mr. Lores was appointed as our Board Chair on July 24, 2024. His compensation includes a prorated Board Chair annual retainer and a prorated Board Chair annual equity award for 2024.

40	2025 Proxy Statement

Corporate Sustainability & Impact Oversight and Management

Corporate Sustainability & Impact Oversight and Management

PayPal recognizes the importance of operating our business in a responsible and sustainable manner in support of our long-term strategic objectives. We believe that effective management of non-financial risks and opportunities is important to furthering the long-term interests of our business and help enable us to create value for our stockholders, customers, employees, communities, and other stakeholders. Accordingly, we strive to maintain the highest standards of governance in these areas and provide regular, non-financial reporting on our progress and activities. This Corporate Sustainability & Impact Oversight and Management section is a high-level overview of our programs and initiatives. For more in-depth information, see our latest annual Global Impact Report available at https://investor.pypl.com/csi-strategy.

Corporate Sustainability & Impact Governance

Our overall CS&I governance framework is designed to provide sound company oversight of CS&I matters, drive Board and management accountability and demonstrate PayPal’s commitment to transparency. The entire Board engages on CS&I matters that affect business strategy, and Board committees are responsible for oversight of specific matters. Our cross-functional program is managed by the CS&I Executive Council and implemented through guidance and direction provided by the CS&I Steering Committee. Representatives from the CS&I Steering Committee provide updates to the CS&I Executive Council on CS&I matters regularly and to the Governance Committee quarterly, and meet with a subcommittee of the Enterprise Risk Management Committee at least annually to review current and emerging CS&I-related risk topics.

Oversight

Our Board of Directors is actively engaged on CS&I matters that impact business strategy:

• Governance Committee: Oversight of PayPal’s management of CS&I topics, including overall CS&I strategy, risks and opportunities, stakeholder engagement, and programs and initiatives in social innovation and environmental sustainability.

• ARC Committee: Oversight of the Company’s risk framework and enterprise-wide compliance program, including cybersecurity, privacy, and AI matters.

• Compensation Committee: Oversight of the strategies and responsibilities related to human capital management, including corporate culture.

Management

Our CS&I Executive Council directs and manages the execution of our enterprise-wide CS&I strategy to help ensure non-financial risks and opportunities are appropriately tracked across the enterprise, including through the ERCM Program.

Implementation

The CS&I Steering Committee, supported by cross-functional working groups, is responsible for overall program implementation.

Corporate Sustainability & Impact Strategy

Our CS&I strategy is aligned with our focus to drive long-term business value and growth. We approach and manage our key non-financial risks and opportunities across four focus areas: Employees & Culture, Social Impact, Responsible Business Practices and Environmental Sustainability. Reflective of our business, mission, and values, this integrated approach is designed to support enterprise priorities to drive and protect brand value, manage risk effectively, demonstrate competitive differentiation, position PayPal as an employer of choice, and support future opportunities for innovation and growth.

Employees & Culture

Our employees are central to advancing our mission to revolutionize commerce globally, solving our customers’ greatest needs, and creating value for our stakeholders. We believe that attracting top talent from around the world and investing in our global workforce are crucial for the sustained success of our business. Our holistic approach to talent management starts with onboarding and includes always-on learning and leadership development opportunities to support employee growth at every stage in their career journey at PayPal. Guided by our values, our culture encourages and empowers our people to grow by engaging in work that positively impacts our stakeholders.

2025 Proxy Statement	41

Corporate Sustainability & Impact Oversight and Management

Corporate Sustainability & Impact Governance

Social Impact

We aim to ensure that everyone can participate and thrive in the digital economy. Our social impact programs align to our core business priorities to ensure this work helps enable sustainable value creation and competitive differentiation for the company over the long term. Our programs and partnerships focus on supporting economic opportunities for entrepreneurs and small businesses across the full business lifecycle. We aspire to leverage our unique capabilities and resources to help small businesses survive and thrive around the world.

Responsible Business Practices

Maintaining customer trust and adhering to ethical business practices are crucial to achieving the Company’s long-term business strategy. Our commitment to these principles is illustrated by our rigorous approach to risk management, governance, and oversight. Across PayPal we uphold the highest ethical standards to deliver more impact for our customers.

Environmental Sustainability

We are committed to furthering environmental sustainability in the areas in which it impacts our business and strategic objectives, or as otherwise required by applicable law in the jurisdictions in which we do business.

Our Values and Leadership Principles

PayPal’s mission to revolutionize commerce globally is guided by our core values of Inclusion, Innovation, Collaboration, and Wellness, and advanced through our Leadership Principles, which outline a common set of expectations for all employees.

Put People first	Work customer back	Win together
Inspire greatness in others Raise the standard and model it Build trust and foster belonging	Solve our customers’ greatest needs Innovate through uncertainty Act quickly, with purpose	Take ownership Drive joint success Execute with excellence

Corporate Sustainability & Impact Reporting

As part of our commitment to transparency, we strive for alignment with those non-financial reporting frameworks that are most applicable to our business and most important to our stakeholders. Our Global Impact Report provides specific reporting of our CS&I programs, policies and metrics mapped to Global Reporting Initiative standards and Sustainability Accounting Standards Board standards, as applicable. As we continue to evolve our CS&I efforts, we are committed to sharing progress through subsequent reports and updates. For more in-depth information, see our latest annual Global Impact Report available at https://investor.pypl.com/csi-strategy.

42	2025 Proxy Statement

Stock Ownership Information

Stock Ownership Information

The following tables set forth certain information with respect to (1) each stockholder known to us to be the beneficial owner of more than 5% of our common stock as of December 31, 2024, and (2) the beneficial ownership of our common stock by each director and director nominee, by each named executive officer identified in the 2024 Summary Compensation Table, and by all executive officers and directors (including nominees) as a group as of the Record Date. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated in the footnotes to these tables, the entities and individuals named in the tables have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

Five Percent Owners of Common Stock

	Shares Beneficially Owned

Name and Mailing Address	Number		Percent

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	90,024,391	[1]	9.21%

BlackRock, Inc. 50 Hudson Yards New York, NY 10001	72,523,555	[2]	7.42%

[1]

Based solely on information on Schedule 13G/A (Amendment No. 8) filed with the SEC on February 13, 2024. The Vanguard Group and certain related entities have sole voting power of 0 shares of the Company’s common stock, shared voting power of 1,444,322 shares of the Company’s common stock, sole dispositive power of 85,361,825 shares of the Company’s common stock and shared dispositive power of 4,662,566 shares of the Company’s common stock.

[2]

Based solely on information on Schedule 13G/A (Amendment No. 6) filed with the SEC on January 26, 2024. BlackRock, Inc. has sole voting power of 64,471,044 shares of the Company’s common stock and sole dispositive power of 72,523,555 shares of the Company’s common stock.

2025 Proxy Statement	43

Stock Ownership Information

Security Ownership of Executive Officers and Directors

Security Ownership of Executive Officers and Directors

	Shares Beneficially Owned[2]

Name[1]	Number	Percent of Class

Alex Chriss	132,430	*

Jamie Miller	29,382	*

Suzan Kereere	56,987	*

Diego Scotti	25,578	*

Aaron Webster	65,565	*

Rodney C. Adkins	30,882	*

Joy Chik	812	*

Jonathan Christodoro	37,681	*

Carmine Di Sibio	4,249	*

David W. Dorman	66,221	*

Enrique J. Lores	24,050	*

Gail J. McGovern	29,734	*

Deborah M. Messemer	13,976	*

David M. Moffett	67,227	*

Ann M. Sarnoff	28,072	*

Frank D. Yeary	51,343	*

All Directors and Executive Officers as a Group (18 Persons)	756,083	*

*	Less than one percent

[1]	c/o PayPal Holdings, Inc., 2211 North First Street, San Jose, California 95131.

[2]

Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 9, 2025 and RSUs that are scheduled to vest within 60 days of April 9, 2025 are deemed to be outstanding for the purpose of computing the percentage ownership of the person holding those options or RSUs, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The percentage of beneficial ownership is based on 977,395,128 shares of common stock outstanding as of April 9, 2025.

44	2025 Proxy Statement

Information About Our Executive Officers

Information About Our Executive Officers

Did Not Disclose Women 71% of our executive officers are women and/or from diverse ethnic groups* Ethnically Diverse Men Ethnically Diverse Women Diversity of Our Current Executive Officers

       * As of April 9, 2025

Executive Officer Biographies

Alex Chriss President and Chief Executive Officer	In current position since September 2023	Age: 47

Career Highlights Mr. Chriss’ biography is set forth on page 17 of this proxy statement under the heading “Proposal 1: Election of Directors – Director Biographies.”

Michelle Gill ● Executive Vice President, General Manager – Small Business & Financial Services Group	In current position since November 2023	Age: 52

Career Highlights

Senior Vice President, QuickBooks Money Platform at Intuit from March 2023 to September 2023.

General Manager and Executive Vice President of Consumer Lending and Capital Markets at SoFi from April 2020 to September 2022.

Chief Financial Officer of SoFi from May 2018 to April 2020.

Investment Professional at TPG Sixth Street Partners from July 2017 to April 2018.

Managing Director and Partner at Goldman Sachs from February 2003 to April 2017.

Frank Keller Executive Vice President, General Manager – Large Enterprise & Merchant Platform Group	In current position since April 2024	Age: 51

Career Highlights

Senior Vice President, General Manager – Large Enterprise & Merchant Platform Group from November 2023 to March 2024.

Senior Vice President, General Manager Merchant and Payments at PayPal from May 2022 to October 2023.

Senior Vice President, Enterprise Solutions and Digital Commerce at PayPal from January 2021 to April 2022.

Vice President, Europe & Global Inside Sales, Global Sales Transformation Lead at PayPal from June 2019 to January 2021.

Vice President, Global Head of Consumer Segment at PayPal from July 2018 to June 2019.

Served in additional positions of increasing responsibility at PayPal from May 2011 to July 2018.

Ethnically Diverse    ● Woman

2025 Proxy Statement	45

Information About Our Executive Officers

Executive Officer Biographies

Suzan Kereere ● President, Global Markets	In current position since January 2024	Age: 59

Career Highlights

Executive Vice President, Global Business Solutions at Fiserv from June 2021 to December 2023 and Chief Growth Officer at Fiserv from July 2021 to November 2021.

Global Head, Merchant Sales & Acquiring at Visa from August 2018 to May 2021.

Head, Europe Merchant Sales & Acquiring at Visa from September 2017 to July 2018.

Head, Global Merchant Client Group at Visa from May 2016 to August 2017.

Served in positions of increasing responsibility at American Express from June 1996 to April 2016, including Senior Vice President & General Manager, National Client Group, Global Merchant Services from March 2013 to April 2016; and Senior Vice President & General Manager, Global Network Business from March 2010 to February 2013.

Member of the Board of Directors of 3M since February 2022.

Jamie Miller ● Executive Vice President, Chief Financial and Operating Officer	In current position since January 2025	Age: 56

Career Highlights

Global Chief Financial Officer of Ernst and Young from February 2023 to June 2023.

Senior Vice President, Chief Financial Officer and Head of Strategy of Cargill from June 2021 to January 2023.

Held a variety of senior positions at General Electric from April 2008 to February 2020, including Senior Vice President and Chief Financial Officer from November 2017 to February 2020; Senior Vice President and President and CEO of GE Transportation from October 2015 to November 2017; Senior Vice President and Chief Information Officer from April 2013 to October 2015.

Senior Vice President, Controller and Investor Relations at Anthem (formerly Wellpoint) from August 2007 to April 2008 and Lead Partner, Midwest financial services advisory practice at PricewaterhouseCoopers from 2005 to 2007.

Member of the Board of Directors of Qualcomm since May 2020.

Diego Scotti Executive Vice President, General Manager, Consumer Group	In current position since December 2023	Age: 52

Career Highlights

Executive Vice President, Chief Marketing Officer at Verizon from October 2014 to November 2023.

Senior Vice President, Chief Marketing Officer at J.Crew from November 2011 to October 2014.

Executive Director, Marketing at Vogue Magazine from August 2008 to October 2011.

Served in a variety of senior positions at American Express from August 1992 to August 2008, including Vice President, Global Advertising & Brand Management from July 2003 to August 2008.

Aaron Webster Executive Vice President, Global Chief Risk Officer	In current position since March 2024	Age: 45

Career Highlights

Chief Risk Officer, Global Head of Operations and Latin America at SoFi from June 2022 to March 2024.

Chief Risk Officer at SoFi from July 2019 to August 2022.

Chief Risk Officer at Citi from January 2018 to July 2019.

Held a variety of senior positions at Toyota North America from October 2008 to February 2018, including Managing Director, USA/Americas Risk Management and Data Science from August 2017 to February 2018; Managing Director, Risk Management and Data Science – Americas Region and US Residual Value from May 2016 to August 2017; and Director, Risk Management and Data Science – Americas Region from October 2008 to May 2016.

Regional Risk Leader at GE Capital from June 2004 to October 2008.

Ethnically Diverse    ● Woman

46	2025 Proxy Statement

Proposal 2: Advisory Vote to Approve Named Executive Officer Compensation (“say-on-pay” vote)

Proposal 2:

Advisory Vote to Approve Named Executive Officer Compensation (“say-on-pay” vote)

Each year, pursuant to Section 14A of the Exchange Act, we ask our stockholders to vote on an advisory basis to approve the compensation granted or paid to our named executive officers (“NEOs”), as described in the CD&A and the compensation table sections of this proxy statement.

The Compensation Committee is committed to an executive compensation program that is transparent, appropriately incentivizes our executive officers, and aligns executive interests with those of our stockholders. The Compensation Committee also views our executive compensation program as a critical tool that enables us to effectively compete for, attract, and retain top talent so we can build the strongest possible leadership team for PayPal. The Compensation Committee believes the goals of our executive compensation program are appropriate and that the program is properly structured to achieve those goals. In deciding how to vote on this proposal, the Board encourages you to read the CD&A and the compensation table sections of this proxy statement.

The Board recommends that stockholders vote “FOR” the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2025 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2024 Summary Compensation Table, and the other related tables and disclosures.”

This say-on-pay vote is advisory, and therefore not binding on the Company, the Board, or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of our stockholders and will take into account the outcome of this vote in considering future compensation arrangements. The next say-on-pay vote will occur at PayPal’s 2026 Annual Meeting of Stockholders.

THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 2.

2025 Proxy Statement	47

Compensation Discussion and Analysis

Compensation Discussion and Analysis

Named Executive Officers	48

Executive Summary	49

2024 Compensation Framework and Decisions	56

Other Compensation Elements	62

Our Structure for Setting Compensation	63

Other Compensation Practices and Policies	65

Named Executive Officers

This Compensation Discussion and Analysis (“CD&A”) describes the material compensation elements for each of PayPal’s 2024 NEOs and provides an overview of the compensation policies and practices applicable to our NEOs.

Alex Chriss	Jamie Miller	Suzan Kereere	Diego Scotti	Aaron Webster
President and Chief Executive Officer	Executive Vice President, Chief Financial and Operating Officer	President, Global Markets	Executive Vice President, General Manager, Consumer Group	Executive Vice President, Global Chief Risk Officer

48	2025 Proxy Statement

Compensation Discussion and Analysis

Executive Summary

Executive Summary

2024 Financial and Operational Performance Highlights

2024 was an important transition year for PayPal. We returned the company to profitable growth, driving a positive inflection in transaction margin dollars. We continued to build out a world-class leadership team, accelerate innovation, forge new partnerships, and improve our customer value proposition. As a result of these efforts, we delivered strong financial and operating results across our key performance metrics and built a strong foundation for durable, profitable growth.

Transaction Margin Dollars	Non-GAAP Operating Income[1]	Earnings per Share

$15 $12 $9 $6 $3 $0 $13.8B $13.7B $14.7B 2022 2023 2024
$6 $5 $4 $3 $2 $1 $0 $4.5B $5.1B $5.8B 2022 2023 2024
$5 $4 $3 $2 $1 $0 $3.09 $3.83 $4.65 $2.09 $3.84 $3.99 2022 2023 2024 Non-GAAP EPS1 GAAP EPS

Total Shareholder Return (TSR)

2024	Alex Chriss’ appointment as CEO through 2024	2022-2024

Dec 2023 Mar 2024 Jun 2024 Sep 2024 Dec 2024 $150 $140 $130 $120 $110 $100 $90 $80
Sep 2023 Dec 2023 Mar 2024 Jun 2024 Sep 2024 Dec 2024 $150 $140 $130 $120 $110 $100 $90 $80
Dec 2021 Jun 2022 Dec 2022 Jun 2023 Dec 2023 Jun 2024 Dec 2024 $140 $120 $100 $80 $60 $40 $20

—PYPL —S&P 500

Growing total payment volume (TPV):	Driving engagement:	Delivering solid revenue growth:	Continuing robust cash flow generation:

10%	434M	7%	$7.5B

2024 TPV increased to $1.68 trillion[2]	Active accounts (increased 2.1%, or by 8.8 million)	Net revenues increased to $31.8 billion	Cash flow from operations and free cash flow[1] of $6.8 billion

[1]

Non-GAAP operating income, non-GAAP EPS, and free cash flow are not financial measures prepared in accordance with GAAP. Beginning in 2024, our non-GAAP financial metric reporting includes stock-based compensation expense and related employer payroll taxes. For more information on how we compute non-GAAP operating income, non-GAAP EPS, and free cash flow, and a reconciliation to operating income, GAAP EPS, and cash flow from operations, respectively, prepared in accordance with GAAP, please refer to “Appendix A: Reconciliation of Non-GAAP Financial Measures” in this proxy statement.

[2]	All growth figures represent year-over-year comparison to prior year.

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Compensation Discussion and Analysis

Executive Summary

Our pace of innovation accelerated as we introduced our Fastlane guest checkout, launched our PayPal Everywhere omnichannel initiative, and expanded PayPal Complete Payments (PPCP) into new markets. We made progress introducing branded checkout enhancements, improving the profitability in our payment service provider (PSP) business, monetizing Venmo, and expanding support for small and medium business (SMB) customers. In addition, we continued to increase revenues while returning the business to profitable growth with strong transaction margin dollar performance.

Other notable 2024 results include:

•	Transaction margin dollars excluding interest on customer balances increased 5% compared to a 5% decline in FY’23.

•	GAAP operating margin contracted 14 basis points to 16.7%; non-GAAP operating margin[1] expanded 116 basis points to 18.4%.

•	Cash flow from operations reached $7.5 billion. Free cash flow was $6.8 billion, and adjusted free cash flow[2] was $6.6 billion.

•	Payment transactions increased 5% to 26.3 billion.

•	Continued our strong capital return program, deploying $6 billion to repurchase 92 million shares of common stock and reducing average share count by approximately 6%.

We are focused on driving scale and the adoption of our products and services while continuing to improve efficiency and effectiveness while increasing our velocity of innovation. Building on our progress in 2024, we will continue our strategic transformation with the goal of driving durable, profitable growth in 2025 and beyond.

Key Leadership Additions

Following the appointment of Mr. Chriss as our President and Chief Executive Officer in September 2023, we continued to strengthen our leadership team by hiring seasoned leaders across several key roles during late 2023 and into 2024. Jamie Miller joined PayPal as Executive Vice President, Chief Financial Officer in November 2023, and was appointed to the expanded role of EVP, Chief Financial and Operating Officer in February 2025; Diego Scotti joined PayPal as Executive Vice President, General Manager, Consumer Group in December 2023; Suzan Kereere joined PayPal as President, Global Markets in January 2024; and Aaron Webster joined PayPal as Executive Vice President, Global Chief Risk Officer in March 2024.

Ms. Kereere and Messrs. Scotti and Webster are referred to in this proxy statement as “New NEOs” because they were not NEOs in our proxy statement last year. Each of Mr. Chriss and Ms. Miller were NEOs in our 2024 proxy statement and the new hire compensation paid to them in 2023, as provided in their offer letters entered into in 2023, is summarized in our 2024 proxy statement under the heading “Offer Letter Compensation for New NEOs.”

Offer Letter Compensation for New NEOs

Each of Ms. Kereere and Messrs. Scotti and Webster entered into an offer letter with the Company in connection with the commencement of their employment. The offer letters included two categories of compensation: (1) go-forward, ordinary course compensation arrangements and (2) special, non-recurring new hire awards. The non-recurring new hire awards were intended to incentivize Ms. Kereere and Messrs. Scotti and Webster to join PayPal’s leadership team and to compensate Ms. Kereere and Mr. Webster for a portion of the awards they forfeited in departing from their prior employer to join PayPal. The awards forfeited by each of Ms. Kereere and Mr. Webster were greater in value than the target grant date value of their Make-Whole RSUs, described below.

The amounts and types of compensation for each of Ms. Kereere and Messrs. Scotti and Webster were determined carefully by the Compensation Committee in consultation with the Compensation Committee’s independent compensation consultant. Factors including, but not limited to, the NEO’s experience, responsibilities, expertise, compensation at their prior employer (if publicly available or voluntarily disclosed), potential contributions to PayPal, their competitive opportunities, including, if applicable, specific alternative opportunities at the time of hire, market compensation for their role at technology and financial companies in our compensation peer group (see “Our Compensation Peer Group” below for our 2024 peer group), and the size and complexity of the NEO’s position and business unit or function were considered when determining each new NEO’s initial compensation package. In each case, the annual pay elements were consistent with the compensation practices of our peer group and the non-recurring elements of compensation were driven by the specific circumstances of the individual hires (as noted above).

[1]

Non-GAAP operating margin is not a financial measure prepared in accordance with GAAP. For more information on how we compute non-GAAP operating margin, and a reconciliation to operating margin prepared in accordance with GAAP, please refer to “Appendix A: Reconciliation of Non-GAAP Financial Measures” in this proxy statement.

[2]

Adjusted free cash flow excludes the net timing impact between originating European buy now, pay later (“BNPL”) receivables as held for sale and the subsequent sale of these receivables. Please refer to “Appendix A: Reconciliation of Non-GAAP Financial Measures” in this proxy statement.

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Compensation Discussion and Analysis

Executive Summary

The following table summarizes the go-forward compensation arrangements with each of Ms. Kereere and Messrs. Scotti and Webster, as documented in their offer letters:

NEO	Annual Base Salary ($)	Target Annual Incentive Plan Bonus as a Percentage of Annual Base Salary (%)	Initial RSU Grant ($)[1]	Initial PBRSU Grant (at target) ($)[2]

Suzan Kereere	750,000	125%	6,250,000	6,250,000

Diego Scotti	750,000	125%	6,250,000	6,250,000

Aaron Webster	750,000	125%	4,500,000	4,500,000

[1]	Initial RSU grants follow PayPal’s standard three-year vesting schedule. Amounts reflect target grant date value and may differ from amounts reported in the Summary Compensation Table below.

[2]

Initial PBRSU grants follow PayPal’s standard PBRSU vesting schedule, with their payout contingent on PayPal’s performance over the three-year performance period. The performance period applicable to the Initial PBRSU Grants began on January 1, 2024. Amounts reflect target grant date value and may differ from those reported in the Summary Compensation Table below.

The following table summarizes the special, non-recurring new hire awards for each of Ms. Kereere and Messrs. Scotti and Webster, which were intended to compensate them for awards they forfeited when joining PayPal or to induce them to accept our offers, as applicable:

NEO	Cash Sign-On Bonus ($)		Make-Whole RSUs ($)		Total Non-Recurring New Hire Awards ($)

Suzan Kereere	6,000,000	[1]	7,500,000	[2]	13,500,000

Diego Scotti	2,000,000	[1]	—		2,000,000

Aaron Webster	2,500,000	[3]	4,000,000	[4]	6,500,000

[1]

The Cash Sign-On Bonus was payable in cash in two installments (each, an “installment”), with the first portion of the Cash Sign-On Bonus (66.7% for Ms. Kereere and 50% for Mr. Scotti) payable within two pay periods following the NEO’s start date, and the remaining portion (33.3% for Ms. Kereere and 50% for Mr. Scotti) payable within two pay periods following the 6-month anniversary. If the NEO resigns or PayPal terminates the NEO’s employment for cause: (a) on or before the first anniversary of the first installment payment date, the NEO must repay 100% of the first installment; (b) after the first anniversary, but on or before the second anniversary, of the first installment payment date, the NEO must repay the first installment, less 1/24th of the first installment for every full month of the NEO’s active employment with PayPal following the NEO’s start date; or (c) on or before the first anniversary of the second installment payment date, the NEO must pay back 100% of the second installment.

[2]

Represents Make-Whole RSUs at target grant date value, 50% of which vest on the first anniversary of the grant date and the remaining 50% of which vest on the second anniversary of the grant date, generally subject to Ms. Kereere’s continued employment with us through the applicable vesting date, with accelerated vesting upon a Qualifying Termination (as defined in the Executive Severance Plan). Ms. Kereere forfeited significant equity awards at her prior employer that were greater in value than the target grant date value of her Make-Whole RSUs, which were intended to compensate her for a portion of such forfeited awards.

[3]

The Cash Sign-On Bonus was payable in a single cash payment within two pay periods following Mr. Webster’s start date. If Mr. Webster resigns or PayPal terminates his employment for cause: (a) on or before the first anniversary of the payment date, he must repay 100% of the Cash Sign-On Bonus or (b) after the first anniversary, but on or before the second anniversary, of the payment date, he must repay the Cash Sign-On Bonus, less 1/24th for every full month of active employment with PayPal following his start date.

[4]

Represents Make-Whole RSUs at target grant date value, 50% of which follow PayPal’s standard 3-year vesting schedule and the remaining 50% of which vest on the first anniversary of the grant date, in each case generally subject to Mr. Webster’s continued employment with us through the applicable vesting date. Mr. Webster forfeited significant equity awards at his prior employer that were greater in value than the target grant date value of his Make-Whole RSUs, which were intended to compensate him for a portion of such forfeited awards.

In addition, as disclosed in our 2024 proxy statement, the terms of our offer letter with Ms. Miller provided for a cash sign-on bonus of $6,000,000, with 50% payable in cash within the first two pay periods following her start date and the remaining 50% payable within two pay periods following the 6-month anniversary of her start date. The portion of Ms. Miller’s cash sign-on bonus paid in 2024 is included in her 2024 compensation as reported in the 2024 Summary Compensation Table below.

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Compensation Discussion and Analysis

Executive Summary

2024 NEO Compensation Program Elements

For 2024, the Compensation Committee approved an executive compensation program based on our “pay for performance” philosophy that is designed to align our executive officers’ compensation with the key drivers of profitable growth and motivate our executive officers to successfully drive strategy. The ultimate goals of our executive compensation program are to properly incentivize and reward our executives for performance that exceeds expectations, provide transparency for our executives and our stockholders, and enable us to attract and retain highly capable leaders in an intensely competitive talent market in both the technology and financial sectors.

The following is an overview of the 2024 compensation program elements for our NEOs.

	Form of Payment		Performance Period	Performance Criteria	Objectives	For More Information

Salary	100%	Cash	Ongoing	Alignment of salary with performance is evaluated on an annual basis	• Rewards individuals’ current contributions • Compensates for expected day-to-day performance • Reflects scope of roles and responsibilities	Page 56

Annual Incentive Plan (“AIP”)	100%	Cash	One year	Transaction margin dollars and non-GAAP operating income (including stock-based compensation expense), adjusted for individual performance	• Rewards successful annual performance • Incentivizes achievement of short-term performance goals designed to drive profitable growth and enhance stockholder value	Page 57

Long-Term Incentive Plan (“LTI”)	50%	PBRSUs	Three years	Earned based on rTSR metric, measured as compared to the S&P 500 over discrete 12-, 24-, and 36-month measurement periods; three-year cliff vesting

•  Rewards successful achievement of performance goals over the three-year performance period designed to drive the creation of stockholder value

•  Intended to satisfy long-term retention objectives while minimizing potential impact of short-term stock price volatility

						Page 61
	50%	RSUs	Vests over three years	Service-based vesting; ultimate value based on stock price performance	• Rewards the creation of long-term value • Recognizes potential future contributions • Intended to satisfy long-term retention objectives	Page 61

The new hire equity grants set forth in our 2023 offer letters with Mr. Chriss and Ms. Miller were designed to include the value of intended 2024 LTI awards. Accordingly, Mr. Chriss did not receive any LTI awards in 2024 and Ms. Miller did not receive an annual RSU grant in 2024. As a result of her late 2023 start date, Ms. Miller’s PBRSU award, described in her 2023 offer letter, was granted in 2024 and the value of that award is reflected in the Summary Compensation Table and the 2024 Grants of Plan-Based Awards Table below. Mr. Chriss and Ms. Miller, along with our other NEOs, will receive LTI awards as part of our 2025 compensation cycle.

2024 Incentive Compensation Plan Outcomes

For 2024, the Compensation Committee approved incentive programs designed to strengthen pay for performance alignment, increase the focus on profitable growth, closely manage our burn rate (defined as the number of shares subject to equity awards granted during a given year divided by the basic weighted average number of shares of our common stock outstanding for that year), and incentivize stockholder value creation over short-term and long-term horizons. By design, our AIP and PBRSUs utilize different metrics and timeframes, with the 2024 AIP payout based on one-year achievement of performance metrics and 2024-2026 PBRSUs vesting following the end of the three-year performance period based on rTSR over discrete 12-, 24-, and 36-month measurement periods.

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Compensation Discussion and Analysis

Executive Summary

2024 PayPal Annual Incentive Plan

Based on our strong 2024 results under our refreshed leadership team, our 2024 PayPal Annual Incentive Plan (“AIP” or “2024 AIP”) paid out as described below.

Under the 2024 AIP, the bonus pool was funded based on achievement of two equally-weighted Company performance metrics. The following table shows the Company performance goals established at the beginning of 2024, and actual performance achieved as determined by the Compensation Committee.

Company Measure ($ in billions)	Threshold (50% Payout)[1]	Target (100% Payout)[1]	Maximum (200% Payout)[1]	Actual Achieved	Actual Achieved (Percentage of Target)

Transaction Margin Dollars	$13.600	$13.950	$14.400	$14.658	200%

Non-GAAP Operating Income[2]	$5.000	$5.400	$5.850	$5.838	197%

	Company Performance Score				199%

[1]	Linear interpolation applies to transaction margin dollars and non-GAAP operating income for results between specific hurdles.

[2]

Non-GAAP operating income is not a financial measure prepared in accordance with GAAP. For information on how we compute non-GAAP financial measures and a reconciliation to the most directly comparable financial measures prepared in accordance with GAAP, please refer to “Appendix A: Reconciliation of Non-GAAP Financial Measures” to this proxy statement.

Each NEO’s individual bonus payout was then subject to adjustment based on their individual performance. Each of our NEOs achieved an individual performance score of 100% for 2024, as further described in the section titled “Individual Performance Scores” on page 59 of this CD&A.

2022-2024 PBRSUs

Following the completion of the performance period for our 2022-2024 PBRSUs on December 31, 2024, the Compensation Committee determined that the threshold level of performance was not met for either of the FX-neutral revenue CAGR or free cash flow CAGR performance metrics applicable to the 2022-2024 PBRSUs. As a result, the 2022-2024 PBRSUs vested at 0%. None of our NEOs held 2022-2024 PBRSU awards.

2024 Say-on-Pay Outcome and Stockholder Engagement

Our Board and management team are committed to regular engagement to solicit the perspectives of a broad cross-section of stockholders on our compensation program design and corresponding annual Say-on-Pay vote. Stockholder feedback serves as a critical input as the Compensation Committee evaluates our compensation program, as does the outcome of our Say-on-Pay vote, which received 83% support in 2024.

Following the 2024 Annual Meeting of Stockholders, we contacted stockholders representing approximately 62% of our common stock held by institutional investors, and had conversations with stockholders representing 39% of our common stock held by institutional investors. Our Board Chair, Enrique Lores, participated in meetings with stockholders representing 28% of our common stock held by institutional investors.

Compensation was a prominent topic during our discussions with investors. Our stockholders expressed broad support for our compensation program structure, and in particular, the changes made to our executive compensation program, including the incorporation of more profitability-linked metrics, the program’s continued alignment of pay and performance, and the critical steps we took to attract key executive talent in 2024. For more information on our engagement efforts and additional feedback received through these conversations, see “Corporate Governance – Stockholder Engagement” on page 33 of this proxy statement.

2024 Compensation Program Changes Informed by Investor Feedback

Informed by investor feedback, in January 2024, the Compensation Committee made the following enhancements to our incentive programs to strengthen pay for performance alignment, increase the focus on profitable growth, closely manage our burn rate, and address historical challenges experienced in connection with setting long-term performance goals. In addition, in July 2024, the Compensation Committee approved amendments to our Executive Change in Control and Severance Plan (the “Executive Severance Plan”) to more closely align our executive severance benefits to market practices within PayPal’s compensation peer group and to streamline administration.

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Compensation Discussion and Analysis

Executive Summary

Enhancements to 2024 PayPal Annual Incentive Plan

Enhancement	Rationale

Redesigned the plan to fund the bonus pool based on Company performance and determine final employee payouts based on an individual performance modifier	Company-wide bonus pool and resulting employee bonus starting point are based on Company performance, strengthening pay and performance alignment; individual performance modifier provides for upwards or downwards differentiation where specifically warranted

Updated metrics to transaction margin dollars and non-GAAP operating income (from revenue and non-GAAP operating margin)

More closely aligns performance goals to broader Company strategy, including additional focus on driving durable, profitable growth

Additionally, beginning in 2024, our non-GAAP financial metric reporting (including non-GAAP operating income) now includes stock-based compensation expense

Moved to 100% cash compensation for short-term incentive program (from a mix of cash and PBRSUs)	Better aligns actual payout with intended value to be delivered and reduces burn rate and dilution to stockholders

Enhancements to 2024-2026 PBRSUS under Long-Term Incentive Program

Enhancement	Rationale

Redesigned program with rTSR metric, measured as compared to the S&P 500 (from FX-neutral revenue CAGR and free cash flow CAGR), with the target for rTSR vs. the S&P 500 set at the 55th percentile	More closely aligns PBRSU payouts with long-term stockholder value, with performance measured against the S&P 500 and target set above median to ensure rigor in our LTI program

Three-year performance period using three discrete measurement periods of 12, 24, and 36 months in calculating payout; no vesting prior to the end of the full three-year vesting period; if absolute TSR achievement is negative for the 36-month period, the maximum shares an executive could earn is capped at 100% of the target number of shares

Designed to enhance the program’s durability and provide a holistic measure of long-term value creation, while helping to ensure appropriate alignment of PBRSU payouts with long-term stockholder value creation

Reduces the potential impact of short-term stock price volatility, while maximizing retentive value over the entire vesting period

Updates to the Executive Severance Plan

In July 2024, the Compensation Committee approved the following updates to the Executive Severance Plan to more closely align our executive severance benefits to market practices within PayPal’s compensation peer group and to streamline administration of the Executive Severance Plan:

•

Reduced cash severance payable to our executives upon a termination of employment outside the context of a change in control, by reducing the cash severance multiple by 0.5x (from 2.0x to 1.5x for our CEO and from 1.5x to 1.0x for EVPs) and eliminating payment of a prorated cash bonus for the year of termination.

•	Eliminated the “good reason” severance trigger for non-CEO executives upon a termination of employment outside the context of a change in control.

•

Removed job elimination and role restructuring as a trigger under the Executive Severance Plan’s Executive Long Term Incentive Program (“ELTIP”), limited awards eligible to continue vesting under the ELTIP to those granted at least 12 months prior to termination of employment, and removed COBRA subsidy benefits from the ELTIP.

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Compensation Discussion and Analysis

Executive Summary

Key Compensation Policies and Practices

We maintain the following policies and practices that we believe demonstrate our commitment to strong corporate governance and executive compensation best practices.

What We Do

Pay for Performance	Our AIP is entirely performance-based, and our NEOs are not guaranteed any minimum levels of payment under that plan.

More than 50% of our NEOs’ target total direct compensation (composed of each NEO’s base salary, AIP target, and LTI target) is performance-based and tied to pre-established performance goals aligned with our short-term and long-term objectives.

Rigorous performance goals	We use objective performance-based Company goals designed to be rigorous in our incentive plans.

Stock-based compensation expense included in non-GAAP performance metrics	Beginning in 2024, the non-GAAP performance metrics used in our executive compensation program include the impact of stock-based compensation expense.

Independent compensation consultant	The Compensation Committee engages its own independent compensation consultant to advise on executive and director compensation matters.

Annual compensation peer group review

The Compensation Committee annually reviews the composition of our compensation peer group to evaluate whether the peer group remains appropriate in light of our size and industry, as well as the industries in which we compete for talent.

Annual say-on-pay vote	We conduct an annual advisory say-on-pay vote on our NEO compensation.

Stockholder engagement

We are committed to ongoing engagement with our stockholders – including on executive compensation, corporate governance, and CS&I matters – through teleconferences, in-person meetings, and correspondence.

Annual compensation risk assessment	We conduct an annual compensation risk assessment to evaluate whether our executive compensation program presents any risks that are reasonably likely to have a material adverse effect on PayPal.

Clawback policies

In addition to our mandatory recovery policy adopted in compliance with Exchange Act Rule 10D-1 and the Nasdaq listing standards regarding recovery of erroneously awarded compensation in the event of an accounting restatement, we maintain a separate clawback policy pursuant to which the Compensation Committee can require forfeiture or reimbursement of a broader range of incentive compensation paid or awarded to our NEOs (including time-based equity awards) in certain other circumstances.

Robust stock ownership guidelines

Our stock ownership guidelines require significant sustained ownership of our common stock to align the long-term interests of our NEOs and non-employee directors with those of our stockholders and reflect our commitment to sound corporate governance.

Prohibition of hedging and pledging transactions

Our insider trading policy, which applies to all Board members, executive officers, and employees, prohibits the use of hedging and monetization transaction relating to our securities and the use of PayPal derivative securities as collateral in a margin account or for any loan or extension of credit. Board members and executive officers are prohibited, and all other employees are strongly discouraged, from pledging any PayPal securities as collateral for loans.

What We Don’t Do

No entitlement to excise tax gross-ups on “change in control” payments	Our agreements with our NEOs do not provide for any excise tax gross-ups or other payment or reimbursement of excise taxes on severance in connection with a change in control of PayPal.

No “single-trigger” CIC payments or acceleration of equity awards

We do not make “single-trigger” change-in-control payments or maintain any plans that require single-trigger change-in-control acceleration of equity awards to our NEOs upon a change in control of PayPal.

No tax gross-ups on perquisites

We do not provide our NEOs with tax gross-ups on perquisites, other than in limited circumstances related to relocation and international business travel that are at our direction and deemed to benefit our business operations.

No discounting of stock options or repricing of underwater options	Our equity compensation plan expressly prohibits the discounting of the exercise price of stock options and the repricing of underwater stock options without stockholder approval.

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Compensation Discussion and Analysis

2024 Compensation Framework and Decisions

2024 Compensation Framework and Decisions

Executive Compensation Program Design

Our key guiding principle for executive compensation is to closely align the compensation of our executives with the creation of long-term value for our stockholders. We do so by tying a significant portion of our executives’ target total direct compensation opportunity (composed of each NEO’s base salary, AIP target and LTI target) to PayPal’s performance.

In designing our executive compensation program, the Compensation Committee prioritizes four goals:

Transparency, Simplicity, and Clarity Enable executives to directly link between Company and individual performance and their pay, and enable stockholders to directly link between returns on their investment and executive pay outcomes. One Team Maintain unified goals and objectives of the annual short- and long-term incentive programs for the entire executive leadership team to drive aligned operational decisions and Company performance. Attracting World Class Talent Recognize the unique space in which we compete and prioritize nimble and aggressive compensation strategies to attract and retain key talent. Individual Performance Deliver compensation commensurate with results, and hold leaders accountable for their performance against strategic, financial, and operational objectives.

When designing our executive compensation program, the Compensation Committee assessed competitive market data obtained from the public filings of our compensation peer group companies and general industry data for comparable technology and financial companies that are included in proprietary third-party compensation surveys. For more information, see “Our Structure for Setting Compensation.”

Base Salary

At the beginning of each year, the Compensation Committee reviews and approves each then-serving executive officer’s base salary for the year. In making its determinations, the Compensation Committee considers competitive market data and certain individual factors, including the executive’s individual performance, level of responsibility, breadth of knowledge, and prior experience, while also considering internal pay equity. At the time of hire, the Compensation Committee approves the compensation of the newly appointed executive officer based on the competitive market data, prior experience, the compensation received at the executive officer’s prior employer (if publicly available or voluntarily disclosed), and the compensation received by the executive officer’s predecessor at PayPal (if applicable). The following table shows the 2024 annualized base salary for each NEO.

NEO	Annual Base Salary in 2024 ($)[1]

Alex Chriss	1,250,000

Jamie Miller	750,000

Suzan Kereere	750,000

Diego Scotti	750,000

Aaron Webster	750,000

[1]

The base salaries provided in the table reflect each NEO’s annualized base salary during 2024. Each NEO’s base salary rate in the table is the same as their base salary rate in their offer letter with PayPal.

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Compensation Discussion and Analysis

2024 Compensation Framework and Decisions

How We Determine Incentive Compensation

When deciding the target amount and forms of incentive compensation for our NEOs, the Compensation Committee considers competitive market data, including the compensation practices of technology and financial companies in our compensation peer group (see “Our Compensation Peer Group” below for our 2024 peer group), as disclosed in their public filings and in proprietary third-party compensation surveys, and the need to retain qualified individuals in a highly competitive market for proven executive talent in both the technology and financial sectors.

In determining the individual payouts pursuant to our executive compensation program, the Compensation Committee also considers the following individual factors for each NEO:

•	performance against strategic, financial, and operational objectives;

•	the size and complexity of the NEO’s position and business unit or function;

•	any changes to or expansion of scope of role and responsibilities;

•	defining and executing against strategy, roadmaps, and budgets;

•	driving innovation for the business unit or function;

•	leadership and commitment to PayPal’s Leadership Principles; and

•	results of risk and compliance reviews designed to hold executives accountable for achieving risk and compliance management goals.

Factors considered in determining the incentive compensation opportunities for our newly-hired NEOs are discussed above under “Offer Letter Compensation for New NEOs.”

PayPal Annual Incentive Plan

The AIP provided each of our NEOs with the opportunity to earn annual incentive compensation based on Company performance and individual performance. For 2024, the Compensation Committee determined that the AIP bonus pool would be funded based on two equally-weighted Company performance metrics, with each NEO’s individual bonus payment then subject to adjustment based on their individual performance score. Beginning in 2024, the AIP bonus is paid 100% in cash to align actual payouts with the intended value and to reduce our burn rate.

The following table sets forth the 2024 target annual incentive opportunity (the “Target Incentive Amount”) for each participating NEO, which is expressed as a percentage of the NEO’s base salary.

NEO	AIP Target as Percentage of Base Salary (%)	Base Salary Used to Calculate Target Incentive Amount ($)[1]	Target Incentive Amount ($)

Alex Chriss	200%	1,250,000	2,500,000

Jamie Miller	125%	750,000	937,500

Suzan Kereere	125%	750,000	937,500

Diego Scotti	125%	750,000	937,500

Aaron Webster	125%	750,000	740,266[2]

[1]

In accordance with the terms of the 2024 AIP, each NEO’s base salary and AIP Target as of December 1, 2024 was used to calculate the Target Incentive Amount. Each NEO’s AIP Target in the table is the same as their AIP target as a percentage of base salary in their offer letter with PayPal.

[2]	The Target Incentive Amount reported for Mr. Webster reflects the prorated 2024 AIP bonus for which he was eligible based on his March 2024 start date.

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Compensation Discussion and Analysis

2024 Compensation Framework and Decisions

The actual amount of each NEO’s 2024 AIP bonus was determined by the following formula with an overall AIP bonus payout cap of 200% of the NEO’s Target Incentive Amount (and for Mr. Webster, prorated based on his start date):

Company Performance Score Target Incentive Amount x 50% Transaction Margin Dollars 50% Non-GAAP Operating Income Individual Performance Score AIP Bonus Payout

Company Performance Score

When designing PayPal’s 2024 executive compensation program, the Compensation Committee evaluated a range of performance metrics for the purposes of PayPal’s incentive programs and considered input from stockholders, management, and its independent compensation consultant. The Compensation Committee determined that transaction margin dollars and non-GAAP operating income were the performance metrics best aligned to PayPal’s strategy entering 2024, including our increased focus on profitable growth, and that achievement of goals associated with those measures would drive strong operational performance results and stockholder returns.

Measure	Weighting	Definition	Purpose

Transaction Margin Dollars	50%	Net revenue, less transaction expenses and transaction & credit losses, as reported in PayPal’s 2024 Annual Report on Form 10-K.

The Compensation Committee believes that transaction margin dollars is an important measure of our performance because it measures profitability and incentivizes our NEOs to focus on driving profitable growth.

Non-GAAP Operating Income	50%	Non-GAAP operating income (including the impact of stock-based compensation expense) as described in “Appendix A: Reconciliations of Non-GAAP Financial Measures” to this proxy statement.	The Compensation Committee believes that non-GAAP operating income is a key financial metric for the Company’s performance and a driver of stockholder value creation.

Transaction margin dollars and non-GAAP operating income were weighted equally to determine the Company performance score under the 2024 AIP. If the threshold performance goal was not met for either the transaction margin dollars or non-GAAP operating income metric, the Company performance score attributable to that metric would be 0%. The maximum possible Company performance score under the 2024 AIP was 200%.

In January 2024, the Compensation Committee established threshold, target, and maximum performance goals for the transaction margin dollars and non-GAAP operating income measures, based primarily on our approved budget and operating plan for the year and full year guidance provided to the investment community. At that time, PayPal’s policy was to exclude stock-based compensation from its presentation of non-GAAP results, including non-GAAP operating income. In response to stockholder feedback, PayPal subsequently modified its presentation of non-GAAP results to include the impact of stock-based compensation beginning with the first quarter of 2024. In June 2024, to ensure that internal metrics used for the AIP were consistent with PayPal’s presentation of its non-GAAP results, the Compensation Committee determined to adjust the non-GAAP operating income targets under the 2024 AIP solely to include the impact of stock-based compensation. The adjustment was made by subtracting 2024 stock-based compensation expense, forecasted as of January 2024, from the non-GAAP operating income metric established by the Compensation Committee in January 2024.

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Compensation Discussion and Analysis

2024 Compensation Framework and Decisions

The table below shows the Company performance goals for the 2024 AIP and the actual performance achieved. The Compensation Committee believes that the goals established were rigorous and represented a high degree of operational performance and effective execution of strategy. In addition, the 2024 target performance goals for both transaction margin dollars and non-GAAP operating income were set higher than the actual performance achieved in 2023.

Company Measure ($ in billions)	Threshold (50% Payout)[1]	Target (100% Payout)[1]	Maximum (200% Payout)[1]	Actual Achieved	Actual Achieved (Percentage of Target)

Transaction Margin Dollars	$13.600	$13.950	$14.400	$14.658	200%

Non-GAAP Operating Income[2]	$5.000	$5.400	$5.850	$5.838	197%

	Company Performance Score				199%

[1]	Linear interpolation applies to transaction margin dollars and non-GAAP operating income for results between specific hurdles.

[2]

Non-GAAP operating income is not a financial measure prepared in accordance with GAAP. For information on how we compute non-GAAP financial measures and a reconciliation to the most directly comparable financial measures prepared in accordance with GAAP, please refer to “Appendix A: Reconciliation of Non-GAAP Financial Measures” to this proxy statement.

Individual Performance Scores

Beginning in 2024, following funding of the AIP bonus pool based on achievement of Company performance goals, each NEO’s individual bonus payment was subject to adjustment based on their individual performance score. Under the 2024 AIP, individual performance scores ranged from 0% to 200%, with an overall AIP bonus cap of 200% of the individual’s Target Incentive Amount.

At the beginning of 2024, the Compensation Committee discussed with Mr. Chriss the key factors for determining awards under the AIP, as well as our then-serving NEOs’ expected contributions to that performance and their respective individual business objectives. In early 2025, the Compensation Committee assessed each NEO’s individual performance during 2024 to determine their individual performance score.

The key accomplishments of the NEOs taken into account into determining their individual scores under the 2024 AIP are discussed below.

NEO	Key Performance Against Objectives

Alex Chriss

•  Led PayPal through a transformational 2024, in which we delivered strong financial and operating results across our key performance metrics – returning to profitable growth, driving increased engagement, and generating strong free cash flow

•  Championed our sharpened focus and increased innovation velocity for key products, with a customer-back focus

•  Continued recruitment and onboarding of our refreshed leadership team

Jamie Miller

•  Built a strong partnership with our CEO and our leadership team to sharpen our strategic focus and drive results across profitable growth and capital allocation

•  Oversaw an enhancement of Company-wide operating mechanisms, financial planning and analysis, and controllership processes

Suzan Kereere

•  Successfully oversaw a transformation of the Global Markets organization to deliver customer-back at global scale

•  Led a transformation in market-based planning, leading to accelerating growth and development across priority clusters and markets and enabling accelerated adoption of new experiences

Diego Scotti

•  Established clear strategic growth objectives for PayPal and Venmo as powerful, trusted consumer brands

•  Oversaw the successful launch of our PayPal Everywhere omnichannel initiative, focusing product innovation on convenient, rewarding, and streamlined payments for our consumers

Aaron Webster

•  Completed a thorough enterprise-wide assessment, prioritization, and execution of global risk and security capabilities to enable business success

•  Drove innovation in our risk management function, enabling effective fraud prevention and reduction of transaction losses

2025 Proxy Statement	59

Compensation Discussion and Analysis

2024 Compensation Framework and Decisions

In determining the individual performance score for each NEO, the Compensation Committee, with Mr. Chriss’ input, conducted a review of each applicable NEO’s performance, while also taking into account that PayPal experienced a transformational 2024, in which each of our NEOs contributed to the achievement of key priorities and drove strong operational performance results and stockholder returns. Mr. Chriss recommended to the Compensation Committee each NEO’s individual performance score, other than his own. The Compensation Committee made a final determination as to the individual performance score for each applicable NEO based on this review and Mr. Chriss’ recommendations. The Compensation Committee also reviewed Mr. Chriss’ performance and determined the individual performance score for Mr. Chriss.

Based upon an evaluation of each NEO’s performance achievements, the Compensation Committee determined that each NEO achieved target performance for the year.

AIP Payouts

The following table shows the 2024 AIP payout for each NEO.

NEO	Target Incentive Amount ($)	Company Performance Score (%)	Individual Performance Score (%)	2024 AIP Payout ($)

Alex Chriss	2,500,000	199%	100%	4,975,000

Jamie Miller	937,500	199%	100%	1,865,625

Suzan Kereere	937,500	199%	100%	1,865,625

Diego Scotti	937,500	199%	100%	1,865,625

Aaron Webster	740,266	199%	100%	1,473,130

Long-Term Incentive Compensation

Long-Term Incentive Award Target Values

In making its determination on the LTI target values for our NEOs for 2024, the Compensation Committee set equity award guidelines and target levels for individual awards by position based on the factors discussed in “How We Determine Incentive Compensation” above.

The Compensation Committee generally determines each of our NEO’s target LTI values based on information available at the beginning of the year (or, if later, at the time of appointment). The 2024 LTI awards for our eligible NEOs were divided equally into (i) PBRSUs (assuming target performance) with performance measured over a three-year period and (ii) service-based RSUs that vest over three years (with one-third of the RSUs vesting on the first anniversary of the grant date, and the remainder vesting ratably each subsequent quarter over the remaining vesting period, generally subject to the NEO’s continued employment with PayPal through the applicable vesting date). Based on the above guidelines, the Compensation Committee approved the target 2024 LTI awards set forth in the following table for each relevant NEO in connection with their hiring.

Mr. Chriss and Ms. Miller are not included in the table below, as their new hire equity grants were designed to include the value of intended 2024 LTI awards. As a result of her late 2023 start date, Ms. Miller’s PBRSU award, provided in her 2023 offer letter and described our 2024 proxy statement, was granted in 2024 and the value of that award is reflected in the Summary Compensation Table and the 2024 Grants of Plan-Based Awards Table below. Mr. Chriss, Ms. Miller and our other NEOs will receive LTI awards as part of our 2025 compensation cycle.

NEO	Target LTI Grant Value ($)	Target PBRSU Value ($) (Shares)[1]	Service-Based RSUs ($) (Shares)[1]

Suzan Kereere	$12,500,000	$6,250,000 (102,546 shares)	$6,250,000 (102,038 shares)

Diego Scotti	$12,500,000	$6,250,000 (102,546 shares)	$6,250,000 (103,058 shares)

Aaron Webster	$9,000,000	$4,500,000 (70,808 shares)	$4,500,000 (70,808 shares)

[1]

The target number of PBRSUs and number of service-based RSUs granted was determined by dividing the total target grant value of the award by the average closing price of our common stock for a period of 30 consecutive trading days prior to the grant date. The PBRSUs listed in this table were granted on March 1, 2024 to then-serving NEOs. All other awards listed in this table were granted on the 15th of the month following the month their employment commenced. As a result, these target values differ from the accounting values reported in the Summary Compensation Table.

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Compensation Discussion and Analysis

2024 Compensation Framework and Decisions

Performance-Based Restricted Stock Units

In January 2024, the Compensation Committee approved the following structure for the multi-year PBRSUs granted in 2024 (the “2024-2026 PBRSUs”).

•

Three-year performance period from January 1, 2024 through December 31, 2026, to emphasize the importance of sustained growth and long-term stockholder value creation, with three discrete measurement periods of 12, 24, and 36 months, to enhance the program’s durability and minimize the potential impact of short-term stock price volatility.

•	Three-year cliff vesting, to maximize retentive value of the awards.

•

Awards to be settled in shares of our common stock, subject to the Compensation Committee’s certification of the Company’s rTSR, measured as compared to the S&P 500, with the target for rTSR versus the S&P 500 set at the 55th percentile, to ensure rigor in our LTI program.

•

If absolute TSR is negative for the 36-month performance period, the maximum shares earned is capped at 100% of the target number of shares, to help ensure appropriate alignment of PBRSU payouts with long-term stockholder value creation.

In establishing this structure, the Compensation Committee considered a number of factors, including its desire to set challenging performance goals that require outperformance to achieve target performance, the need to provide for evolution of PayPal’s strategic priorities and initiatives, particularly during a period of leadership transition, and feedback received from stockholders. The Compensation Committee believes that this PBRSU structure meets these objectives by measuring and rewarding our holistic relative outperformance and long-term value creation and enhancing program durability, while ensuring alignment with stockholder experience in the event of negative absolute stockholder returns.

PBRSU Mechanics and Targets

For each of the three discrete measurement periods of 12, 24, and 36 months, one-third of the 2024-2026 PBRSUs will be eligible to vest based on the Company’s rTSR, measured as compared to the S&P 500, as depicted in the table below.

	Threshold	Target	Maximum

PayPal rTSR compared to S&P 500 rTSR	25th percentile	55th percentile	75th percentile

Payout to Target	50%	100%	200%

For each tranche of the 2024-2026 PBRSUs, performance below the threshold level will result in a payout of 0% and performance above the maximum level will result in a payout of 200% of target. Linear interpolation is applied to performance between threshold, target, and maximum levels. If absolute TSR achievement is negative for the 36-month performance period, the maximum payout will be 100% of the target number of all three tranches (the “Performance Cap Condition”).

rTSR performance for the 12-month (calendar year 2024) measurement period was achieved at the 84th percentile, such that one-third of the 2024-2026 PBRSUs will be earned at 200% of target if the Performance Cap Condition is not triggered at the end of the 36-month measurement period. All three tranches of the 2024-2026 PBRSUs are subject to three-year cliff vesting, generally subject to the continued employment of the NEO, with settlement of the PBRSUs on March 1, 2027 based on rTSR achievement over the three performance periods.

Restricted Stock Units

Our 2024 LTI awards also included service-based RSUs with a three-year vesting schedule. These RSU awards vest one-third on the first anniversary of the grant date, with the remainder vesting ratably each following quarter over the remaining vesting period, generally subject to the continued employment of the NEO. Service-based RSUs serve to more closely align our NEOs’ interests with those of our stockholders, as RSUs become more valuable as our stock price increases. While the value follows our stock price performance, the service-based RSUs have some value regardless of whether our stock price increases or decreases, and are designed to provide an appropriate incentive for our NEOs to remain with us throughout the three-year vesting period.

2025 Proxy Statement	61

Compensation Discussion and Analysis

Other Compensation Elements

Other Compensation Elements

Deferred Compensation Plan

The DCP, our non-qualified deferred compensation plan, provides our U.S.-based executives the opportunity to defer compensation in excess of the amounts that are legally permitted to be deferred under our tax-qualified 401(k) savings plan (the “401(k) Plan”). Each of the 401(k) Plan and the DCP allows participants to set aside tax-deferred amounts. The Compensation Committee believes the opportunity to defer compensation is a competitive benefit that enhances our ability to attract and retain talented executives while building plan participants’ long-term commitment to PayPal. The investment return on the deferred amounts is linked to the performance of a range of market-based investment choices.

Other Benefits

While we generally do not provide perquisites or other personal benefits to our executive officers, we provide certain executive officers with perquisites and other personal benefits described below. The Compensation Committee believes these perquisites and other personal benefits are reasonable and consistent with our overall executive compensation program and philosophy and that they will help us attract and retain our executive officers. The Compensation Committee periodically reviews the benefits provided to our executive officers.

CEO Security Program

We maintain a comprehensive security policy, and we may determine that in certain circumstances, certain executive officers should be required to have personal security protection. We require these executives to accept such personal security protection because we believe it is in the best interests of PayPal and our stockholders that our executives and their family members not be vulnerable to security threats.

Because PayPal is a highly visible company, the Compensation Committee has authorized a CEO security program to address safety concerns, which include specific threats to our CEO’s safety arising directly as a result of his position as our President and CEO. In connection with this program, which was designed in accordance with an independent security study completed by a third-party consultant, we paid to procure, install, and maintain personal residential security measures and for the costs of security personnel during Mr. Chriss’ personal travel. In addition, the Compensation Committee requires that Mr. Chriss uses our corporate aircraft for personal travel in connection with his overall security program.

We believe the costs of this overall security program are reasonable, appropriate, and benefit PayPal. Although we do not consider the CEO security program to be a perquisite for the benefit of Mr. Chriss for the reasons described above, the incremental costs related to personal security measures for him at his residence and during personal travel, as well as the incremental costs of our corporate aircraft for his personal travel, are reported in the “All Other Compensation” column in the 2024 Summary Compensation Table below.

Corporate Apartment

In September 2024, PayPal began leasing a corporate apartment near our New York office for use by Mr. Chriss during his frequent business travel to our New York office. The Compensation Committee has permitted Mr. Chriss’ personal use of the corporate apartment for up to 30 days in the aggregate per calendar year, subject to his reimbursing the Company for daily costs incurred as a result of his personal use.

Relocation-Related Benefits

As part of our global mobility program, our policies provide that executive officers and other eligible employees who relocate at our request are eligible for certain relocation and expatriate benefits to facilitate the transition and international assignment, including tax assistance. These policies are intended to recognize and compensate our employees for the costs associated with living and working outside the employees’ home countries, with the goal that employees are not financially advantaged or disadvantaged as a result of their international assignment and related taxes. At the time of her hire in 2024, Ms. Kereere was eligible for relocation benefits if she was requested by PayPal to relocate to our San Jose office. Ms. Kereere continued to be based in our New York office throughout 2024, and as a result, no relocation benefits were provided to her in 2024.

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Compensation Discussion and Analysis

Our Structure for Setting Compensation

Our Structure for Setting Compensation

Roles and Responsibilities

Compensation Committee

Our executive compensation program is designed and administered under the direction and control of the Compensation Committee, which is made up solely of independent directors. The Compensation Committee reviews and approves our overall executive compensation program, policies, and practices and sets the compensation of our executive officers, including our NEOs.

Compensation Consultant

The Compensation Committee’s independent compensation consultant provides advice and resources to help the Compensation Committee assess the effectiveness of our executive compensation strategy and program. The compensation consultant reports directly to the Compensation Committee, and the Compensation Committee has the sole power to terminate or replace the consultant at any time. Compensia has served as the Compensation Committee’s compensation consultant since 2016.

The Compensation Committee directed Compensia to help members of management obtain the information necessary for management to formulate recommendations to the Compensation Committee, which are evaluated by Compensia. A representative of Compensia also attends Compensation Committee meetings, which generally include an executive session during which Compensia meets with the Compensation Committee with no members of management present. Compensia also regularly meets with the Chair of the Compensation Committee as warranted outside of regular meetings.

As part of its engagement in 2024, Compensia provided a market overview of executive compensation, evaluated our compensation peer group composition, evaluated executive cash and equity compensation levels at our compensation peer group companies, reviewed proposed compensation adjustments and changes to existing arrangements, advised on the framework for our annual and long-term incentive awards, assessed executive perquisites relative to peer and broader market practices, advised on our equity compensation program, including share pool usage, and reviewed proposed compensation arrangements for new executives, as well as the compensation of our non-employee directors. Compensia did not provide any other services to us in 2024.

Recognizing the importance of objective advice, the Compensation Committee closely examines the procedures and safeguards of its compensation consultant to ensure that its services are objective. The Compensation Committee has assessed the independence of Compensia pursuant to the applicable Nasdaq listing standards and SEC rules and concluded that Compensia’s work for the Compensation Committee does not raise any conflict of interest.

CEO and the People Function

The Compensation Committee works with members of our management team, including Mr. Chriss and Isabel Cruz, our Executive Vice President, Chief People Officer, to formulate the specific plan and award designs, including performance measures and performance target levels, necessary to align our executive compensation program with our business objectives and strategies.

Mr. Chriss reviews with the Compensation Committee his performance evaluations of each of our other NEOs, together with his recommendations regarding base salary adjustments, annual incentive awards, and long-term incentives to enable the Compensation Committee to consider our financial and operational results as well as individual performance in its compensation decisions. The Compensation Committee makes all final decisions regarding the compensation of all our NEOs.

While certain members of management attended the meetings of the Compensation Committee in 2024 by invitation, they did not attend executive sessions of the meetings unless requested by the Compensation Committee, and they did not attend portions of Compensation Committee meetings during which their individual compensation was discussed or approved.

Our Compensation Peer Group

Given the criticality of our ability to attract and retain executive talent from both the technology and financial sectors, our compensation peer group is made up of technology companies and financial companies. This mix is intended to provide the Compensation Committee with insight into the differences across these two business sectors so that it can design an executive compensation program that is both balanced and competitive across each sector.

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Compensation Discussion and Analysis

Our Structure for Setting Compensation

In deciding whether a company should be included in our compensation peer group, the Compensation Committee generally considers the following screening criteria:

•	revenue and revenue growth;

•	market capitalization;

•	industry; and

•	whether we compete with the company for executive talent.

Each member of the compensation peer group was chosen based on one or more of the factors listed above, but not all factors were relevant for every peer company. While some of the compensation peer group members may be significantly larger than PayPal in terms of revenue or market capitalization, the Compensation Committee has determined that such companies should be included in the peer group primarily because we compete with them for talent.

Our compensation peer group for 2024 was composed of 10 technology companies and 10 financial companies with which we generally compete for talent. Applying the criteria described above and to improve the comparability of our compensation peer group, in consultation with Compensia, the Compensation Committee removed Apple Inc. from our compensation peer group and added Automatic Data Processing Inc. and U.S. Bancorp.

Peer Group Companies

Adobe Inc. Automatic Data Processing Inc. Block, Inc. Intuit Inc. Netflix, Inc. Oracle Corporation Salesforce, Inc. ServiceNow, Inc. Shopify Inc. Uber Technologies, Inc. American Express Company Capital One Financial Corporation Discover Financial Services Fidelity National Information Services, Inc. Fiserv Inc. Global Payments Inc. JP Morgan Chase & Co. Mastercard Incorporated U.S. Bancorp Visa Inc. Technology Companies Financial Companies PayPal

In assessing our executive compensation program for 2024 and going forward, the Compensation Committee considered the compensation programs of our compensation peer group as well as our goals of rewarding performance and retaining core top talent. We also compare our performance against the performance of companies in our compensation peer group that we believe have relatively comparable business models. Our executive compensation program is generally designed to balance practices from each sector represented by our compensation peer group because our employees have historically been recruited by companies in both sectors.

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Compensation Discussion and Analysis
Other Compensation Practices and Policies

Other Compensation Practices and Policies
Equity Grant Practices
Our equity awards are currently made in the form of RSUs and PBRSUs. We do not currently grant stock options or stock appreciation rights. We maintain the following equity award grant practices:

•	Annual equity awards are granted on March 1 st of each year.

•	In the case of awards made to newly-hired employees, equity awards are granted on the 15 th of the month following the month of the employee’s start date.

•	Off-cycle equity awards, including retention and promotion awards, are also granted on the 15 th of the month.
Equity awards granted to our NEOs, Section 16 officers and any employee with a title of Executive Vice President or above are approved by the Compensation Committee. Equity awards granted to non-executive employees, including any Senior Vice President or below who is not a Section 16 officer, are approved by our Non-Officer Equity Committee (the sole member of which is Mr. Chriss), with oversight from the Compensation Committee, which reviews and approves projected equity usage at the beginning of each year.
We do not grant equity awards in anticipation of the release of material non-public information, and the release of material non-public information is not timed on the basis of equity grant dates.
Stock Ownership Guidelines
Our Board has adopted stock ownership guidelines designed to closely align the interests of our senior leadership team (including our executive officers) with the long-term interests of our stockholders. Under these guidelines, our “covered executives” are required to achieve ownership of our common stock valued at the following multiple of their annual base salary, as applicable:

•	CEO: six times base salary

•	Executive Vice Presidents: three times base salary

•	Senior Vice Presidents who are members of the senior leadership team: two times base salary
Each covered executive is expected to meet the applicable guideline level within five years of becoming subject to these requirements and to continuously own sufficient shares to meet the guideline level for as long as they remain a covered executive. As of the Record Date, each of our NEOs is on track to meet the stock ownership guidelines within the five-year period for initial compliance.
Covered executives who have not yet satisfied their applicable guideline level are required to retain 25% of the net shares of our common stock that they receive as the result of the exercise, vesting, or payment of any equity awards granted to them.
Shares that count towards satisfaction of the stock ownership guidelines include the following:

•	shares owned outright by the covered executive or their immediate family members residing in the same household;

•	shares held in trusts, limited liability companies or similar entities for the benefit of the covered executive or their immediate family members; and

•	deferred shares, vested DSUs, deferred RSUs, or deferred PBRSUs that may only be settled in shares of our common stock.
Unvested shares of restricted stock, DSUs, RSUs, or PBRSUs and unexercised stock options (whether or not vested) do not count toward ownership under the stock ownership guidelines.
Our stock ownership guidelines are available on the Governance section of our Investor Relations website at
https://investor.pypl.com/governance/governance-overview/
.
Hedging and Pledging Policy
Our insider trading policy prohibits all directors, executive officers, and employees from entering (directly or indirectly) into any hedging or monetization transactions relating to our securities, including prepaid variable forward contracts, equity swaps, collars, and exchange funds, or any other transaction that hedges or offsets, or is designed to hedge or offset, any decrease in the market value of PayPal securities owned directly or indirectly by such person. Additionally, directors, executive officers, and employees are prohibited from using PayPal derivative securities as collateral in a margin account or for any loan or extension of credit, or otherwise trading in any instrument relating to the future price of our securities, such as a put or call option, futures contract, short sale (including a short sale “against the box”), collar, or other derivative security. Our insider trading policy also prohibits all directors and executive officers from pledging our common stock as collateral for loans. Other employees are strongly discouraged from pledging PayPal securities as collateral for loans.

2025 Proxy Statement	65

Compensation Discussion and Analysis
Other Compensation Practices and Policies

Mandatory Recovery Policy and Clawback Policy
PayPal maintains a mandatory recovery policy adopted in compliance with Exchange Act Rule 10D-1 and the Nasdaq listing standards regarding recovering of erroneously awarded compensation in the event of an accounting restatement. This policy provides for the recovery of erroneously-awarded incentive received by a current or former Section 16 officer in the event we are required to prepare an accounting restatement due to material errors or non-compliance with financial reporting requirements under applicable securities laws.
PayPal also maintains a separate clawback policy pursuant to which the Compensation Committee can require forfeiture or reimbursement of incentive compensation in certain other circumstances. This policy applies to incentive compensation (including cash incentives and time-based and performance-based equity awards) paid or awarded to any NEO or other officer in a vice president or more senior position (“covered employees”). Pursuant to the terms of the clawback policy, upon the occurrence of any of the following triggering events, the Compensation Committee will determine in its discretion whether to require the full or partial forfeiture and/or repayment of any incentive compensation covered by the policy:

•	a covered employee materially violates our Code of Conduct;

•	a covered employee causes material financial or reputational harm to PayPal; or

•
a material restatement of all or a portion of our financial statements occurs due to a supervisory or other failure by a covered employee in a senior vice president (or more senior) position or any covered employee who is a vice president in PayPal’s finance function.

The forfeiture and/or repayment may include the following:

•	any incentive compensation that is greater than the amount that would have been paid to the covered employee had the triggering event been known;

•	any outstanding or unpaid incentive compensation, whether vested or unvested, that was awarded to the covered employee; and/or

•
any incentive compensation that was paid to or received by the covered employee (including gains realized through the exercise of stock options) during the 12-month period preceding the date on which PayPal had actual knowledge of the triggering event, or the full impact of the triggering event was known (or such longer period of time as may be required by any applicable statute or government regulation).

Severance and Change in Control Provisions
Under PayPal’s Executive Severance Plan, as amended and restated effective as of July 24, 2024, each actively employed NEO is eligible to receive payments and benefits in the event of certain terminations of employment, including an involuntary termination of employment by PayPal without cause or, in certain circumstances, by the executive for good reason. The Executive Severance Plan includes the ELTIP, which provides additional equity vesting benefits upon a qualifying retirement, death or disability, subject to the terms and conditions of the ELTIP.
In July 2024, the Compensation Committee approved the following updates to the Executive Severance Plan to more closely align our executive severance benefits to market practices within PayPal’s compensation peer group and to streamline administration of the Executive Severance Plan:

•
Reduced cash severance payable to our NEOs upon a termination of employment outside the context of a change in control, by reducing the cash severance multiple by 0.5x (from 2.0x to 1.5x for our CEO and from 1.5x to 1.0x for our other NEOs) and eliminating payment of a prorated cash bonus for the year of termination.

•	Eliminated the “good reason” severance trigger for non-CEO NEOs upon a termination of employment outside the context of a change in control.

•
Removed job elimination and role restructuring as a trigger under the ELTIP, limited awards eligible to continue vesting under the ELTIP to those granted at least 12 months prior to termination of employment, and removed COBRA subsidy benefits from the ELTIP.

These updates apply to all of our NEOs, with the exception of Ms. Miller, who has a contractual entitlement under her offer letter to the severance benefits provided under the prior Executive Severance Plan for a period of three years from her start date.
No payments or benefits are provided under the Executive Severance Plan if there is a change in control of PayPal without an accompanying qualifying termination of employment (i.e., we do not provide any “single-trigger” change in control payments). The Executive Severance Plan does not provide for any excise tax “gross-ups” or other payment or reimbursement of excise taxes on severance or other payments in connection with a change in control of PayPal.

66	2025 Proxy Statement

Compensation Discussion and Analysis
Other Compensation Practices and Policies

The Compensation Committee believes that the Executive Severance Plan is essential to fulfill PayPal’s objective of recruiting, developing, and retaining key, high-quality management talent in a competitive market because these arrangements provide reasonable protection to executives in the event they are not retained under specific circumstances. The Executive Severance Plan is also intended to facilitate changes to the leadership team by setting terms for the termination of the employment of an NEO in advance, which allows for a smoother transition of responsibilities when it is deemed to be in PayPal’s best interest. The change in control provisions in the Executive Severance Plan are intended to position our executives to focus their attention on our business operations despite the potentially disruptive impact of a proposed change-in-control transaction, to assess takeover bids objectively without regard to the potential impact on their individual job security and to allow for a seamless transition in the event of a change in control of PayPal. These considerations are especially important in light of the executives’ key leadership roles.
See “Potential Payments Upon Termination or Change in Control” below for a description of these arrangements and the estimated payments and benefits payable under the Executive Severance Plan as of December 31, 2024.
Tax and Accounting Considerations
Section 162(m) of the Internal Revenue Code generally limits tax deductibility of compensation paid by a public company to certain current and former executive officers in any year to $1 million. The Compensation Committee will award non-deductible compensation where it believes doing so is in our and our stockholders’ best interests, regardless of its deductibility.
We account for stock-based compensation in accordance with FASB ASC Topic 718, which requires us to recognize compensation expense for stock-based payments, including stock options, RSUs, PBRSUs, shares of common stock, and other forms of equity compensation.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on its review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into PayPal’s 2024 Annual Report on Form 10-K.
The Compensation Committee of the Board
David W. Dorman (Chair)
Jonathan Christodoro
Gail J. McGovern

2025 Proxy Statement	67

Compensation Tables

Compensation Tables

2024 Summary Compensation Table

The following table summarizes the total compensation paid to and received and earned by each of our NEOs for the fiscal year ended December 31, 2024 and, to the extent required under SEC rules, the fiscal year ended December 31, 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)[1]		Non-Equity Incentive Plan Compensation ($)[2]	All Other Compensation ($)[3]	Total ($)

Alex Chriss	2024	1,250,000	—		—		4,975,000	433,527	6,658,527
President and Chief Executive Officer	2023	302,885	—		41,137,646		164,384	311,840	41,916,755

Jamie Miller	2024	750,000	3,000,000	[4]	7,365,879	[5]	1,865,625	13,800	12,995,304
EVP, Chief Financial and Operating Officer	2023	100,962	3,000,000	[4]	8,825,116		—	3,462	11,929,539

Suzan Kereere[6]	2024	750,000	6,000,000	[4]	20,767,514		1,865,625	13,800	29,396,939
President, Global Markets

Diego Scotti	2024	750,000	1,000,000	[4]	13,652,417		1,865,625	13,800	17,281,842
EVP, General Manager, Consumer Group

Aaron Webster[7]	2024	591,781	2,500,000	[4]	13,830,426		1,473,130	13,800	18,409,137
EVP, Global Chief Risk Officer

[1]

Amounts shown represent the grant date fair value of RSUs granted to Ms. Kereere and Messrs. Scotti and Webster and PBRSUs granted to Mses. Miller and Kereere and Messrs. Scotti and Webster as computed in accordance with FASB ASC Topic 718. The grant date fair value of RSUs is calculated by multiplying the number of shares of our common stock subject to the award by the closing price of a share of our common stock on the date of grant. The assumptions used by PayPal in calculating the grant date fair value of the stock awards are incorporated herein by reference to Note 15 to the consolidated financial statements contained in PayPal’s 2024 Annual Report on Form 10-K. The estimated fair value of PBRSUs is calculated based on the probable outcome of the performance measures for the applicable performance period as of the grant date of the award for accounting purposes.

Assuming the highest level of performance is achieved under the applicable performance measures for the 2024-2026 PBRSUs, the maximum possible value of the 2024-2026 PBRSU awards using the fair value of the underlying common stock on the date that the awards were granted for accounting purposes is presented below:

Name	Maximum Value of 2024-2026 PBRSUs (as of Grant Date for Accounting Purposes) ($)

Jamie Miller	14,731,758

Suzan Kereere	14,731,758

Diego Scotti	14,731,758

Aaron Webster	10,672,182

Mr. Chriss was not granted any equity awards in 2024 because his new hire compensation arrangements in 2023 were designed based on the assumption that he would not be eligible for 2024 LTI grants.

[2]	For 2024, amounts represent cash (non-equity) performance-based compensation earned under the AIP. See the section titled “PayPal Annual Incentive Plan” in the CD&A for a more detailed discussion.

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Compensation Tables

2024 Summary Compensation Table

[3]

The dollar amounts for each perquisite and each other item of compensation shown in the “All Other Compensation” column and in this footnote represent PayPal’s incremental cost of providing the perquisite or other benefit to our NEOs, net of any amounts reimbursed by our NEOs and are valued based on the amounts accrued for payment or paid to the service provider or NEO, or, in the case of perquisites or other benefits, the aggregate incremental cost to PayPal, as applicable. See the section titled “Other Benefits” in the CD&A for additional details on these benefits. Amounts include the following perquisites and other compensation provided to our NEOs in 2024.

Name	401(k) Match(a) ($)	Perquisites and Other Benefits ($)		Total ($)

Alex Chriss	13,800	419,727	(b)	433,527

Jamie Miller	13,800	—		13,800

Suzan Kereere	13,800	—		13,800

Diego Scotti	13,800	—		13,800

Aaron Webster	13,800	—		13,800

(a)	Represents matching contributions under the PayPal 401(k) Savings Plan.

(b)

Represents costs related to Mr. Chriss’ overall security program, which consisted of $70,740 related to personal security measures for Mr. Chriss and $348,987 related to personal use of our corporate aircraft and chartered aircraft for a period during which our corporate aircraft was unavailable as a result of maintenance, in each case calculated based on the aggregate incremental cost to PayPal.

[4]

This amount represents the Cash Sign-On Bonus (or portion thereof) paid to each of Mses. Miller and Kereere and Messrs. Scotti and Webster in the applicable year. See the section titled “Offer Letter Compensation for New NEOs” in the CD&A for more information.

[5]

This amount represents the PBRSUs granted to Ms. Miller in 2024, as described in her 2023 offer letter. See the section titled “Long-Term Incentive Compensation – Long-Term Incentive Award Target Values” in the CD&A for more information.

[6]	Ms. Kereere commenced employment with us on January 1, 2024.

[7]	Mr. Webster commenced employment with us on March 18, 2024.

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Compensation Tables

2024 Grants of Plan-Based Awards Table

2024 Grants of Plan-Based Awards Table

The following table sets forth information regarding grants of plan-based awards to each of our NEOs for the fiscal year ended December 31, 2024.

Name	Approval Date	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Units (#)[3]	Grant Date Fair Value of Stock Awards ($)[4]
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Alex Chriss

2024 AIP			625,000	2,500,000	5,000,000	—	—	—	—	—

Jamie Miller

2024 AIP			234,375	937,500	1,875,000	—	—	—	—	—

2024-2026 PBRSUs	1/19/24	3/1/24	—	—	—	51,273	102,546	205,092	—	7,365,879

Suzan Kereere

2024 AIP			234,375	937,500	1,875,000	—	—	—	—	—

2024-2026 PBRSUs	1/19/24	3/1/24	—	—	—	51,273	102,546	205,092	—	7,365,879

RSUs	10/23/23	2/15/24	—	—	—	—	—	—	102,038	6,091,669

New Hire RSUs	10/23/23	2/15/24	—	—	—	—	—	—	122,445	7,309,967

Diego Scotti

2024 AIP			234,375	937,500	1,875,000	—	—	—	—	—

2024-2026 PBRSUs	1/19/24	3/1/24	—	—	—	51,273	102,546	205,092	—	7,365,879

RSUs	10/23/23	1/15/24	—	—	—	—	—	—	103,058	6,286,538

Aaron Webster

2024 AIP			185,067	740,266	1,480,532	—	—	—	—	—

2024-2026 PBRSUs	2/4/24	4/15/24	—	—	—	35,404	70,808	141,616	—	5,336,091

RSUs	2/4/24	4/15/24	—	—	—	—	—	—	70,808	4,497,016

New Hire One-Year RSUs	2/4/24	4/15/24	—	—	—	—	—	—	31,470	1,998,660

New Hire Suppl. RSUs	2/4/24	4/15/24	—	—	—	—	—	—	31,470	1,998,660

[1]

The amounts shown represent potential non-equity incentive plan awards under the 2024 AIP. Maximum and threshold amounts represent 200% (based on the overall payout cap under the 2024 AIP) and 25% (based on threshold Company performance of a single metric under the 2024 AIP), respectively, of the NEO’s target incentive amount under the AIP. Mr. Webster’s target incentive amount was prorated based on the number of days during 2024 that he was employed by PayPal, in accordance with the terms of the 2024 AIP. For more information on the AIP, including actual payouts for the AIP, see the section titled “PayPal Annual Incentive Plan” in the CD&A.

[2]

The amounts shown in the “2024-2026 PBRSUs” rows represent the 2024-2026 PBRSUs granted in 2024 under our 2015 Equity Incentive Award Plan (the “Equity Plan”). Maximum and threshold amounts represent 200% and 50%, respectively, of the target number of shares subject to the 2024-2026 PBRSUs granted to each NEO. The 2024-2026 PBRSUs will be earned based on performance over three discrete measurement periods of 12, 24, and 36 months, and will generally vest based on continued service for the three-year period ending March 1, 2027. See the section titled “Long-Term Incentive Compensation” in the CD&A for more information.

[3]

The amounts shown in the “RSUs” and “New Hire Suppl. RSUs” rows represent service-based RSUs granted in 2024 under the Equity Plan that vest over three years, with one-third vesting on the first anniversary of the grant date, and the remainder vesting quarterly thereafter, generally subject to the NEO’s continued employment with us through the applicable vesting date.

The amount shown in the “New Hire RSUs” row for Ms. Kereere represents service-based RSUs granted in 2024 under the Equity Plan that vest as to 50% of the RSUs on the first anniversary of the grant date and as to the remaining 50% of the RSUs on the second anniversary of the grant date, generally subject to Ms. Kereere’s continued employment with us through the applicable vesting date.

The amount shown in the “New Hire One-Year RSUs” row for Mr. Webster represents service-based RSUs granted in 2024 under the Equity Plan that vest as to 100% of the RSUs on the first anniversary of the grant date, generally subject to Mr. Webster’s continued employment with us through the vesting date.

See the sections titled “Offer Letter Compensation for New NEOs” and “Long-Term Incentive Compensation” in the CD&A for more information.

[4]

Represents the grant date fair value determined in accordance with FASB ASC Topic 718. For the RSUs, the grant date fair value was calculated by multiplying the closing price of the underlying common stock on the date of grant (or, if there is no closing price on such date, the closing price on the immediately preceding day with a reported closing price) by the number of stock awards granted. For the 2024-2026 PBRSUs, the grant date fair value assumes the probable outcome of the performance conditions applicable to the awards. See “Stock Awards” under the “2024 Summary Compensation Table” for more information. The assumptions used by PayPal in calculating the grant date fair value of the stock awards are incorporated herein by reference to Note 15 to the consolidated financial statements contained in the 2024 Annual Report on Form 10-K.

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Compensation Tables

2024 Outstanding Equity Awards at Fiscal Year-End Table

2024 Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information regarding outstanding equity awards held by each of our NEOs as of December 31, 2024.

		Stock Awards

Name	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)[1]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[1]

Alex Chriss	10/15/23	186,239	[2]	15,895,499	—		—

	10/15/23	83,391	[3]	7,117,422	—		—

	10/15/23	—		—	567,058	[4]	48,398,400

Jamie Miller	12/15/23	72,756	[2]	6,209,725	—		—

	12/15/23	23,282	[2]	1,987,119	—		—

	3/1/24	—		—	205,092	[5]	17,504,602

Suzan Kereere	2/15/24	102,038	[2]	8,708,943	—		—

	2/15/24	122,445	[3]	10,450,681	—		—

	3/1/24	—		—	205,092	[5]	17,504,602

Diego Scotti	1/15/24	103,058	[2]	8,796,000	—		—

	3/1/24	—		—	205,092	[5]	17,504,602

Aaron Webster	4/15/24	70,808	[2]	6,043,463	—		—

	4/15/24	31,470	[2]	2,685,965	—		—

	4/15/24	31,470	[6]	2,685,965	—		—

	4/15/24	—		—	141,616	[5]	12,086,926

[1]	Market price is calculated based on $85.35 per share, the closing price of PayPal’s common stock on December 31, 2024.

[2]

The RSUs reported in this row vest over three years, with one-third of the underlying shares vesting on the first anniversary of the grant date, and the remainder vesting quarterly thereafter, generally subject to the NEO’s continued employment with us through the applicable vesting date.

[3]

One-half of the shares subject to these service-based RSUs vest on the first anniversary of the grant date, with the remainder vesting on the second anniversary of the grant date, generally subject to the NEO’s continued employment with us through the applicable vesting date.

[4]

The amounts reported in this row assume performance goal achievement of 200% for the 2023-2025 PBRSU awards granted in 2023. The PBRSU awards vest based on PayPal’s performance over the three-year performance period with respect to the FX-neutral revenue CAGR and free cash flow CAGR goals. PBRSUs earned based on Company performance will become fully vested on March 1, 2026, generally subject to the NEO’s continued employment with us through the vesting date.

[5]

The amounts reported in this row assume performance goal achievement of 200% for the 2024-2026 PBRSUs granted in 2024. The 2024-2026 PBRSUs vest based on PayPal’s rTSR, measured against the S&P 500 over 12-, 24-, and 36-month measurement periods, subject to an overall cap of 100% in the event of a negative 36-month TSR (the “Performance Cap Condition”). rTSR performance for the 12-month (calendar year 2024) measurement period was achieved at the 84th percentile, such that one-third of the 2024-2026 PBRSUs will performance vest at 200% of target if the Performance Cap Condition is not triggered at the end of the 36-month measurement period. PBRSUs earned based on Company performance will become fully vested on March 1, 2027, generally subject to the NEO’s continued employment with us through the vesting date.

[6]	The RSUs reported in this row vest as to 100% of the underlying shares on the first anniversary of the grant date, generally subject to the NEO’s continued employment with us through the vesting date.

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Compensation Tables

2024 Option Exercises and Stock Vested Table

2024 Option Exercises and Stock Vested Table

The following table sets forth the number of shares acquired, and the value realized, upon exercise of stock options and the vesting of stock awards by each of our NEOs for the fiscal year ended December 31, 2024. None of our NEOs held stock options during the fiscal year ended December 31, 2024.

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[1]

Alex Chriss	188,931	14,970,308

Jamie Miller	48,022	4,370,962

Suzan Kereere	—	—

Diego Scotti	—	—

Aaron Webster	—	—

[1]	Value realized for stock awards is calculated based on the closing price per share on each applicable vesting date.

2024 Non-Qualified Deferred Compensation Table

All NEOs are eligible to participate in the DCP; however, none of our NEOs elected to participate in the DCP in 2024. For more information, see the section titled “Deferred Compensation Plan” in the CD&A.

Potential Payments Upon Termination or Change in Control Table

Under the Executive Severance Plan, each actively employed NEO is eligible to receive payments and benefits under the circumstances described below. The Executive Severance Plan was amended and restated effective as of July 24, 2024. The terms of the amended and restated Executive Severance Plan apply to all of our actively employed NEOs, with the exception of Ms. Miller, who has a contractual entitlement under her offer letter to the severance benefits provided under the prior Executive Severance Plan for a period of three years from her start date.

The following table, footnotes, and narrative set forth our payment obligations under the Executive Severance Plan for each of our NEOs, under the circumstances described below, assuming that their employment was terminated or a change in control of PayPal occurred on December 31, 2024. The terms “cause,” “disability,” and “good reason” used below are defined in the Executive Severance Plan and the term “change in control” used below is defined in the Equity Plan.

Because our executive compensation program is heavily weighted towards equity-based compensation, a significant percentage of the compensation that would be received by our NEOs upon a termination of employment under the circumstances described below relates to the settlement of outstanding equity awards. See the 2024 Outstanding Equity Awards at Fiscal Year-End Table above for further information regarding outstanding equity awards granted to the NEOs in 2024 and in prior years.

Name	Voluntary Termination or Retirement ($)(a)[1]	Involuntary Termination Outside of Change in Control Period ($)(b)[1]	Involuntary Termination Within Change in Control Period ($)(c)[1]	Death or Disability ($)(d)[1]

Alex Chriss	—	20,735,944	59,748,094	47,212,121

Jamie Miller	—	8,520,398	22,239,631	17,005,239

Suzan Kereere	—	17,249,041	33,213,523	15,531,054

Diego Scotti	—	6,849,143	22,849,900	5,131,157

Aaron Webster	—	8,768,862	22,759,993	7,051,105

[1]

The value of equity compensation included in this table is calculated based on $85.35 per share, the closing price of PayPal’s common stock on December 31, 2024, assuming target achievement of performance goals attributable to outstanding PBRSUs. Amounts do not take into account potential reductions due to the “best net pay” provision in the Executive Severance Plan.

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Compensation Tables

Potential Payments Upon Termination or Change in Control Table

Retirement – Column (a)

None of our NEOs who were employed by PayPal as of December 31, 2024 were eligible to receive amounts under the Executive Severance Plan in connection with their retirement under the Executive Severance Plan’s Executive Long Term Incentive Program (“ELTIP”).

The ELTIP provides eligibility for continued vesting of equity awards granted at least 12 months prior to an NEO’s retirement date, subject to the NEO’s attainment of at least 60 years of age, completion of at least seven years of service to PayPal, and provision of sufficient advance notice to PayPal. Any eligible outstanding time-based RSUs would continue to vest in accordance with their original schedule; provided that, for any awards scheduled to vest more frequently than annually, each scheduled vesting date not falling on an anniversary of the grant date would be treated as though that vesting date were on the next following anniversary of the grant date. Any eligible outstanding PBRSUs would remain outstanding and eligible to vest, based solely on the achievement of the applicable Company performance targets for the applicable performance period.

All continued vesting under the ELTIP is subject to the NEO’s execution of a release of claims in favor of PayPal and required attestations and compliance with the restrictive covenants set forth in the Executive Severance Plan.

Involuntary Termination Other than for Cause – Column (b)

Severance Arrangements for Involuntary Termination Other Than for Cause Outside a Change in Control Period

Under the terms of the Executive Severance Plan, each of Mr. Chriss and Ms. Miller is eligible for the following severance payments and benefits in the event that their employment is terminated by PayPal without cause or by the NEO for good reason outside of a change in control period, and each of our other NEOs is eligible for the following severance payments and benefits in the event that the NEO’s employment is terminated by PayPal without cause outside of a change in control period:

•	A lump sum cash payment equal to the sum of the NEO’s annual base salary and target bonus, multiplied by 1.5x for each of Mr. Chriss and Ms. Miller and 1.0x for our other NEOs.

•

Company-paid or -reimbursed COBRA premiums for a post-employment period (up to 18 months for Mr. Chriss and up to 12 months for our other NEOs), subject to the NEO’s timely election of COBRA continuation coverage.

•	Any earned, but unpaid, AIP bonus in respect of the year prior to the year of termination based on actual Company performance and target individual performance.

•	For Ms. Miller, a prorated annual bonus for the year of termination based on actual Company performance and target individual performance.

•

Continued vesting of time-based equity awards that would have otherwise become vested within the 12 months following the NEO’s termination of employment; provided that, for any awards scheduled to vest more frequently than annually, each scheduled vesting date not falling on an anniversary of the grant date would be treated as though that vesting date were on the next following anniversary of the grant date.

•

Continued vesting of performance-based equity awards with a performance period that ends within the 12 months following the NEO’s termination of employment, based solely on achievement of the applicable Company performance targets.

In addition, pursuant to the terms of their offer letters, each of Mr. Chriss and Ms. Kereere is entitled to accelerated vesting of their Make-Whole RSUs Award granted in connection with commencement of employment.

For purposes of the Executive Severance Plan, a “change in control period” is defined as the period beginning 90 days prior to, and ending 24 months following, a change in control of PayPal.

All severance benefits and payments are subject to the NEO’s execution of a release of claims in favor of PayPal and continued vesting of equity awards is subject to required attestations and compliance with the restrictive covenants set forth in the Executive Severance Plan.

Involuntary Termination in Connection with a Change in Control – Column (c)

Severance Arrangements for an Involuntary Termination in a Change in Control Period

Under the terms of the Executive Severance Plan, each NEO is eligible for the following severance payments and benefits in the event that the NEO’s employment is terminated by PayPal without cause or by the NEO for good reason within a change in control period:

•	A lump sum cash payment equal to the sum of the NEO’s annual base salary and target bonus, multiplied by 2.0x.

•	A lump sum cash payment equal to 24 months of the NEO’s COBRA premiums, subject to the NEO’s timely election of COBRA continuation coverage.

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Compensation Tables

Potential Payments Upon Termination or Change in Control Table

•	Any earned, but unpaid, AIP bonus in respect of the year prior to the year of termination based on actual Company performance and target individual performance.

•	A prorated annual bonus for the year of termination based on actual Company performance and target individual performance.

•	Accelerated vesting of time-based equity awards.

•	Accelerated vesting of performance-based equity awards, based on achievement of the applicable Company performance targets through the date of the change in control.

Under the Executive Severance Plan, in the event any payments or benefits constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and would be subject to the excise tax imposed by Internal Revenue Code Section 4999, such payments or benefits would be reduced to the maximum amount that does not result in the imposition of such excise tax, but only if such reduction results in the NEO receiving a higher net-after tax amount than the NEO would have received absent such reduction (the “best net pay” provision).

All severance benefits and payments are subject to the NEO’s execution of a release of claims in favor of PayPal.

Change in Control – Equity Awards

We have not entered into any arrangements with any of our NEOs to provide “single trigger” change in control payments. The Equity Plan generally provides for the acceleration of vesting of awards upon a change in control of PayPal only if the acquiring entity does not agree to assume or continue the awards. Under the terms of the Equity Plan, for purposes of determining payouts in connection with or following a change in control, PBRSU performance will be based on applicable performance metrics through the date of the change in control. These provisions generally apply to all holders of awards under the Equity Plan.

Death or Disability – Column (d)

Severance Arrangements in the Event of Death or Disability

Under the terms of the Executive Severance Plan, other than for Ms. Miller, in the event that an NEO’s employment terminates due to death or disability outside of a change in control period, the NEO would be eligible for:

•	For equity awards granted within the 12 months prior to the NEO’s termination of employment:

•

Continued vesting of time-based equity awards that would have otherwise become vested within the 12 months following the NEO’s termination of employment; provided that, for any awards scheduled to vest more frequently than annually, each scheduled vesting date not falling on an anniversary of the grant date would be treated as though that vesting date were on the next following anniversary of the grant date.

•

Continued vesting of performance-based equity awards with a performance period that ends within the 12 months following the NEO’s termination of employment, based solely on actual achievement of the applicable Company performance targets.

•

For equity awards granted at least 12 months prior to the NEO’s termination of employment, continued vesting for the life of the award. Any eligible outstanding time-based RSUs would continue to vest in accordance with their original schedule; provided that, for any awards scheduled to vest more frequently than annually, each scheduled vesting date not falling on an anniversary of the grant date would be treated as though that vesting date were on the next following anniversary of the grant date. Any eligible outstanding PBRSUs would remain outstanding and eligible to vest, based solely on the achievement of the applicable Company performance targets for the applicable performance period.

In the event that an NEO’s employment terminates due to death or disability within a change in control period, the NEO would be eligible for accelerated vesting of all outstanding time-based and performance-based equity awards, with performance-based equity awards vesting based on achievement of the applicable Company performance targets through the date of the change in control.

For Ms. Miller, under the terms of the prior Executive Severance Plan, in the event her employment terminates due to disability outside of a change in control period, she would be eligible for:

•

Continued vesting of all outstanding time-based equity awards; provided that, for any awards scheduled to vest more frequently than annually, each scheduled vesting date not falling on an anniversary of the grant date would be treated as though that vesting date were on the next following anniversary of the grant date.

•	Continued vesting of all outstanding performance-based equity awards, based solely on actual achievement of the applicable Company performance targets.

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Compensation Tables

Potential Payments Upon Termination or Change in Control Table

•	Company-paid or -reimbursed COBRA premiums for the period during which Ms. Miller has equity awards outstanding and eligible to vest.

In the event Ms. Miller’s employment terminates due to disability during a change in control period, she would be eligible for accelerated vesting of all outstanding time-based and performance-based equity awards, with performance-based equity awards vesting based on achievement of the applicable Company performance targets through the date of the change in control.

In the event of Ms. Miller’s death, all outstanding equity awards otherwise eligible to continue vesting would vest on the date of her death, with PBRSUs vesting based on target achievement of the Company performance targets.

For all NEOs, continued vesting (other than in the event of an NEO’s death) is subject to the NEO’s execution of a release of claims in favor of PayPal and required attestations and compliance with the restrictive covenants set forth in the Executive Severance Plan.

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Pay versus Performance

Pay versus Performance
The following Pay versus Performance table sets forth information regarding PayPal’s performance and the “compensation actually paid” to our NEOs, as calculated in accordance with Item 402(v) of Regulation S-K.
Amounts included as “compensation actually paid” do not represent the value of cash compensation and equity awards actually received by the NEOs, but rather are amounts calculated under SEC rules that include, among other things, the year-over-year changes in the “fair value” of unvested equity-based awards. For a discussion of how the Compensation Committee seeks to align pay with performance when making compensation decisions, please review the CD&A.

Year 1	Summary Compensation Table Total for PEO (Chriss) ($) 2	Summary Compensation Table Total for PEO (Schulman) ($) 2	Compensation Actually Paid to PEO (Chriss) ($) 3	Compensation Actually Paid to PEO (Schulman) ($) 3	Average Summary Compensation Table Total for Non-PEO NEOs ($) 2	Average Compensation Actually Paid to Non-PEO NEOs ($) 3	Value of Initial Fixed $100 Investment Based On: 4		Net Income ($ Billions)	Transaction Margin Dollars ($ Billions) 6
							Total Shareholder Return ($)	Peer Group Total Shareholder Return ($) 5

2024	6,658,527	—	35,181,425	—	19,520,806	30,276,847	79	190	4.147	14.658

2023	41,916,754	22,138,954	46,350,840	18,991,635	10,976,852	9,423,987	57	151	4.246	13.704

2022	—	21,957,922	—	(87,002,457)	10,367,818	(13,358,744)	66	109	2.419	13.773

2021	—	32,070,353	—	13,504,312	14,799,891	10,020,976	174	165	4.169	13.996

2020	—	23,362,072	—	191,128,954	9,184,457	50,894,687	217	153	4.202	11.779

1
Mr. Chriss served as the Principal Executive Officer (“PEO”) from and after September 27, 2023 and for the entirety of 2024. Mr. Schulman served as the PEO in 2023 from January 1 through September 26 and for the entirety of 2022, 2021 and 2020. PayPal’s non-PEO NEOs for the applicable years were as follows:

•	2024: Mses. Jamie Miller and Suzan Kereere and Messrs. Diego Scotti and Aaron Webster

•	2023: Messrs. Aaron Karczmer, John Kim, and Blake Jorgensen, and Mses. Jamie Miller, Peggy Alford, Michelle Gill, and Gabrielle Rabinovitch

•	2022: Messrs. Blake Jorgensen, John D. Rainey, Mark Britto, Jonathan Auerbach, and Aaron Karczmer, and Mses. Gabrielle Rabinovitch and Peggy Alford

•	2021: Messrs. John D. Rainey, Mark Britto, and Jonathan Auerbach and Ms. Louise Pentland

•	2020: Messrs. John D. Rainey and Aaron Karczmer and Mses. Peggy Alford and Louise Pentland

2
Amounts reported in these columns represent (i) the total compensation reported in the Summary Compensation Table for the applicable year for Mr. Chriss or Mr. Schulman, as applicable and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for PayPal’s non-PEO NEOs reported for that applicable year, respectively.

3
To calculate compensation actually paid, adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. A reconciliation of the adjustments for Mr. Chriss and for the average of the non-PEO NEOs for 2024 is set forth following the footnotes to this table.

4
Pursuant to SEC rules, the comparison assumes $100 was invested on December 31, 2019 and that dividends were reinvested during the measurement period. Historical stock price performance is not necessarily indicative of future stock price performance.

5	The Total Shareholder Return Peer Group consists of the companies included in the S&P Software and Services Select Industry Index.

6
As noted in the CD&A, the Compensation Committee determined that transaction margin dollars was a key financial metric for PayPal’s performance and success and a driver of stockholder value creation for 2024. By using transaction margin dollars, together with the other performance goals used in our incentive programs, the Compensation Committee believes that the program reflected an appropriate balance with respect to incentivizing profitable growth and stockholder value creation. Transaction margin dollars represents net revenue, less transaction expenses and transaction & credit losses, as reported in PayPal’s 2024 Annual Report on Form 10-K. PayPal has designated transaction margin dollars as the Company-Selected Measure for 2024.

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Pay versus Performance
Performance Measures Used to Link Company Performance and Compensation Actually Paid to the NEOs

Reconciliation of 2024 Compensation Actually Paid Adjustments

Name	Summary Compensation Table Total ($) 1	(Minus) Grant Date Fair Value of Stock Awards Granted in Fiscal Year ($) 2	Plus Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year ($) 3	Plus/(Minus) Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years ($) 4	Plus Fair Value at Vesting of Stock Awards Granted in Fiscal Year that Vested in the Fiscal Year ($) 5	Plus/(Minus) Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Years that Vested in the Fiscal Year ($) 6	(Minus) Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions in the Fiscal Year ($) 7	Compensation Actually Paid ($)

Mr. Chriss	6,658,527	—	—	25,342,227	—	3,180,671	—	35,181,425

Non-PEO NEOs (Average) 8	19,520,806	(13,904,059)	23,729,830	574,787	—	355,483	—	30,276,847

1	For, Mr. Chriss, amounts shown represent Total Compensation as reported in the Summary Compensation Table for 2024. With respect to the non-PEO NEOs, amounts shown represent averages for 2024.

2	Represents the grant date fair value of the stock awards granted during 2024, computed in accordance with the methodology used for financial reporting purposes.

3
Represents the fair value as of 2024 fiscal year-end of the outstanding and unvested stock awards granted during such fiscal year, computed in accordance with the methodology used for financial reporting purposes.

4
Represents the change in fair value during fiscal year 2024 of each stock award that was granted in a prior fiscal year and that remained outstanding and unvested as of the last day of fiscal year 2024, computed in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of fiscal year 2024.

5	Represents the fair value at vesting of the stock awards that were granted and vested during fiscal year 2024, computed in accordance with the methodology used for financial reporting purposes.

6
Represents the change in fair value, measured from the prior fiscal year-end to the vesting date, of each stock award that was granted in a prior fiscal year and that vested during fiscal year 2024, computed in accordance with the methodology used for financial reporting purposes.

7
Represents the fair value as of the last day of the prior fiscal year of the stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in fiscal year 2024, computed in accordance with the methodology used for financial reporting purposes.

8	See footnote 1 in the Pay versus Performance table above for the NEOs included in the average for each year.
Performance Measures Used to Link Company Performance and Compensation Actually Paid to the NEOs
The following is a list of financial performance measures which, in our assessment, represent the most important financial performance measures used by PayPal to link compensation actually paid to the NEOs for 2024:

•	Transaction margin dollars

•	Non-GAAP operating income

•	rTSR, compared to the S&P 500
Non-GAAP operating income is not a financial measure prepared in accordance with GAAP. For information on how we compute non-GAAP financial measures and a reconciliation to the most directly comparable financial measures prepared in accordance with GAAP, please refer to “Appendix A: Reconciliation of Non-GAAP Financial Measures” to this proxy statement.
See the CD&A for a further description of the metrics used in PayPal’s executive compensation program.

2025 Proxy Statement	77

Pay versus Performance
Relationship Between Pay and Performance

Relationship Between Pay and Performance
We believe the compensation actually paid in each of the years reported above and over the five-year cumulative period are reflective of the Compensation Committee’s emphasis on “pay for performance” as the compensation actually paid fluctuated year over year, primarily due to our stock performance and our varying levels of achievement against pre-established performance goals under the AIP and PBRSU awards. The CD&A describes the Compensation Committee’s emphasis on “pay for performance” and how our executive compensation program is designed to link executive compensation with the achievement of our financial objectives, as well as stockholder value creation. Because our executive compensation program incentivizes and rewards executives primarily through long-term incentives in the form of PBRSU and RSU equity awards, the compensation actually paid is most significantly impacted by changes in our stock price over the vesting period of the awards.

Compensation Actually Paid ($ in Millions) $250 $200 $150 $100 $50 $0 -$50 $217 $191 $250 $190 $174 A $153 $151 A $150 $165 $109 $79 $57 $50 $51 $66 $46 $35 $30 $14 $19 $10 $9 -$50 ($87) ($13) -$100 2020 2021 2022 2023 -$150 2024 Compensation Actually Paid to PEO (Chriss) Compensation Actually Paid to PEO (Schulman) Average Compensation Actually Paid to Non-PEO NEOS PayPal Total Shareholder Return S&P Software & Services Select Industry Index Total Shareholder Return Total Shareholder Return ($)

Compensation Actually Paid ($ in Millions) $250 $200 $191 $4.2 $150 $100 $50 $0 -$50 $51 -$100 2020 $5.0 $4.2 $4.2 $4.1 $4.5 $4.0 $3.5 $3.0 $2.4 $2.5 $46 $35 $14 $10 ($87) ($13) $19 $30 $2.0 $9 $1.5 $1.0 $0.5 $0.0 2021 2022 2023 2024 Compensation Actually Paid to PEO (Chriss) Compensation Actually Paid to PEO (Schulman) Average Compensation Actually Paid to Non-PEO NEOS Net Income ($ in Billions) Net Income ($ in Billions)

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Pay versus Performance
Relationship Between Pay and Performance

Compensation Actually Paid ($ in Millions) $14.7 $15.0 $250 $14.0 $13.8 $200 $191 $13.7 $14.0 $150 $100 $50 $0 -$50 $11.8 $51 $13.0 $12.0 $46 $35 $30 $11.0 $14 $10 ($87) ($13) $19 $9 $10.0 $9.0 -$100 2020 2021 2022 $8.0 2023 2024 Compensation Actually Paid to PEO (Chriss) Compensation Actually Paid to PEO (Schulman) Average Compensation Actually Paid to Non-PEO NEOS Net Income ($ in Billions) Transaction margin dollars ($ in Billions)

2025 Proxy Statement	79

CEO Pay Ratio Disclosure

CEO Pay Ratio Disclosure

We are providing the following information about the relationship of the total compensation of Mr. Chriss, our CEO, to the median of the annual total compensation of all our employees (other than Mr. Chriss), which we refer to as the “pay ratio.” We believe that the pay ratio disclosed below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For 2024, our last completed fiscal year, the median of the annual total compensation of all our employees (other than our CEO) was $95,903. The total compensation of our CEO was $6,658,527 (based on the assumptions used to determine the compensation reported in the “2024 Summary Compensation Table” in this proxy statement and reflecting that Mr. Chriss did not receive any equity awards in 2024). For 2024, we estimate that the pay ratio of the total compensation of our CEO to the median of the annual total compensation of all our employees is 69 to 1. We expect that Mr. Chriss will receive equity awards in future years, which will impact this ratio.

Methodology

PayPal is a global company and operates in approximately 200 markets around the world. As of December 31, 2024, we employed approximately 24,400 people globally: approximately 37% of them were based in the U.S. and 63% were based outside of the U.S. We strive to create a competitive global compensation program, taking into account an employee’s position with PayPal and their geographic location. Accordingly, our compensation programs and reward offerings are designed to reflect local market practices across our global operations.

In determining our pay ratio for 2024, we compiled compensation information for all of our full-time and part-time employees worldwide (including interns) as of December 1, 2024. For purposes of identifying the median employee from our global employee population, we compared the total target compensation of our employees for 2024, which was composed of annual base salary, target short-term incentives and other bonuses, and the intended grant value related to any long-term incentive equity awards, as reflected in our global human resources and equity management systems. For employees outside of the U.S., we converted their compensation to U.S. dollars using the applicable exchange rate as of December 1, 2024. We did not include any contractors or workers employed through a third-party provider in our employee population.

The elements in this compensation measure are representative of the principal forms of compensation delivered to our employees. We identified our median employee using this compensation measure, which was consistently applied to all employees included in the calculation.

We identified and calculated the elements of our median employee’s compensation for 2024 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, and converted the employee’s compensation from Euros to U.S. dollars using the exchange rate as of December 31, 2024, resulting in annual total compensation of $95,903. For the annual total compensation of our CEO, we used the amount reported in the “Total” column of our “2024 Summary Compensation Table” in this proxy statement.

The SEC rules for identifying the median employee allow companies to adopt many different methodologies, such as applying estimates, assumptions, adjustments, and exclusions and adopting unique definitions of compensation to identify the median employee and calculate the pay ratio. In light of the differences in how pay ratios may be calculated, neither the median employee’s compensation nor the estimated pay ratio reported by other companies may be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates, and assumptions in calculating their pay ratios.

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Equity Compensation Plan Information

Equity Compensation Plan Information

The following table gives information regarding our equity compensation plans as of December 31, 2024, which we collectively refer to as our Equity Compensation Plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)		(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)

Equity Compensation Plans Approved by Security Holders	37,203,591	[1]	—		88,057,176	[2]

Equity Compensation Plans Not Approved by Security Holders	655,919	[3]	13.90	[4]	—

TOTAL	37,859,510		13.90		88,057,176

[1]

Includes (a) 31,127,898 shares of our common stock issuable pursuant to RSUs under the Equity Plan, (b) 77,131 shares of our common stock issuable pursuant to DSUs under the Equity Plan, (c) 3,334,084 shares of our common stock issuable from outstanding 2024-2026 PBRSUs (representing the maximum number of shares issuable assuming achievement of maximum performance against target level), (d) 2,664,478 shares of our common stock issuable from outstanding 2023-2025 PBRSUs (representing the maximum number of shares issuable assuming achievement of maximum performance against target level), and (e) 0 shares of our common stock issuable from outstanding 2022-2024 PBRSUs (representing the actual number of shares issuable based on actual Company performance for the three-year performance period ending December 31, 2024). RSUs and DSUs each represent an unfunded, unsecured right to receive shares of our common stock. The value of RSUs and DSUs varies directly with the price of our common stock.

[2]

Includes 46,232,039 shares of common stock reserved for future issuance under the Equity Plan as of December 31, 2024 and 41,825,137 shares of our common stock reserved for future issuance under our Amended and Restated Employee Stock Purchase Plan as of December 31, 2024.

[3]

Represents (a) 36,435 shares of our common stock to be issued upon exercise of outstanding options assumed in connection with acquisitions and (b) 619,484 shares of our common stock issuable pursuant to RSUs granted under the 2022 Inducement Equity Incentive Plan. We do not intend to make further grants of any awards under an equity plan of an acquired company or the 2022 Inducement Equity Incentive Plan.

[4]	Does not include outstanding RSUs.

2025 Proxy Statement	81

Proposal 3: Vote to Approve PayPal Holdings, Inc. 2015 Equity Incentive Award Plan, as Amended and Restated

Proposal 3:

Vote to Approve PayPal Holdings, Inc. 2015 Equity Incentive Award Plan, as Amended and Restated

Summary

The Company is asking stockholders to approve the Amended and Restated 2015 Equity Incentive Award Plan (the “Equity Plan”) to increase the number of shares authorized for issuance under the Equity Plan.

The Board has determined that it is in the best interests of the Company and its stockholders to approve this proposal. The Board, upon the recommendation of the Compensation Committee, has approved the amended and restated Equity Plan, subject to stockholder approval, and recommends that our stockholders vote in favor of this proposal at the Annual Meeting.

Background

The Equity Plan was initially adopted by the Board in June 2015 and approved by eBay Inc. as the Company’s sole stockholder at that time. Our stockholders have since approved restatements of the Equity Plan at each of the 2018, 2023, and 2024 Annual Meeting of Stockholders. As of the Record Date, 31,711,814 shares remained available for future grants under the Equity Plan.

Reasons to Vote for the Proposal

Stockholder approval to amend and restate the Equity Plan will increase the number of shares reserved for issuance under the Equity Plan by an additional 15 million shares of our common stock. In determining whether to recommend that stockholders approve the increase in the number of shares reserved for future issuance, the Compensation Committee and Board of Directors carefully considered a number of important factors, including:

•

The Equity Plan supports a broad-based program that is critical to our ability to effectively compete for, attract and retain top talent. We operate in a highly competitive market for talent, and compete with companies in both the technology and financial sectors for the talent necessary to drive our operations and business strategy. With 46% of our full-time employees classified within our technology function, it is important to consider how our technology sector competitors utilize equity compensation for comparable roles. Therefore, our ability to continue offering equity incentive awards under the Equity Plan is particularly critical to our ability to attract, retain, and reward skilled and motivated employees.

We make our annual, broad-based equity grant in early March of each year. As of the Record Date, 31,711,814 shares remained available for future grants under the Equity Plan (equal to approximately 3.24% of our common shares outstanding). If stockholders do not approve this proposal, the current share reserve may not be sufficient to support our equity compensation plans through the next opportunity to increase the equity plan reserve at the 2026 Annual Meeting, which is expected to be held in May 2026. As a result, we would lose access to a key element of compensation that is critical in the labor markets in which we compete, particularly within our technology function.

Key statistics on our program (as of December 31, 2024) include:

99%	73%	46%	96%

of Full-Time Employees Hold Equity Awards	of Full-Time Employees Received Equity in 2024	of Full-Time Employees Are in Our Technology Function	of 2024 Grants Were Awarded to Non-Named Executive Officers

•

Equity awards support our pay-for-performance philosophy. We currently award RSUs to a broad-based group of our employee population and to our non-employee directors. In addition to RSUs, we also grant PBRSUs to senior-level employees that vest based on both time and performance conditions. The Board believes that equity awards, whose value depends on the performance of our stock, and which require achievement of performance criteria and/or continued service over time, create an essential link between realized pay and company performance. Equity compensation motivates

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Proposal 3: Vote to Approve PayPal Holdings, Inc. 2015 Equity Incentive Award Plan, as Amended and Restated

Reasons to Vote for the Proposal

employees to think and act like owners and creates strong alignment between participants and stockholders, incentivizing our employees to drive profitable growth and long-term stockholder value.

•

Steps taken to balance our need to attract and retain talent with stockholder interests regarding dilution. We are mindful of the dilutive impact of our equity compensation programs on our stockholders. The proposed increase to the share reserve is intended to balance this impact with our need to compete for skilled talent, maintain competitive compensation practices, and attract and retain the talent required to support our strategic objectives. Specifically:

•

Size of share request. This proposal would increase the number of shares available for future issuance by 15 million shares. This represents approximately 1.5% of our fiscal year-end common shares outstanding, and represents a 25% decrease from our request for 20 million shares in 2024. We expect that the proposed increase will be sufficient to support our compensation programs during the remainder of 2025 and the first half of 2026 (including our annual focal grant in fiscal year 2026), with a reasonable buffer to support potential unexpected events such as acquisitions, unplanned senior executive hires, significant changes in the trading price of our stock or significant changes to our headcount.

•

Significant share repurchase program to offset dilution from equity awards. Our share repurchase program has helped mitigate dilution to our stockholders by reducing the total number of shares outstanding. In fiscal year 2024, our share repurchases resulted in a reduction of 92 million shares outstanding, which was equivalent to 9.3% of our shares outstanding as of December 31, 2024. These share repurchases more than offset the impact of ownership dilution from equity-based awards that vested during the year. In February 2025, the Board authorized an additional share repurchase program that provides for the repurchase of up to $15.0 billion of our common stock to further offset the impact of dilution from our equity compensation program.

•

Ongoing, frequent stockholder input. As noted above, we expect that the proposed increase should be sufficient to support our compensation plans during 2025 and the first half of 2026. In the near term, we intend to make regular requests to stockholders for additional shares under our Equity Plan to allow stockholders to continue to monitor our use of equity and provide ongoing input on our equity program. In addition, we continue to conduct significant and ongoing outreach to gather input from our stockholders. As outlined in the CD&A, since our 2024 Annual Meeting we contacted investors representing approximately 62% of our common stock held by institutional investors, and engaged with investors representing approximately 39% of our common stock held by institutional investors.

•

Responsible and prudent equity usage. We manage our long-term stockholder dilution by closely managing the number of equity awards granted annually while regularly evaluating the equity compensation practices of those companies with which we compete for talent. We grant what we believe is an appropriate amount of equity necessary to effectively attract, retain, and reward employees in the context of the market in which we compete for talent. Our three-year average burn rate, which we define as the number of shares subject to equity awards granted in any given year divided by the weighted average number of shares outstanding for that year, was 2.0% for fiscal years 2022 through 2024. This burn rate reflects a period of significant leadership transitions, including the hiring of our CEO and each other 2024 NEO listed in our CD&A, the majority of our other current CEO Staff, and a number of other key senior leadership hires. During this process, we have continued to closely monitor and manage equity compensation usage, while attracting our refreshed leadership team to drive the next chapter of PayPal’s growth.

We have also implemented and continue to evaluate actions to reduce our ongoing equity usage while still maintaining a competitive total rewards program. Beginning in 2024, we revised the participation requirements under our ongoing long-term incentive program and no longer provide an initial grant to all newly hired full-time employees. We also discontinued our historical practice of using stock compensation under our Annual Incentive Plan, and instead use only cash compensation for that plan beginning with fiscal year 2024. In response to stockholder feedback and to promote increased accountability and transparency, in 2024 we began including stock-based compensation expense in our non-GAAP financial metric reporting. Going forward, we will continue to thoughtfully manage our use of equity and stockholder dilution.

2025 Proxy Statement	83

Proposal 3: Vote to Approve PayPal Holdings, Inc. 2015 Equity Incentive Award Plan, as Amended and Restated

Reasons to Vote for the Proposal

Key statistics on our equity plan status and annual share usage are shown in the tables that follow:

Equity Plan Status as of the Record Date

Item	As of the Record Date

Outstanding awards under the Equity Plan	38,714,518

Outstanding options/SARs	—

Weighted average exercise price	N/A

Weighted average remaining term (years)	N/A

Outstanding full-value awards (PBRSUs[1], RSUs, and DSUs)	38,714,518

Shares available for new grants	31,711,814

Total number of shares issuable under the Equity Plan (outstanding awards plus shares available for new grants)	70,426,332

Additional shares requested under this Proposal	15,000,000

Total shares authorized for issuance under the Equity Plan (if this Proposal is approved)	85,426,332

[1]	Assumes target performance for outstanding PBRSUs.

Three-Year Average Equity Award “Burn Rate”

Year	Weighted Average Shares Outstanding (Undiluted)	Options Granted[1]	Options Canceled / Forfeited	Full- Value Awards Granted[1]	Full- Value Awards Canceled / Forfeited	Gross Equity Burn / Usage	Net Equity Burn / Usage

2024	1,029,000,000	—	2,000	24,138,000	6,360,000	2.3%	1.7%

2023	1,103,000,000	—	9,000	24,970,000	3,595,000	2.3%	1.9%

2022	1,154,000,000	—	11,000	17,238,000	5,254,000	1.5%	1.0%

Three-Year Average						2.0%	1.5%

[1]	Includes RSUs, PBRSUs (reflects target performance for PBRSUs in the year of grant), and DSUs granted; excludes RSUs and options assumed in connection with acquisitions.

•

Equity Request Reflects our Market for Talent. PayPal operates a technology platform designed to enable digital payments and simplify commerce experiences for millions of consumers and merchants worldwide. Given that we operate at the intersection of technology and finance, some market participants have classified us as a financial firm, most notably Standard & Poor’s, which, beginning in early 2024, classifies us in the Financial Services Sector. This may lead some market participants to compare our use of equity to that of financial services firms. With 46% of our full-time employees classified within our technology function, we believe that comparisons to traditional financial services organizations do not fully capture our competitive market for talent. Traditional financial services organizations often pay significantly higher cash compensation and provide less equity compensation than is common within the technology sector. As a FinTech company with headquarters in the Bay Area, we compete for key talent with other technology companies in certain critical areas, including in our technology function and with respect to many of our leadership roles; accordingly, we believe it is more appropriate to compare our equity compensation practices to those of our technology peers.

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Proposal 3: Vote to Approve PayPal Holdings, Inc. 2015 Equity Incentive Award Plan, as Amended and Restated

Reasons to Vote for the Proposal

•

Strong Governance Practices Designed to Protect Stockholder Interests. The Equity Plan and our equity compensation programs are designed to reflect leading corporate governance and compensation practices:

What We Do

Minimum vesting for equity awards	The Equity Plan provides that no portion of any award granted under the Equity Plan may vest before the one-year anniversary of the date of grant. The foregoing is subject to a 5% carve-out, as discussed in further detail below, and does not restrict the Committee’s discretion where the Committee has the ability to provide for accelerated vesting of awards.

Non-discretionary treatment of awards on a change in control of the Company	The Equity Plan provides that, upon the consummation of a change in control (as described below), if an award is not assumed or substituted by the acquiring or surviving corporation, the vesting of the award will automatically accelerate, with the performance-based vesting of any award determined based on actual achievement of the applicable performance goals through the date of the change in control.

Requires stockholder approval for additional shares	The Equity Plan does not contain an “evergreen” provision but instead reserves a fixed maximum number of shares for issuance, which can only be increased with stockholder approval.

Responsible share recycling provisions	In general, when awards granted under the Equity Plan expire or are canceled without having been fully exercised, or are settled in cash, the shares reserved for those awards are returned to the share reserve and become available for future awards. If shares are tendered to us or withheld by us to satisfy an award’s tax withholding obligations or pay a stock option’s or stock appreciation right’s exercise price, those shares do not become available for future awards.

Limits on awards	The Equity Plan limits the number of shares of our common stock subject to, and the dollar value of cash awards paid, pursuant to awards granted to an individual in any calendar year.
The Equity Plan further limits the value of equity that may be granted pursuant to non-employee director awards each fiscal year.

Stock ownership guidelines and mandatory retention requirement	We maintain robust stock ownership requirements for our executives and directors. In addition, executive officers who have not yet satisfied their applicable guideline level are required to retain 25% of the net shares of our common stock that they receive as the result of the exercise, vesting or payment of any equity awards granted to them.

Grant performance-based equity awards to our executives	We award a meaningful portion of equity awards to our executives in the form of PBRSUs that are subject to forfeiture based on both time- and performance-based vesting conditions.

Limited authority to accelerate vesting of performance-based awards	Except in connection with a change in control, the Compensation Committee does not have the authority to accelerate the vesting, or waive the forfeiture, of performance-based awards granted under the Equity Plan.

Frequent re-approval by stockholders	We intend to continue to provide our stockholders with frequent opportunities to provide input on our share reserve and other material matters under the Equity Plan.

What We Don’t Do

Explicit prohibition on repricing without stockholder approval	The Equity Plan prohibits the repricing, cash-out, or other exchange of underwater stock options and stock appreciation rights without prior stockholder approval.

No discounted stock options or stock appreciation rights	The Equity Plan requires that stock options and stock appreciation rights issued under it have an exercise price equal to at least the closing price of a share on the date the award is granted (or, if no closing price was reported on that date, the closing price on the immediately preceding date on which a closing price was reported), except in certain situations in which we are assuming or replacing options granted by another company that we are acquiring.

No dividends paid on awards prior to vest and no dividend equivalents on options or stock appreciation rights	The Equity Plan provides that dividends credited or payable or dividend equivalents in connection with any award granted under the Equity Plan are subject to the same restrictions as the underlying award and will not be paid until the underlying award vests. Further, no dividend equivalents are payable with respect to options or stock appreciation rights.

Limited transferability and no share pledging	In general, awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, unless otherwise approved by the Board or the Compensation Committee.

No tax gross-ups	The Equity Plan does not provide for any tax gross-ups.

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Proposal 3: Vote to Approve PayPal Holdings, Inc. 2015 Equity Incentive Award Plan, as Amended and Restated

Conclusion

Conclusion

The Board has determined that it is in the best interests of the Company and its stockholders to approve this proposal. The Board, upon the recommendation of the Compensation Committee, has approved the amended and restated Equity Plan to increase the shares reserved for issuance, subject to stockholder approval, and recommends that our stockholders vote in favor of this proposal at the Annual Meeting. This proposal is also being submitted to our stockholders in compliance with Nasdaq listing standards concerning stockholder approval of equity compensation plans and/or material revisions to these plans.

If our stockholders approve this proposal, the amended and restated Equity Plan will become effective as of the date of stockholder approval, and the 15 million additional shares will be available for grant under the Equity Plan. If our stockholders do not approve this proposal, the amended and restated Equity Plan and the additional shares reserved for issuance will not take effect, and our Equity Plan will continue to be administered in its current form.

Our executive officers and directors have an interest in this proposal by virtue of their being eligible to receive equity awards under the Equity Plan. References to the Equity Plan in the remainder of this discussion refer to the amended and restated Equity Plan as if this proposal has been approved by our stockholders, unless otherwise specified or the context otherwise references the Equity Plan prior to it being amended and restated. In addition to including a share increase, the amendments to the Equity Plan include a handful of clarifying changes, such as updating section references and referencing our current clawback policies.

Summary of the Equity Plan

The following is a summary of the operation and principal features of the Equity Plan. The summary is qualified in its entirety by reference to the Equity Plan as set forth in Appendix B.

Purpose

The purpose of the Equity Plan is to promote the success and enhance the value of the Company by aligning the interests of employees, non-employee directors, and other individual service providers with those of our stockholders and by incentivizing such individuals to generate superior returns to our stockholders. The Equity Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, non-employee directors, and other service providers upon whose judgement, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

Authorized Shares

Under the Equity Plan, 199.6 million shares are authorized for issuance. We are asking our stockholders to approve an additional 15 million shares to be available for issuance under the Equity Plan, which will increase the aggregate number of shares authorized under the Equity Plan to 214.6 million. As of the Record Date, we had approximately 31,711,814 shares available for issuance under the Equity Plan. Based solely on the closing price of the Company’s common stock, as reported on the Nasdaq on the Record Date, which was $63.95 per share, the maximum aggregate market value of the 31,711,814 shares that could be issued under the Equity Plan is $2,027,970,505.

For awards granted on or after May 22, 2024, each award reduces the number of shares available for grant under the Equity Plan by one share for each share covered by the award. Previously, any shares subject to stock options or stock appreciation rights were counted against the Equity Plan share reserve as 0.5 shares for every one share subject to the award and any shares subject to full value awards (including restricted stock, restricted stock units, performance units, and performance shares) were counted against the Equity Plan share reserve as one share for every one share subject thereto.

If any award granted under the Equity Plan expires or becomes unexercisable without having been exercised in full, is surrendered or is forfeited to or repurchased by the Company due to failure to vest, the unpurchased, forfeited or repurchased shares subject to such award become available for future grant or sale under the Equity Plan. Shares used to satisfy tax withholding obligations relating to an award or pay the exercise price or purchase price of an option or stock appreciation right do not become available for future issuance under the Equity Plan.

Administration

The Compensation Committee has the authority to administer the Equity Plan, including the power to determine eligibility, the types and sizes of awards, the price and timing of awards, the acceleration or waiver of any vesting restriction, and the authority to delegate such administrative responsibilities.

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Proposal 3: Vote to Approve PayPal Holdings, Inc. 2015 Equity Incentive Award Plan, as Amended and Restated

Summary of the Equity Plan

To the extent permitted by applicable law, the Compensation Committee may delegate to a committee of one or more of our directors or one or more of our officers the authority to grant or amend awards to participants other than our executives who are subject to Section 16 of the Exchange Act. The Board has delegated to our Chief Executive Officer, in his capacity as a member of the Board and the sole member of the Non-Officer Equity Committee, the authority to determine and make individual grants to our employees in roles of Senior Vice President and below who are not subject to Section 16 of the Exchange Act.

Unless otherwise determined by the Board, the Compensation Committee will consist solely of two or more members of the Board, each of whom is a non-employee director under the Exchange Act, and an “independent director” under the rules of Nasdaq (or other principal securities market on which shares of our common stock are traded).

Eligibility

Awards may be granted to employees, directors, and consultants of the Company and employees and consultants of any subsidiary of the Company on the basis of their service. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any subsidiary corporation of the Company. As of December 31, 2024, there were approximately 24,400 employees, including seven executive officers, 10 non-employee directors, and 13,600 consultants eligible to be granted awards under the Equity Plan. While consultants to the Company are eligible to participate in the Equity Plan, as of the Record Date, the Company has not granted any equity awards to any consultants, and the Company’s current practice is to not grant equity awards to consultants.

Awards

•

Stock Options and Stock Appreciation Rights (“SARs”). The Equity Plan provides for the grant of stock options, including incentive stock options and non-qualified stock options, and stock appreciation rights. Stock options entitle the holder to acquire shares of our common stock upon payment of the exercise price. A SAR is a right entitling the holder upon exercise to receive an amount (payable in cash or in shares of our common stock of equivalent value) equal to the excess of the closing price of the shares subject to the SAR on the exercise date over the base value from which appreciation under the SAR is to be measured. The exercise price of a stock option, and the base value against which a SAR is to be measured, may not be less than 100% of the closing price (or, in the case of an incentive stock option granted to a ten percent stockholder, 110% of the closing price) of a share on the date of grant (or, if no closing price was reported on that date, the closing price on the immediately preceding date on which a closing price was reported). Stock options and SARs may be exercised as determined by the Compensation Committee, but in no event may a stock option or SAR have a term extending beyond ten years from the date of grant (or, in the case of an incentive stock option granted to a ten percent stockholder, five years from the date of grant).

•

Restricted Stock Awards. A restricted stock award is the grant of shares at a price, if any, determined by the Compensation Committee, and which is nontransferable and may be subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment and/or achievement of established performance goals. During the period of restriction, participants holding shares of restricted stock may have full voting and dividend rights with respect to such shares, provided that any dividends will be subject to the same vesting conditions as the underlying shares of restricted stock.

•

RSUs. An award of RSUs provides for the issuance of common stock at a future date upon the satisfaction of specific conditions. Conditions may be based on continuing employment and/or achievement of pre-established performance goals.

•

Performance-Based Awards. The Compensation Committee may grant performance-based awards under the Equity Plan. Under the Equity Plan, these performance-based awards may be either equity awards or performance bonus awards. Participants are entitled to receive payment for a performance-based award for any given performance period only to the extent that pre-established performance goals set by the Compensation Committee for the period are satisfied. Except in connection with a change in control (as defined below), the Compensation Committee does not have the authority to accelerate the vesting, or waive the forfeiture, of performance-based awards granted under the Equity Plan.

•

Additional Awards. The other types of equity awards that may be granted under the Equity Plan include performance share units, performance shares, deferred stock units, dividend equivalents, and other stock-based awards. Any dividend equivalents will be subject to the same vesting conditions as the underlying awards to which the dividend equivalents relate. No dividend equivalents may be payable with respect to stock options or SARs.

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Proposal 3: Vote to Approve PayPal Holdings, Inc. 2015 Equity Incentive Award Plan, as Amended and Restated

Summary of the Equity Plan

Limitations on Awards to Individual Participants

The maximum number of shares that may be subject to awards granted to any one participant under the Equity Plan during any calendar year is 2,000,000 shares, and the maximum amount that may be paid in cash to any employee during any calendar year with respect to any performance-based award is $3 million. The maximum value of awards granted to a non-employee director pursuant to the Equity Plan during any fiscal year is $600,000; provided, however, that the limit set forth in this sentence: (a) is increased to $1,200,000 in the fiscal year in which a non-employee director commences service on the Board and (b) does not apply to awards made pursuant to a non-employee director’s election to receive an award in lieu of all or a portion of a cash retainer for service on the Board or any committee thereunder.

Prohibition on Repricing

Except for adjustments described in “Adjustments to Shares Subject to the Equity Plan” below, the Compensation Committee may not, without stockholder approval, authorize the amendment of any outstanding award to reduce its purchase price per share, the replacement or substitution of any award for an award having a lesser purchase price per share, or an offer to purchase any previously granted option or stock appreciation right for a payment in cash when the per share exercise price exceeds the current trading price of the underlying share.

Minimum Vesting

Subject to the acceleration of vesting as permitted under the terms of the Equity Plan, no portion of any award granted under the Equity Plan will vest before the one-year anniversary of the date of grant, except that awards that result in the issuance to one or more participants of up to 5% of the shares of common stock which may be issued or transferred under the Equity Plan may be granted without regard to such minimum vesting provisions.

Awards Subject to Clawback

Any incentive awards granted under the Equity Plan, and any cash or property delivered pursuant to incentive awards, are subject to forfeiture, recovery, or other action by PayPal as necessary for compliance with any Company policy, including our mandatory recovery policy and our clawback policy (as described in the section titled “Clawback Policy and Mandatory Recovery Policy” in the CD&A) or as required by law.

Transferability of Awards

Awards granted under the Equity Plan generally are not transferable, and all rights with respect to an award granted to a participant generally will be available during a participant’s lifetime only to the participant (or the participant’s guardian or legal representative).

Adjustments to Shares Subject to the Equity Plan

Certain transactions with our stockholders not involving a receipt of consideration by the Company, such as a stock split, spin-off, stock dividend, or certain recapitalizations, may affect the price of our shares (these transactions are collectively referred to as “equity restructurings”). In the event that an equity restructuring occurs, the Compensation Committee or the Board will equitably adjust the class of shares issuable and the maximum number of shares of our stock subject to the Equity Plan, the maximum number of shares that may be issued to an employee during any calendar year, and the class, number of shares, and price per share of our common stock subject to outstanding awards. Other types of transactions may also affect our shares, such as a dividend or other distribution, reorganization, merger, or other changes in corporate structure. In the event that there is a transaction which is not an equity restructuring, and the Compensation Committee or the Board determines that an adjustment to the plan and any outstanding awards would be appropriate to prevent any dilution or enlargement of benefits under the Equity Plan, the Compensation Committee or the Board will equitably adjust the class of shares issuable and the maximum number of shares of our stock subject to the Equity Plan, the maximum number of shares that may be issued to an employee during any calendar year, and the class, number of shares, and price per share of our common stock subject to outstanding awards, in such manner as it may deem equitable.

Change in Control

A “change in control” generally means (i) a transaction in which any person or group acquires more than 50% of our voting securities, (ii) a change in a majority of the Board over a two-year period that is not approved by at least two-thirds of the

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Proposal 3: Vote to Approve PayPal Holdings, Inc. 2015 Equity Incentive Award Plan, as Amended and Restated

Summary of the Equity Plan

incumbent Board members (which generally includes Board members serving at the beginning of the period and any new director whose election or appointment was approved by a vote of at least two-thirds of the incumbent directors then in office), (iii) a sale or other disposition of all or substantially all of our assets, (iv) a merger or consolidation in which we are not the surviving corporation or a reverse merger in which we are the surviving corporation but the shares of our stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, or (v) the Company’s stockholders approval of a liquidation or dissolution of the Company.

Outstanding awards do not automatically terminate in the event of a change in control. In the event of a change in control, any surviving corporation or acquiring corporation must either assume or continue outstanding awards or substitute similar awards. Otherwise, the vesting of such awards (and, if applicable, the time during which such awards may be exercised) will be accelerated in full and all forfeiture restrictions on such awards will lapse. The unexercised portion of all outstanding awards subject to exercise may terminate upon the change in control.

If a change in control occurs during a performance period applicable to an outstanding performance-based award, the performance period of the award will end as of the date of the change in control, and the performance goals will be deemed to have been satisfied at the actual level of performance as of the date of the change in control, without proration. To the extent deemed earned by the Committee, such performance-based award will continue to be subject to time-based vesting following the change in control in accordance with the original vesting schedule, subject to acceleration of vesting if the award is not converted, assumed or replaced by a successor entity, as described in the paragraph above.

Termination or Amendment

The Equity Plan will automatically terminate ten years from the most recent approval of the Equity Plan by the Company’s stockholders, unless terminated at an earlier time by the Administrator. The Administrator may terminate or amend the Equity Plan at any time, subject to stockholder approval for any amendment (i) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, (ii) to increase the number of shares available under the Equity Plan, (iii) to permit the Compensation Committee or the Board to grant options with a price below the closing price of a share on the date of grant (or, if no closing price was reported on that date, the closing price on the immediately preceding date on which a closing price was reported), or (iv) to extend the exercise period for an option or stock appreciation right beyond ten years from the date of grant. Generally, no termination or amendment of the Equity Plan may adversely affect in any material respect any Award previously granted pursuant to the Equity Plan without the prior written consent of the participant.

Summary of U.S. Federal Income Tax Consequences

The following is a general summary under current law of the material federal income tax consequences to participants in the Equity Plan under U.S. law. This summary deals with the general tax principles that apply and is provided only for general information. Certain types of taxes, such as state and local income taxes and taxes imposed by jurisdictions outside the U.S., are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant to a participant in light of their personal investment circumstances. This summarized tax information is not tax advice.

Section 162(m) of the Code

Section 162(m) of the Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to the corporation’s chief executive officer, chief financial officer, and certain of the corporation’s current and former executive officers.

Stock Options

A participant will not recognize taxable income at the time an option is granted, and the Company will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a nonqualified stock option equal to the excess of the fair market value of the shares purchased over their purchase price, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for at least two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such shares are disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to

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Proposal 3: Vote to Approve PayPal Holdings, Inc. 2015 Equity Incentive Award Plan, as Amended and Restated

Summary of U.S. Federal Income Tax Consequences

the excess of the lesser of (i) the amount realized upon that disposition and (ii) the excess of the fair market value of those shares on the date of exercise over the purchase price, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

Stock Appreciation Rights

A participant will not recognize taxable income at the time SARs are granted, and the Company will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company. This amount is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

Restricted Stock

A participant will not recognize taxable income at the time restricted stock (including performance-based restricted stock) is granted and the Company will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time. If such election is made, the participant will recognize compensation taxable as ordinary income at the time of the grant in an amount equal to the excess of the fair market value for the shares at such time over the amount, if any, paid for those shares. If such election is not made, the participant will recognize compensation, taxable as ordinary income at the time the restrictions constituting a substantial risk of forfeiture lapse, in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

Restricted Stock Units

A participant will not recognize taxable income at the time an RSU (including a performance-based RSU) is granted, and the Company will not be entitled to a tax deduction at that time. Upon settlement of RSUs, the participant will recognize compensation taxable as ordinary income in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company. The amount of ordinary income recognized is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

Dividend Equivalents

In general, dividend equivalents are generally taxable as ordinary income when the participant receives a payout of the dividend equivalent, and the Company generally will be entitled to a tax deduction at the same time and in the same amount.

Cash-Based Awards

A participant who receives a cash-based award will realize compensation taxable as ordinary income in an amount equal to the cash paid at the time of such payment. The Company generally will be entitled to a deduction in the same amount and at the same time that the participant recognizes ordinary income.

The tax consequences for equity awards outside of the U.S. may differ significantly from the U.S. federal income tax consequences described above.

New Plan Benefits

No awards made under the Equity Plan prior to the date of the Annual Meeting were granted subject to stockholder approval of this Proposal 3. The future awards to be made under the Equity Plan are subject to the discretion of the Compensation Committee and are therefore not determinable at this time. Moreover, the number of shares that would be earned with respect to any grant may vary based on the achievement of any applicable performance goals, which is not determinable at this time.

The Equity Plan authorizes the grant of discretionary awards to non-employee directors, the terms and conditions of which are determined by the Compensation Committee. Historically, our non-employee directors have received annual equity grants under our equity incentive plans. Under our 2024 Independent Director Compensation Policy, our non-employee directors receive annual equity grants promptly following the date of each annual stockholders meeting in the form of fully vested stock payment awards with a dollar value equal to $275,000, and our Non-Executive Board Chair receives an additional fully vested stock payment award with a dollar value equal to $87,500, in each case based on the closing price of a share on the date the award is granted (or, if no closing price was reported on that date, the closing price on the immediately preceding date on which a closing price was reported). In addition, our non-employee directors may elect to receive their annual retainers in the form of fully vested stock awards.

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Proposal 3: Vote to Approve PayPal Holdings, Inc. 2015 Equity Incentive Award Plan, as Amended and Restated

Awards Granted Under the Equity Plan

Awards Granted Under the Equity Plan

The following table sets forth information with respect to the number of shares subject to equity awards previously granted under the Equity Plan since its inception through the Record Date.

Name of Individual or Group	Number of Options Granted (#)	Number of Shares Subject to Stock Awards (#)[1]

Alex Chriss President and Chief Executive Officer	—	1,081,477

Jamie Miller EVP, Chief Financial and Operating Officer	—	424,534

Suzan Kereere President, Global Markets	—	492,685

Diego Scotti EVP, General Manager, Consumer Group	—	371,260

Aaron Webster EVP, Global Chief Risk Officer	—	314,994

All current executive officers as a group	—	3,542,609

All current non-employee directors as a group	—	296,964

Each nominee for election as a director	—	1,354,662

Each associate of any such directors, executive officers or nominees	—	—

Other persons who received or are to receive 5% of such options, warrants or rights	—	—

All employees as a group (excluding executive officers)	459,138	157,588,879

[1]	PBRSUs reported at target level of performance.

Registration with the SEC

Subject to stockholder approval to amend and restate the Equity Plan, we intend to file with the SEC a registration statement on Form S-8 covering the 15 million additional shares reserved for issuance under the Equity Plan.

Summary

We strongly believe that the approval of this proposal is critical to our continued success and is in the best interests of PayPal and its stockholders. Awards such as those provided under the Equity Plan constitute an important incentive and help us attract and retain high-performing individuals.

THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 3.

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Proposal 4: Ratification of the Appointment of PricewaterhouseCoopers LLP as Our Independent Auditor for 2025

Proposal 4:

Ratification of the Appointment of PricewaterhouseCoopers LLP as Our Independent Auditor for 2025

The ARC Committee is directly responsible for the appointment, compensation, retention, and oversight of the Company’s independent auditor.

The ARC Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent auditor for fiscal year 2025. PwC has served as the independent auditor for PayPal, Inc., a direct wholly-owned subsidiary of the Company, since 2000, and as the Company’s independent auditor since it became an independent public company in July 2015. The Board and the ARC Committee believe that the continued retention of PwC to serve as our independent auditor is in the best interests of the Company and our stockholders. Accordingly, we are asking our stockholders to ratify the selection of PwC as our independent auditor for 2025. Although ratification is not legally required, we are submitting the appointment of PwC for ratification by our stockholders because we value our stockholders’ views on the Company’s independent auditor and as a matter of good corporate practice. We expect that a representative of PwC will attend the Annual Meeting, have an opportunity to make a statement if they choose, and be available to respond to appropriate questions.

If stockholders do not ratify the appointment, the ARC Committee will reconsider the appointment of our independent auditor. Even if the appointment is ratified, the ARC Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be appropriate.

THE BOARD AND THE ARC COMMITTEE RECOMMEND A VOTE FOR PROPOSAL 4.

ARC Committee Report

The ARC Committee operates under a written charter adopted by the Board and reviewed annually. The ARC Committee consists of the six directors named below. Each member of the ARC Committee meets the independence requirements of Nasdaq and the SEC, and otherwise satisfies the requirements for audit committee service imposed by the Exchange Act. In addition, the Board has determined that each of Mr. Moffett, Mr. Di Sibio, and Ms. Messemer is an “audit committee financial expert” as defined by applicable SEC rules.

The ARC Committee assists the Board in fulfilling its oversight responsibilities with respect to:

•	PayPal’s corporate accounting and financial reporting practices and the audit of its financial statements;

•	The independent auditor’s qualifications and independence;

•	The performance of PayPal’s internal audit function and independent auditor;

•	The quality and integrity of PayPal’s financial statements and reports;

•	Reviewing and approving all audit engagement fees and terms, as well as all non-audit engagements with the independent auditor;

•	Producing this ARC Committee Report;

•	PayPal’s overall risk framework and risk appetite framework; and

•	PayPal’s compliance with legal and regulatory requirements.

The ARC Committee relies on the expertise and knowledge of management, the internal audit department and the independent auditor in carrying out its oversight responsibilities. Management is responsible for the preparation, presentation, and integrity of PayPal’s financial statements and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. PayPal’s independent auditor, PwC, is responsible for performing an audit of PayPal’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles in the U.S. The independent auditor is also responsible for expressing an opinion on the effectiveness of PayPal’s internal control over financial reporting.

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Proposal 4: Ratification of the Appointment of PricewaterhouseCoopers LLP as Our Independent Auditor for 2025

ARC Committee Report

During 2024 and early 2025, among other things, the ARC Committee:

•	Reviewed and discussed with management and the independent auditor the Company’s quarterly earnings press releases, financial statements, and related periodic reports prior to filing with the SEC;

•

Reviewed and discussed with executive management, the internal audit team and the independent auditor the scope, adequacy, and effectiveness of the Company’s internal accounting and financial reporting controls and the independent auditor’s opinion on the effectiveness of the Company’s internal control over financial reporting;

•	Monitored and evaluated the independent auditor’s qualifications, performance, internal quality control procedures, and independence on an ongoing basis;

•

Reviewed and discussed with management, the independent auditor, and, as appropriate, the Chief Accounting Officer, the audit scope, any significant matters arising from any audit, and the audit plans of both the internal audit department and the independent auditor;

•

Reviewed and discussed the Company’s enterprise-wide risk management program and overall risk management framework, including policies and practices established by management to identify, assess, measure, and manage key current and emerging risks facing the Company;

•

Reviewed and discussed the Company’s enterprise-wide compliance program and global financial crimes program, including compliance risks, management actions on significant compliance matters, progress of major compliance initiatives, and reports concerning the Company’s compliance with applicable laws and regulations;

•

Reviewed with the General Counsel and Global Chief Risk Officer and Global Chief Compliance Officer, as applicable, any significant legal, compliance or regulatory matters that could have a material impact on the Company’s financial statements, business or compliance policies, including material notices to or inquiries received from governmental agencies;

•

Reviewed and discussed with the independent auditor and management the audited financial statements in the Company’s 2024 Annual Report on Form 10-K, including a discussion of any critical audit matters identified by the independent auditor, the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant judgments and estimates, and the clarity of the disclosures in the financial statements; and

•

Held separate executive sessions with the independent auditor, the internal audit department (including the internal Sarbanes-Oxley Act of 2002 (“SOX”) team), and executive management to enable them to discuss legal, accounting, auditing, and internal controls matters privately with the ARC Committee.

The ARC Committee has discussed with PwC the matters required to be discussed by the requirements of the PCAOB and the SEC. In addition, the ARC Committee has discussed with PwC its independence from PayPal and its management, received the written disclosures and the letter required by applicable PCAOB requirements regarding the independent auditor’s communications with the ARC Committee concerning independence, and considered whether PwC’s provision of non-audit services was compatible with maintaining the independent auditor’s independence.

As provided in its charter, in addition to evaluating PwC’s independence, the ARC Committee assessed PwC’s performance as independent auditor during 2024. As part of its annual, comprehensive review of PwC to determine whether to reappoint the firm for the following fiscal year, the ARC Committee reviews a variety of indicators of audit quality including: the quality and candor of PwC’s communications with the ARC Committee and management; the quality and efficiency of the services provided, including input from management on PwC’s performance and how effectively PwC demonstrates its independent judgment, objectivity and professional skepticism; external data on audit quality and performance, including recent PCAOB reports on PwC and its peer firms; PwC’s global capabilities, technical expertise, and knowledge of the Company’s global operations, accounting policies and practices, and internal control over financial reporting; the appropriateness of PwC’s fees; PwC’s tenure as the Company’s independent auditor; and the controls and procedures in place to maintain PwC’s independence. As a result of its evaluation, the ARC Committee concluded that the appointment of PwC as the Company’s independent auditor for the fiscal year ending December 31, 2025 is in the best interests of the Company and its stockholders.

Based on the ARC Committee’s reviews and discussions described above, the ARC Committee recommended to the Board that the consolidated audited financial statements be included in PayPal’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.

The ARC Committee of the Board

David M. Moffett (Chair)

Rodney C. Adkins

Joy Chik

Carmine Di Sibio

Deborah M. Messemer

Ann M. Sarnoff

Frank D. Yeary

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Audit and Other Professional Fees

Audit and Other Professional Fees

The following table provides information about fees for services provided by PwC (in thousands):

	Year Ended December 31,

	2024 ($)	2023 ($)

Audit Fees	17,241	16,111

Audit-Related Fees	685	677

Tax Fees	—	25

All Other Fees	17	8

TOTAL	17,943	16,821

“Audit Fees” include fees for services provided in connection with the audit of our annual financial statements, the review of our quarterly financial statements included in our quarterly reports on Form 10-Q, the audit of internal control over financial reporting, comfort letters, consents, statutory audits, discussions surrounding the proper application of financial accounting and/or reportable standards and audit services provided in connection with other regulatory or statutory filings for which we have engaged PwC.

“Audit-Related Fees” are fees for assurance and related services that are reasonably associated with the performance of the audit or review of our consolidated financial statements or internal control over financial reporting and are not included in “Audit Fees.” These services primarily include fees for procedures in connection with our Systems and Organization Controls (“SOC”) reports.

“Tax Fees” are fees for tax services, including tax planning and advice and tax compliance.

“All Other Fees” are fees for permitted services performed by PwC that do not meet the “Audit Fees,” “Audit-Related Fees” or “Tax Fees” category description. These services primarily include fees for software licenses.

The ARC Committee has determined that the provision of the non-audit services listed above is compatible with PwC’s independence.

ARC Committee Pre-Approval Policy

The ARC Committee has adopted a policy regarding pre-approval of any audit and permissible non-audit services. Under this policy, the ARC Committee pre-approves all audit and permissible non-audit services to be provided by PwC. These services may include audit services, audit-related services, tax services, and other services. Pre-approval of services is generally provided for a period of up to one year, detailed as to the particular service or category of services, and subject to a specified budget. PwC is required to report periodically to the ARC Committee regarding the extent of services provided in accordance with each pre-approval and the fees for such services provided to date. The ARC Committee may also pre-approve particular services on a case-by-case basis.

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Proposal 5: Stockholder Proposal – Report on Charitable Giving

Proposal 5:

Stockholder Proposal – Report on Charitable Giving

National Center for Public Policy Research (“NCPPR”) on behalf of the Free Enterprise Project of the NCPPR has advised the Company that it intends to present the following stockholder proposal at the Annual Meeting. NCPPR has indicated that the Free Enterprise Project holds sufficient shares of PayPal common stock to meet the requirements of Rule 14a-8 under the Exchange Act. The stockholder proposal will be voted on at the Annual Meeting only if properly presented by or on behalf of the proponent.

The text of the stockholder proposal and supporting statement (including footnotes) appear exactly as received by the Company unless otherwise noted. All statements contained in the stockholder proposal and supporting statement are the sole responsibility of the proponent. The stockholder proposal may contain assertions about the Company or other matters that we believe are incorrect, but we have not attempted to refute all those assertions.

THE BOARD RECOMMENDS A VOTE AGAINST STOCKHOLDER PROPOSAL 5 BASED ON THE REASONS SET FORTH IN PAYPAL’S STATEMENT IN OPPOSITION FOLLOWING THE STOCKHOLDER PROPOSAL.

Report on Charitable Giving

Corporations routinely use their platforms to voice support for humanitarian causes and human rights. Some of the most fundamental are the rights to free speech and religion, which are recognized by the First Amendment to the United States Constitution and the UN Declaration of Human Rights1. Unfortunately, many companies are supporting organizations that are undermining these freedoms.

The 2024 edition of the Viewpoint Diversity Score Business Index found that 62% of scored companies, including PayPal Holdings Inc., support non-profits that are influencing public policy by actively attacking free speech and religious freedom.2

Groups like the Southern Poverty Law Center have been criticized across the political spectrum as “a partisan progressive hit operation”3 more interested in “bludgeon[ing] mainstream politically conservative opponents”4 than upholding civil rights. It uses its “Hate Map” to target many mainstream political and religious groups and individuals, including Moms for Liberty, and Dr. Ben Carson.5 It has also used its influence to get social media and tech companies, including PayPal, to adopt acceptable use policies that censor SPLC targets.6

Similarly, Human Rights Campaign has led coalitions calling on major social media platforms to censor “hate speech and harassment” that includes many mainstream views on parental rights and human sexuality.7 It has advocated for legislation like the Equality Act, which would pose serious threats to religious freedom, free speech, and the progress women have made toward equality in law and culture.8 Its Corporate Equality Index requires companies to adopt similar stances, among other policies, and has induced corporations like Anheuser-Busch9 and Target10 into marketing decisions that have severely and permanently harmed their brand.

Many companies, including John Deere, Jack Daniels, Harley Davidson, Lowes, Home Depot, Ford, and Coors, have taken affirmative steps to refocus their charitable giving in a manner that acknowledges the diverse views held by their customers and employees.11 Many have cut ties with the Human Rights Campaign as a part of this effort.

[1]	https://www.un.org/en/about-us/universal-declaration-of-human-rights
[2]	https://www.viewpointdiversityscore.org/
[3]	https://www.politico.com/magazine/story/2017/06/28/morris-dees-splc-trump-southern-poverty-law-center- 215312/
[4]	https://politi.co/2lsnOxw
[5]	https://www.splcenter.org/hate-map
[6]	https://www.splcenter.org/news/2018/10/24/splc-announces-policy-recommendations-social-media-internet- companies-fight-hate-online
[7]

https://deadline.com/2023/06/glaad-letter-human-rights-campaign-social-media-policies-letter-hate-speech- 1235425983/; https://www.hrc.org/press-releases/new-research-hateful-and-abusive-speech-towards-lgbtq- community-surging-on-twitter-under-elon-musk

[8]	https://www.heritage.org/religious-liberty/commentary/misguided-fairness-all-act-would-undermine-religious- liberty
[9]	https://www.newsweek.com/anheuser-busch-stock-drops-20-percent-bud-light-sales-struggle-1803680
[10]	https://nypost.com/2023/05/28/target-loses-10b-following-boycott-calls-over-lgbtq-friendly-clothing/
[11]	https://www.dailymail.co.uk/news/article-13812241/american-brand-dei-rules-backlash.html

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Proposal 5: Stockholder Proposal – Report on Charitable Giving

But PayPal has actively supported some of these groups. Until recently, PayPal was listed as a Silver partner to the HRC. HRC listed PayPal as one of the “Equality 100 Award” recipients for its latest corporate equality index.12 PayPal also prohibits contributions to and non-profit pricing for charities that, in PayPal’s determination, promote “hate” or “intolerance.”13 It has already shown an unsettling tendency to rely on the SPLC to interpret these vague terms14 and has enforced the terms against mainstream conservative and religious views in other contexts.15

This is especially concerning because PayPal has stated that it is “a strong supporter of freedom of expression and open dialogue.”16 PayPal needs to rebuild trust by increasing transparency around its charitable giving.

Resolved: Shareholders request that PayPal report to shareholders, at reasonable expense and excluding confidential information, an analysis of how PayPal’s charitable contributions impact its risks related to discrimination against individuals based on their speech or religious exercise.

[12]	https://www.hrc.org/resources/cei-equality-100-award
[13]	https://www.viewpointdiversityscore.org/company/paypal-holdings
[14]	https://www.foxnews.com/tech/conservatives-call-for-paypal-boycott-after-ceo-admits-splc-helps-ban-users
[15]	https://www.thefire.org/news/paypal-no-pal-free-expression
[16]	https://www.telegraph.co.uk/politics/2022/09/27/paypal-reinstates-free-speech-union-accounts-accused- politically/

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Proposal 5: Stockholder Proposal – Report on Charitable Giving

PayPal’s Statement in Opposition

PAYPAL’S BOARD RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

The report requested by the Proposal is unnecessary and an inefficient use of company resources for the following reasons:

•	PayPal’s guidelines regarding charitable giving programs are applied without reference to political or religious viewpoints.

•	PayPal already has robust governance and appropriate disclosure around its corporate charitable giving.

PayPal’s charitable giving programs are applied without reference to political or religious viewpoints

PayPal facilitates charitable contributions through a variety of qualified organizations and platforms. These include the PayPal Giving Fund (PPGF), a qualified 501(c)(3) organization that receives donations from PayPal and other technology platforms and makes grants to its donors’ recommended charities. PPGF provides a user-driven platform to connect donors and charities, easing administrative burdens and reducing overhead expenses. PayPal also facilitates giving through our commercial products and platforms. For example, as described in our most recent Global Impact Report, in 2023 we enabled our customers’ donations across our products, including through the PayPal Digital Wallet and directly through the Venmo app with Venmo charity profiles. Facilitation of charitable contributions through PPGF and across our other products supports PayPal’s business by enhancing customer engagement, goodwill, and brand exposure.

We also encourage our employees to support nonprofit organizations that are meaningful to them, providing a platform to find charities and make contributions. We offer a 100% company match, up to $2,500, for donations in the form of cash or volunteer time to qualified charities. In January 2025, for example, we launched an employee giving campaign to benefit victims of the Los Angeles wildfires through support organizations such as the LA Regional Food Bank, the California Community Foundation, and the Los Angeles Fire Department Foundation. In October 2024, PayPal provided a donation to the North Carolina Disaster Relief Fund to support recovery efforts in North Carolina after Hurricane Helene. Our Community Impact Grant program strengthens communities where our employees live and work, giving our employees the opportunity to select local charities in their communities that align with our mission of revolutionizing commerce globally by expanding economic opportunity for all.

PayPal also makes charitable contributions by way of direct contributions to nonprofits, sponsorships of charitable benefit events, or pro bono/in-kind contributions and employee engagement. PayPal’s corporate charitable giving is only a small fraction of the giving activity we facilitate through our platforms as described above. Charitable contributions directed by PayPal may be made only to qualified charitable organizations that do not discriminate based on age, ancestry, disability, ethnicity or national origin, genetic information, gender and gender identity and expression, marital status, medical condition, military and veteran status, pregnancy or parental status, race, religious creed of belief, sexual orientation, volunteer participation, or any other legally protected characteristic. We apply these guidelines without reference to political or religious viewpoints.

PayPal already has robust governance and disclosure around its corporate charitable giving

A robust governance framework supports PayPal’s charitable giving programs. All donations must be consistent with the PayPal Code of Business Conduct and Ethics and Anti-Bribery and Corruption policies. With respect to charitable contributions that PayPal makes directly, a cross-functional team, which includes members from our Corporate Strategy, Corporate Affairs, Legal, and Risk and Compliance teams, reviews them for compliance with applicable regulations and internal policies and guidelines, and such contributions are subject to internal approvals based on preestablished contribution levels. Our processes are designed to ensure that charitable contributions are properly vetted and aligned with our business goals and priorities. We review our policies and practices annually to promote appropriate risk oversight and application of best practices.

We disclose highlights of our charitable giving programs in our annual Global Impact Report, including activity of PPGF, employee giving, and customer charitable contributions we enable and encourage via our consumer products and services and corporate partnerships.

* * *

Our Board has carefully considered the Proposal, and for the reasons set forth above, believes that preparing the proposed report would be unnecessary, a waste of company time and resources, and would only distract from PayPal’s charitable giving programs. Accordingly, our Board believes that the Proposal is not in the best interests of PayPal and its stockholders.

THE BOARD RECOMMENDS A VOTE AGAINST STOCKHOLDER PROPOSAL 5.

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Proposal 6: Stockholder Proposal – Reduce Threshold to Call Special Meetings of Stockholders

Proposal 6:

Stockholder Proposal – Reduce Threshold to Call Special Meetings of Stockholders

John Chevedden, whose address is 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, has advised the Company that he intends to present the following stockholder proposal at the Annual Meeting. Mr. Chevedden has indicated that he holds sufficient shares of PayPal common stock to meet the requirements of Rule 14a-8 under the Exchange Act. The stockholder proposal will be voted on at the Annual Meeting only if properly presented by or on behalf of the proponent.

The text of the stockholder proposal and supporting statement appear exactly as received by the Company unless otherwise noted. All statements contained in the stockholder proposal and supporting statement are the sole responsibility of the proponent. The stockholder proposal may contain assertions about the Company or other matters that we believe are incorrect, but we have not attempted to refute all those assertions.

THE BOARD RECOMMENDS A VOTE AGAINST STOCKHOLDER PROPOSAL 6 BASED ON THE REASONS SET FORTH IN PAYPAL’S STATEMENT IN OPPOSITION FOLLOWING THE STOCKHOLDER PROPOSAL.

Proposal 6 – Support for Special Shareholder Meeting Improvement

Shareholders ask our board to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting.

To make up for our complete lack of a right to act by written consent we need the right of 10% of shares to call for a special shareholder meeting. Hundreds of major companies provide shareholders with the right to act by written consent.

Certain companies, that do not provide for a shareholder right to act by written consent, have a more reasonable stock ownership threshold to call for a special shareholder meeting. Southwest Airlines is an example of a company that does not provide for shareholder written consent and yet provides for 10% of shares to call for a special shareholder meeting.

Calling a special shareholder meeting is hardly ever used by shareholders but the main point of the right to call a special shareholder meeting is that it gives shareholders a Plan B option if management is not interested in good faith shareholder engagement.

This proposal received 47% support at an earlier PayPal annual meeting. Perhaps it will do better now because the shareholder right to call for a special shareholder meeting can play a role in turning around a company. PayPal is in need of a turnaround. PayPal stock was at $288 in 2021 and was at only $86 in late 2024.

A special meeting can be called to introduce a company to a new strategy. The current 20% ownership threshold (based on all shares outstanding) to call for a special shareholder makes it difficult for shareholders or potential shareholders to acquire shares to meet the 20% threshold.

The best strategies for turning around a company do not necessarily come from a company’s existing shareholders. Making it less difficult for shareholders to acquire enough shares to call a special shareholder meeting may be an incentive for the PayPal directors and executives to develop a turnaround strategy on their own.

With the widespread use of online shareholder meetings it is much easier for PayPal to conduct a special shareholder meeting and our bylaws thus need to be updated accordingly.

Please vote yes:

Support for Special Shareholder Meeting Improvement – Proposal 6

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Proposal 6: Stockholder Proposal – Reduce Threshold to Call Special Meetings of Stockholders

PayPal’s Statement in Opposition

PAYPAL’S BOARD RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

•	PayPal’s stockholders already have a meaningful and appropriate right to call a special meeting.

•	PayPal has strong corporate governance policies and practices to protect the best interests of all stockholders.

•	PayPal’s current stockholder special meeting right reflects broader market practice and our current practices are in our stockholders’ best interests.

PayPal’s stockholders already have a meaningful and appropriate right to call a special meeting

The actions requested by the Proposal are unnecessary. Since PayPal became an independent, publicly traded company in 2015, stockholders who own 20% or more of PayPal’s outstanding common stock have had the right to call a special meeting. Our Board recognizes the importance of providing stockholders with a meaningful ability to call a special meeting of stockholders, which empowers stockholders to collectively participate in the governance of the Company and cast informed votes. While a special meeting provides a forum for consideration of stockholder concerns outside of the annual meeting cycle, it requires the expenditure of considerable time, effort, and resources, including significant legal and administrative fees, costs for preparing, printing, and distributing materials and soliciting proxies, and the diversion of Board and management time away from running PayPal’s business. Consequently, the Board believes that special meetings should be limited to circumstances where stockholders holding a meaningful minority of PayPal’s outstanding shares of common stock believe a matter is significantly urgent or extraordinary to justify considering such matters between annual meetings. Reducing the threshold to call a special meeting from 20% to 10%, as the Proposal requests, could allow a small minority of stockholders to advance narrow or short-term interests that might not be shared by our broader stockholder base. Such misuse of the special meeting may cause disruption in the effective management of our Company and be detrimental to stockholders’ interests.

PayPal has strong corporate governance policies and practices to protect the best interests of all stockholders

PayPal’s established governance policies and practices provide ample opportunities for investors to express their views on the Company and encourage Board accountability and responsiveness to stockholder feedback. The Board considers stockholder engagement an essential element of strong corporate governance and actively engages with our investors with participation from members of the Board throughout the year to solicit and understand their perspectives on our Company. In 2024, we proactively contacted investors representing approximately 62% of our shares held by institutional investors, and holders of approximately 39% of our shares held by institutional investors engaged with us. Our Independent Chair also met with stockholders representing 28% of shares held by institutional investors. We shared information and received feedback on a range of issues including governance, business strategy, executive compensation, human capital management, and risk oversight. In the course of this extensive outreach, no investors expressed concerns nor raised any questions regarding our stockholders’ right to call a special meeting.

PayPal’s current stockholder special meeting right reflects broader market practice and our current practices are in stockholders’ best interests

Consistent with our strong corporate governance practices, our long-standing stockholder special meeting right reflects the significant majority of public company practice. Our current 20% ownership threshold is the same as, or more favorable to stockholders than, 70% of companies in the S&P 500. With this in mind, we believe our existing special meeting right is appropriate in light of market practice.

PayPal’s current governance practices already empower stockholders, promote Board and management accountability, and demonstrate PayPal’s responsiveness to stockholder feedback. When viewed together with our strong corporate governance policies and practices, our robust stockholder engagement program, and the stockholder-friendly governance provisions that we already have in place, our Board believes that our 20% ownership threshold strikes the appropriate balance between providing stockholders with a meaningful opportunity to propose actions for stockholder consideration when appropriate, and protecting against the potential for misuse of this right by a small minority of stockholders who may have narrow, short-term interests, at the cost of a significant commitment of financial resources and Board and management time and attention.

Accordingly, the Board believes the adoption of this proposal is unnecessary and not in the best interests of PayPal or our stockholders.

THE BOARD RECOMMENDS A VOTE AGAINST STOCKHOLDER PROPOSAL 6.

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Frequently Asked Questions

Frequently Asked Questions

Proxy Materials

1. Why did I receive these proxy materials?

We have made these materials available to you or delivered paper copies by mail in connection with our Annual Meeting, which will take place exclusively online on Thursday, June 5, 2025. As a stockholder, you are invited to participate in the Annual Meeting via live webcast and vote on the business items described in this proxy statement. This proxy statement includes information that we are required to provide to you under SEC rules and is intended to assist you in voting your shares.

2. What is included in the proxy materials?

The proxy materials include:

•	The Notice of the Annual Meeting;

•	This proxy statement for the Annual Meeting; and

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

If you received a paper copy of these materials by mail, the proxy materials also include a proxy card or a voting instruction form for the Annual Meeting. If you received a “Notice of Internet Availability of Proxy Materials” (described in Question 4 below) instead of a paper copy of the proxy materials, see the section entitled “Voting Information” below for information regarding how you can vote your shares.

3. What does it mean if I receive more than one Notice, proxy card or voting instruction form?

It generally means that some of your shares are registered differently or are in more than one account. Please provide voting instructions separately for each Notice, proxy card and voting instruction form you receive.

4. Why did I receive a Notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

We are distributing our proxy materials to certain stockholders over the Internet under the “notice and access” approach in accordance with SEC rules. As a result, we are mailing to many of our stockholders a “Notice of Internet Availability of Proxy Materials” (“Notice”) instead of a paper copy of the proxy materials. All stockholders receiving the Notice will have the ability to access the proxy materials over the Internet and may request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. In addition, the Notice contains instructions on how you may request access to proxy materials electronically on an ongoing basis or in printed form by mail.

5. How can I access the proxy materials over the Internet?

Your Notice, proxy card or voting instruction form will contain instructions on how to:

•	view our proxy materials for the Annual Meeting on the Internet; and

•	instruct us to send our future proxy materials to you electronically by email.

Our proxy materials are also available on our website at https://investor.pypl.com/financials/annual-reports/default.aspx.

Your Notice, proxy card, or voting instruction form will contain instructions on how you may request access to proxy materials electronically on an ongoing basis. Instead of receiving future copies of our proxy statements and annual reports by mail, stockholders of record and most beneficial owners may elect to receive an email that will provide an electronic link to these documents. Choosing to receive your proxy materials electronically helps us reduce costs and the environmental impact of our Annual Meeting. If you choose to access future proxy materials electronically, you will receive an email with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to receive future proxy materials by email will remain in effect until you revoke it.

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Frequently Asked Questions

Proxy Materials

6. How may I obtain a paper copy of the proxy materials?

If you receive a paper Notice instead of a paper copy of the proxy materials, the Notice will provide instructions about how to obtain a paper copy of the proxy materials. If you receive the Notice by email, the email will also include instructions about how to obtain a paper copy of the proxy materials. All stockholders of record who do not receive a paper Notice or Notice by email will receive a paper copy of the proxy materials by mail.

7. I share an address with another stockholder, and we received only one paper copy of the proxy materials or Notice. How may I obtain an additional copy?

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding PayPal common stock but who share the same address, we have adopted an SEC-approved procedure called “householding.” Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials to certain stockholders having the same last name and address and to individuals with more than one account registered at our transfer agent with the same address, unless contrary instructions have been received from an affected stockholder. This practice helps us conserve natural resources and reduces printing costs, mailing fees and the environmental impact of our Annual Meeting. Stockholders participating in householding will continue to receive separate proxy cards.

If you are a beneficial owner and wish to receive a separate Notice or set of proxy materials, please request those additional materials by contacting your individual bank, broker or other nominee. All stockholders may also request a separate Notice or set of proxy materials for the Annual Meeting by contacting Broadridge Financial Solutions, Inc. (“Broadridge”) at:

•	By Internet: www.proxyvote.com

•	By telephone: 1-800-579-1639

•	By email: sendmaterial@proxyvote.com

If you request a separate Notice or set of proxy materials by email, please be sure to include your control number in the subject line. A separate Notice or set of proxy materials, as applicable, will be sent promptly following receipt of your request.

If you are a stockholder of record and wish to receive a separate Notice or set of proxy materials, as applicable, in the future, please contact Computershare Shareowner Services LLC, our transfer agent, at:

•	1-800-522-6645

If you are the beneficial owner of shares held through a bank, broker, or other nominee, and you wish to receive a separate Notice or set of proxy materials, as applicable, in the future, please call Broadridge at:

•	1-866-540-7095

8. I share an address with another stockholder, and we received more than one paper copy of the proxy materials or the Notice. How do we obtain a single copy in the future?

Stockholders of record sharing an address who are receiving multiple copies of the proxy materials or the Notice, as applicable, and who wish to receive a single copy of such materials in the future may contact Computershare Shareowner Services LLC, our transfer agent, at:

•	1-800-522-6645

Beneficial owners of shares held through a bank, broker, or other nominee sharing an address who are receiving multiple copies of the proxy materials or the Notice, as applicable, and who wish to receive a single copy of such materials in the future may contact Broadridge at:

•	1-866-540-7095

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Frequently Asked Questions

Voting Information

Voting Information

9. Which proposals will be voted on at the Annual Meeting? How does the Board recommend that I vote? What is the vote required to approve each of the proposals? What effect will abstentions and broker non-votes have?

	Voting Options	Board Recommendation	Vote Required to Adopt the Proposal	Effect of Abstentions	Broker Discretionary Voting Allowed*

Proposal 1: Election of the 11 Director Nominees Named in this Proxy Statement	For, Against or Abstain for each nominee	FOR each nominee	Majority of votes cast for such nominee	No effect	No

Proposal 2: Advisory Vote to Approve Named Executive Officer Compensation (“say-on-pay” vote)	For, Against or Abstain	FOR	Majority of shares represented in person or by proxy at the meeting	Treated as votes Against	No

Proposal 3: Approval of PayPal Holdings, Inc. 2015 Equity Incentive Award Plan, as Amended and Restated	For, Against or Abstain	FOR	Majority of shares represented in person or by proxy at the meeting	Treated as votes Against	No

Proposal 4: Ratification of the Appointment of PricewaterhouseCoopers LLP as Our Independent Auditor for 2025	For, Against or Abstain	FOR	Majority of shares represented in person or by proxy at the meeting	Treated as votes Against	Yes

Proposal 5: Stockholder Proposal – Report on Charitable Giving	For, Against or Abstain	AGAINST	Majority of shares represented in person or by proxy at the meeting	Treated as votes Against	No

Proposal 6: Stockholder Proposal – Reduce Threshold to Call Special Meetings of Stockholders	For, Against or Abstain	AGAINST	Majority of shares represented in person or by proxy at the meeting	Treated as votes Against	No

*	See Question 16 below for additional information on broker non-votes.

10. Who is entitled to vote? How many shares can I vote?

Each share of PayPal common stock issued and outstanding as of the close of business on April 9, 2025, the Record Date for the Annual Meeting, is entitled to cast one vote per share on all items being voted on at the Annual Meeting. You may vote all shares of PayPal common stock that you owned as of the Record Date, including (1) shares held directly in your name as the stockholder of record, including shares purchased or acquired through PayPal’s equity incentive plans and (2) shares held for you as the beneficial owner through a broker, bank or other nominee.

On the Record Date, 977,395,128 shares of PayPal common stock were issued and outstanding and entitled to vote.

11. What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares as a beneficial owner through a bank, broker or other nominee rather than directly in their own name as the stockholder of record. As summarized below, there are some important distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Computershare Shareowner Services LLC, you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to PayPal or to a third party, or to vote your shares during the Annual Meeting.

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Frequently Asked Questions

Voting Information

Beneficial Owner

If your shares are held in a brokerage account or by a bank or other holder of record (commonly referred to as holding shares in “street name”), you are considered the “beneficial owner” of those shares. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares during our Annual Meeting.

12. How can I vote my shares without participating in the Annual Meeting?

Whether you are a stockholder of record or a beneficial stockholder, you may direct how your shares are voted without participating in the Annual Meeting. We encourage stockholders to vote well before the Annual Meeting, even if they plan to attend the virtual Annual Meeting. Please make sure that you have your Notice, proxy card or voting instruction form available and carefully follow the instructions. There are three ways to vote by proxy:

•	By Internet: vote your shares online at www.proxyvote.com.

•	By telephone: call 1-800-690-6903 or the telephone number on your proxy card or voting instruction form.

•	By mail: complete, sign, and date your proxy card or voting instruction form and return in the postage-paid envelope.

Internet and telephone voting are available 24 hours a day until 8:59 p.m. Pacific time on Wednesday, June 4, 2025.

13. How can I vote my shares during the Annual Meeting?

The Annual Meeting will be held entirely online to enable greater stockholder attendance and participation globally. Stockholders may participate in the Annual Meeting by visiting the following website:

•	www.virtualshareholdermeeting.com/PYPL2025

To participate in the Annual Meeting, you will need the 16-digit control number included on the Notice, proxy card or voting instruction form, as applicable.

You may vote your shares electronically during the Annual Meeting, whether you are a stockholder of record or a beneficial stockholder. Even if you plan to participate in the Annual Meeting online, we recommend that you also vote by proxy as described above so that your vote will be counted if you later decide not to participate in the Annual Meeting.

14. May I change my vote or revoke my proxy?

If you are the stockholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	submitting a new proxy by Internet, telephone or paper ballot with a later date (which will automatically revoke the earlier proxy);

•	sending written notice of revocation to our Corporate Secretary; or

•	voting in person by attending the virtual Annual Meeting by webcast.

Participation in the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically make that request in a manner described in the immediately preceding sentence. For shares you hold beneficially in the name of a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your broker, bank or nominee, or by participating in the meeting and electronically voting your shares during the meeting.

15. What if I return my proxy card but do not provide voting instructions?

If you are a stockholder of record and you return your signed proxy card without giving specific voting instructions, your shares will be voted as recommended by the Board (see Question 9 above).

16. What if I am a beneficial owner and do not give voting instructions to my broker?

If you are a beneficial owner of shares, your broker, bank or other nominee is not permitted to vote on your behalf on the election of directors and other matters to be considered at the Annual Meeting, except for Proposal 4 (the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor for 2025), unless you provide specific instructions by completing and returning the voting instruction form or following the instructions provided to you to vote your shares on the Internet or by telephone. If you do not provide voting instructions, your shares will not be voted on any proposal except for Proposal 4. This is called a “broker non-vote.” For your vote to be counted, you will need to communicate your voting decision to your broker, bank or other nominee before the date of the Annual Meeting or vote in person at the virtual Annual Meeting.

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Frequently Asked Questions

Voting Information

17. Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner designed to protect your voting privacy. Your vote will not be disclosed, either within PayPal or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate proxy solicitation. To the extent that stockholders provide written comments on their proxy cards, those comments will be forwarded to management.

18. What constitutes a quorum?

The quorum requirement for holding the Annual Meeting and the transaction of business is that holders of a majority of the shares of on stock entitled to vote at the Annual Meeting must be present in person or represented by proxy. All abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

19. Who will bear the cost of soliciting votes for the Annual Meeting?

We will bear the expense of soliciting proxies and have engaged D.F. King & Co., Inc. to solicit proxies for a fee of $19,000, plus a reasonable amount to cover expenses. We will reimburse brokerage houses and other custodians, fiduciaries, and nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners of shares. Our directors, officers, and employees may solicit proxies in person, by mail, by telephone, or by electronic communication. No additional compensation will be paid to our directors, officers or employees for such services.

20. What happens if additional matters are presented at the Annual Meeting?

Other than the seven items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders (Alex Chriss, Jamie Miller, Bimal Patel and Brian Y. Yamasaki) will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If, for any reason, any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

21. Where can I find the voting results of the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting and will report the final voting results in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting and available at www.sec.gov and on our Investor Relations website.

Attending the Annual Meeting

22. How can I attend the Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively online via live webcast. You are entitled to attend and participate in the Annual Meeting only if you were a PayPal stockholder as of the close of business on April 9, 2025, the Record Date, or if you hold a valid proxy for the Annual Meeting.

You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/PYPL2025. You also will be able to vote your shares by attending the virtual Annual Meeting online. Interested persons who were not stockholders as of the close of business on April 9, 2025, the Record Date, may view, but not participate, in the Annual Meeting by visiting www.virtualshareholdermeeting.com/PYPL2025. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, on your proxy card (if you requested printed materials) or on the instructions that accompanied your proxy materials. Stockholders who wish to submit a question to PayPal prior to the Annual Meeting may do so at www.proxyvote.com before 8:59 p.m. Pacific Time on Wednesday, June 4, 2025. Stockholders will need the 16-digit control number to submit a question. The online meeting will begin promptly at 8:30 a.m. Pacific Time on June 5, 2025. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:15 a.m. Pacific Time, and you should allow sufficient time for the check-in procedures.

23. What if I have technical difficulties or trouble accessing the virtual meeting website during the check-in time or the meeting?

We will have technicians to assist you if you experience technical difficulties accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

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Frequently Asked Questions

Attending the Annual Meeting

24. Why are you holding a virtual meeting instead of a physical meeting?

We have conducted efficient and effective virtual stockholders’ meetings since PayPal became an independent company in 2015. We intend to continue to ensure that our stockholders are afforded the same rights and opportunities to participate virtually as they would at an in-person meeting. The virtual format enables stockholders to attend and participate fully and equally in the Annual Meeting from any geographic location with Internet connectivity. We believe our virtual meeting format encourages attendance and participation by a broader group of stockholders, while also reducing the cost and environmental impact associated with meetings held in person. Please visit www.virtualshareholdermeeting.com/PYPL2025, where you can attend this year’s Annual Meeting and submit questions before and during the meeting. For additional information regarding our virtual Annual Meeting, see the section entitled “Important Information About PayPal’s Virtual Annual Meeting” on page 2 of this proxy statement.

25. Can stockholders ask questions during the Annual Meeting?

Yes. We will answer stockholder questions submitted in advance of, and questions submitted live during, the Annual Meeting, time permitting. Stockholders may submit a question in advance of the meeting before 8:59 p.m. Pacific Time on Wednesday, June 4, 2025 at www.proxyvote.com after logging in with the 16-digit control number included on the Notice, on their proxy card (if they requested printed materials), or on the instructions that accompanied their proxy materials.

Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/PYPL2025. We will endeavor to answer as many questions submitted by stockholders that comply with the meeting rules of conduct as time permits. We will limit each stockholder to one question so we can answer questions from as many stockholders as possible. Questions should be succinct and cover only one topic. Questions from multiple stockholders on the same topic or that are otherwise related may be grouped, summarized, and answered together. In addition, questions may be edited for brevity and grammatical corrections. We do not intend to address any questions that are, among other things: irrelevant to the business of the Company or to the business of the Annual Meeting; related to material non-public information of the Company; related to personal matters or grievances; derogatory or otherwise in bad taste; repetitious statements already made by another stockholder; in furtherance of the stockholder’s personal or business interests; or out of order or not otherwise suitable for the conduct of the Annual Meeting, in each case as determined by the Board Chair or Corporate Secretary in their reasonable discretion. For additional information regarding our virtual Annual Meeting, see the section entitled “Important Information About PayPal’s Virtual Annual Meeting” on page 2 of this proxy statement.

26. What is the deadline to propose actions for consideration at the 2026 Annual Meeting of Stockholders or to nominate individuals to serve as directors?

Stockholders may present proper proposals for consideration at future stockholder meetings. For a stockholder proposal (other than a director nomination) to be considered for inclusion in our proxy statement and for consideration at our 2026 Annual Meeting of Stockholders (“2026 Annual Meeting”), our Corporate Secretary must receive the written proposal at our principal executive offices no later than December 22, 2025. If we hold our 2026 Annual Meeting more than 30 days before or after the one-year anniversary date of the Annual Meeting, we will disclose the new deadline by which stockholder proposals must be received by any means reasonably determined to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 under the Exchange Act. Proposals should be addressed to Corporate Secretary, PayPal Holdings, Inc., 2211 North First Street, San Jose, California 95131. Failure to deliver a proposal in accordance with this procedure may result in the proposal not being deemed timely received.

Our Bylaws also establish an advance notice procedure for stockholders who wish to present a proposal, including the nomination of directors, before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy materials. Our Bylaws provide that the only business that may be conducted at an annual meeting is business that is (1) brought before the meeting by the Company and specified in the notice of a meeting given by or at the direction of our Board, (2) brought before the meeting by or at the direction of our Board or (3) otherwise properly brought before the meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our Bylaws. To be timely for our 2026 Annual Meeting, our Corporate Secretary must receive the written notice by overnight express courier or registered mail, return receipt requested, at our principal executive offices:

•	not earlier than the close of business on December 22, 2025; and

•	not later than the close of business on January 21, 2026.

If we hold our 2026 Annual Meeting more than 25 days before or after the one-year anniversary of the 2025 Annual Meeting, our Corporate Secretary must receive the written notice at our principal executive offices no later than the close of business on the 10th day following the day on which public disclosure of the date of such annual meeting was first made.

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Frequently Asked Questions

Attending the Annual Meeting

If a stockholder proponent (or its representative) does not appear virtually (for a virtual annual meeting) or in person (for a physical annual meeting) to present their proposal or nomination at such meeting, we are not required to present the proposal for a vote at such meeting.

In addition, our Bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our Bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our Bylaws, which, in general, require that our Corporate Secretary receive the notice within the time period described above for stockholder proposals that are not intended to be included in our proxy statement.

We advise you to review our Bylaws, which contain these and other requirements with respect to advance notice of stockholder proposals and director nominations, including certain information that must be included concerning the stockholder and each proposal and nominee. Our Bylaws were filed with the SEC on October 2, 2023 as an exhibit to our Current Report on Form 8-K and are available at https://investor.pypl.com/financials/sec-filings/default.aspx. You may also contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for submitting stockholder proposals and nominating director candidates. We will not consider any proposal or nomination that is not timely or otherwise does not meet our Bylaws’ and SEC requirements for submitting a proposal or nomination. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

In addition to satisfying the requirements of our Bylaws, including the deadline for notice of director nominations, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth any additional information required by Rule 14a-19 under the Exchange Act no later than January 21, 2026.

27. Where can I find more information about the Company’s SEC filings, governance documents and communicating with the Company and the Board?

SEC Filings and Reports

Our SEC filings, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to those reports, are available free of charge on our Investor Relations website at https://investor.pypl.com/financials/sec-filings/default.aspx.

Corporate Governance Documents

The Governance Guidelines, charters of our principal Board committees, our Code of Business Conduct and Ethics and other key corporate governance documents and materials are available on our Investor Relations website at https://investor.pypl.com/governance/governance-overview/default.aspx.

Communicating with Management and Investor Relations

Stockholders may contact management or Investor Relations through our Investor Relations department by writing to Investor Relations at our principal executive offices at PayPal Holdings, Inc., 2211 North First Street, San Jose, California 95131 or by email at investorrelations@paypal.com.

Communicating with the Board

Our Board has adopted a process by which stockholders or other interested persons may communicate with the Board or any of its members. Stockholders and other interested parties may send communications in writing to any or all directors (including the Board Chair, Board committees or the independent directors as a group) in care of our Corporate Secretary, PayPal Holdings, Inc., 2211 North First Street, San Jose, California 95131. All mail received may be opened and screened for security purposes. Certain items that are unrelated to the duties and responsibilities of the Board will not be forwarded. Such items include, but are not limited to: spam; junk mail, and mass mailings; new product suggestions; resumes and other forms of job inquiries; surveys; and business solicitations or advertisements. In addition, material that is trivial, obscene, unduly hostile, threatening, illegal, or similarly unsuitable items will not be forwarded.

106	2025 Proxy Statement

Frequently Asked Questions

Attending the Annual Meeting

Summary Contact Information

Area of Interest	Contact Information

Board of Directors	PayPal Holdings, Inc. Attn: Corporate Secretary 2211 North First Street San Jose, California 95131

PayPal Management	PayPal Investor Relations InvestorRelations@paypal.com

Annual Meeting	www.virtualshareholdermeeting.com/PYPL2025

Information for stockholders of record	Computershare Shareowner Services LLC www.computershare.com/contactus 1.800.522.6645

Information for beneficial holders	Broadridge Financial Solutions, Inc.: www.proxyvote.com 1.800.579.1639 or 1.866.540.7095 sendmaterial@proxyvote.com

2025 Proxy Statement	107

Other Matters

Other Matters

The Board is not aware of any other matters that will be presented for consideration at the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote on those matters in accordance with their best judgment.

By Order of the Board of Directors

Brian Y. Yamasaki

Secretary

Dated: April 21, 2025

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Reconciliation of Non-GAAP Financial Measures

Appendix A:

Reconciliation of Non-GAAP Financial Measures

This proxy statement contains certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP operating income, non-GAAP operating margin, non-GAAP earnings per diluted share, free cash flow, and adjusted free cash flow.

These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP. These measures should be used to evaluate the company’s results of operations only in conjunction with the corresponding GAAP measures.

Reconciliation to the most directly comparable GAAP measure of all non-GAAP measures included in the proxy statement can be found in the tables below.

Reconciliation of GAAP Operating Income to Non-GAAP Operating Income

	Year Ended December 31,

	2024	2023(1)	2022(1)
	(In millions, except percentages)

	(unaudited)

GAAP operating income	$5,325	$5,028	$3,837

Amortization of acquired intangible assets	207	227	471

Restructuring(2)	306	180	207

Other(3)	—	(314)	—

Total non-GAAP operating income adjustments	513	93	678

Non-GAAP operating income	$5,838	$5,121	$4,515

GAAP operating margin	16.7%	16.9%	13.9%

Non-GAAP operating margin	18.4%	17.2%	16.4%

(1)

Beginning with the first quarter of 2024, the Company’s non-GAAP results include the impact of stock-based compensation expense and related employer payroll taxes. Prior period non-GAAP results have been recast to reflect this change.

(2)

Beginning in 2024, restructuring includes any stock-based compensation associated with the restructuring activities. The year ended December 31, 2024 includes $100 million of stock-based compensation expense. The year ended December 31, 2023 includes $61 million in asset impairment charges for right-of-use lease assets and related leasehold improvements in conjunction with exiting certain leased properties. The year ended December 31, 2022 includes $81 million of asset impairment charges for right-of-use lease assets and related leasehold improvements in conjunction with exiting certain leased properties and a $4 million charge associated with an early lease termination.

(3)	The year ended December 31, 2023 includes $339 million in pre-tax gain, net of transaction costs, related to the sale of Happy Returns and $21 million in fees related to credit externalization.

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Reconciliation of Non-GAAP Financial Measures

Reconciliation of GAAP Net Income to Non-GAAP Net Income and GAAP Diluted Earnings Per Share to Non-GAAP Diluted Earnings Per Share

	Year Ended December 31,

	2024	2023	2022
	(In millions, except per share data)

	(unaudited)

GAAP income before income taxes	$5,329	$5,411	$3,366

GAAP income tax expense	1,182	1,165	947

GAAP net income	4,147	4,246	2,419

Non-GAAP adjustments to net income:

Non-GAAP operating income adjustments (see table above)	513	93	678

Net (gains) losses on strategic investments	285	(201)	304

Other(1)	31	39	410

Tax effect of non-GAAP adjustments	(141)	63	(229)

Non-GAAP net income	$4,835	$4,240	$3,582

Diluted net income per share:

GAAP	$ 3.99	$ 3.84	$ 2.09

Non-GAAP	$ 4.65	$ 3.83	$ 3.09

Shares used in GAAP diluted share calculation	1,039	1,107	1,158

Shares used in non-GAAP diluted share calculation	1,039	1,107	1,158

(1)	The years ended December 31, 2024, 2023, and 2022 consist primarily of tax expense (benefit) related to intra-group transfer of assets.

Reconciliation of Operating Cash Flow to Free Cash Flow and Adjusted Free Cash Flow

	Year Ended December 31,
	2024	2023	2022

	(In millions/unaudited)

Net cash provided by operating activities	$7,450	$4,843	$5,813

Less: Purchases of property and equipment	(683)	(623)	(706)

Free cash flow	6,767	4,220	5,107

Net timing impact between originating European BNPL receivables as held for sale and the subsequent sale of receivables	(133)	334	—

Adjusted free cash flow	$6,634	$4,554	$5,107

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PayPal Holdings, Inc. 2015 Equity Incentive Award Plan

Appendix B:

PayPal Holdings, Inc. 2015 Equity

Incentive Award Plan

PayPal Holdings, Inc.

2015 Equity Incentive Award Plan

Article 1

Purpose

The purpose of the PayPal Holdings, Inc. 2015 Equity Incentive Award Plan, as it may be further amended and restated from time to time (the “Plan”) is to promote the success and enhance the value of PayPal Holdings, Inc. (the “Company”) by linking the personal interests of the members of the Board, Employees, and Consultants (each as defined below) to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

Article 2

Definitions and Construction

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Assumed Spin-Off Award” means an award granted to certain employees, consultants and directors of the Company, eBay Inc. and their respective subsidiaries under an equity compensation plan maintained by eBay Inc. or a corporation acquired by eBay Inc., which award is assumed by the Company and converted into an Award in connection with the Spin-Off, pursuant to the terms of the Employee Matters Agreement between the Company and eBay Inc., entered into in connection with the Spin-Off, which Assumed Spin-Off Award shall be issued upon the effective time of the Spin-Off.

2.2 “Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance Stock Unit award, a Dividend Equivalents award, a Stock Payment award, a Deferred Stock Unit award, a Restricted Stock Unit award or a Performance Bonus Award granted to a Participant pursuant to the Plan, including an Assumed Spin-Off Award.

2.3 “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Change in Control” means and includes each of the following:

(a) A transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the U.S. Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.5(a) or Section 2.5(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as

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PayPal Holdings, Inc. 2015 Equity Incentive Award Plan

a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.5(c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d) The Company’s stockholders approve a liquidation or dissolution of the Company.

In addition, if the Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A of the Code, to the extent required, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award must also constitute a “change in control event” as defined in Treasury Regulation § 1.409A-3(i)(5). The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

2.6 “Code” means the U.S. Internal Revenue Code of 1986, as amended.

2.7 “Committee” means the committee of the Board described in Article 12.

2.8 “Consultant” means any consultant or adviser if: (a) the consultant or adviser renders bona fide services to the Company or any Subsidiary; (b) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (c) the consultant or adviser is a natural person.

2.9 “Deferred Stock Unit” means a right to receive a specified number of shares of Stock during specified time periods pursuant to Section 8.5.

2.10 “Director” means a member of the Board.

2.11 “Disability” means that the Participant qualifies to receive long-term disability payments under the Company’s long-term disability insurance program, as it may be amended from time to time, or if Participant is otherwise ineligible to participate in the Company’s long-term disability insurance program or resides outside the United States and no such program exists, means that the Participant is unable to perform his or her duties with the Company or its Subsidiary by reason of a medically determinable physical or mental impairment, as determined by a physician acceptable to the Company, which is permanent in character or which is expected to last for a continuous period of more than six (6) months.

2.12 “Dividend Equivalent” means a right granted to a Participant pursuant to Section 8.3 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

2.13 “DRO” shall mean a domestic relations order as defined by the Code or Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.14 “Effective Date” shall have the meaning set forth in Section 13.1.

2.15 “Eligible Individual” means any person who is an Employee, a Consultant or an Independent Director, as determined by the Committee.

2.16 “Employee” means any person on the payroll records of the Company or a Subsidiary and actively providing services as an employee. Service as a Director or compensation by the Company or a Subsidiary solely for services as a Director shall not be sufficient to constitute “employment” by the Company or a Subsidiary.

2.17 “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Stock (or other securities of the Company) or the share price of Stock (or other securities) and causes a change in the per share value of the Stock underlying outstanding Awards.

2.18 “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

2.19 “Fair Market Value” means, as of any given date, (a) if Stock is traded on any established stock exchange, the closing price of a share of Stock as reported in the Wall Street Journal (or such other source as the Company may deem reliable for such purposes) for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred; or (b) if Stock is not traded on an exchange but is quoted on a national market or other quotation system, the last sales price on such date, as reported in the Wall Street Journal (or such other source as the Company may deem reliable for such purposes), or if no sales occurred on such date, then on the date immediately prior to such date on which sales prices are reported; or (c) if Stock is not publicly traded, the fair market value of a share of Stock as established by the Committee acting in good faith.

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PayPal Holdings, Inc. 2015 Equity Incentive Award Plan

2.20 [Reserved]

2.21 “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

2.22 “Independent Director” means a Director of the Company who is not an Employee.

2.23 “Non-Employee Director” means a Director of the Company who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) under the Exchange Act, or any successor rule.

2.24 “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

2.25 “Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.26 “Participant” means any Eligible Individual who, as a member of the Board, Consultant or Employee, has been granted an Award pursuant to the Plan.

2.27 “Performance Bonus Award” has the meaning set forth in Section 8.7.

2.28 “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period, determined as follows:

(a) The Performance Criteria that will be used to establish Performance Goals may include, without limitation, any of the following: trading volume; users; customers; total payment volume; revenue; operating income; EBITDA and/or net earnings (either before or after interest, taxes, depreciation and amortization); net income (either before or after taxes); earnings per share; earnings as determined other than pursuant to United States generally accepted accounting principles (“GAAP”); multiples of price to earnings; multiples of price/earnings to growth; return on net assets; return on gross assets; return on equity; return on invested capital; Stock price; cash flow (including, but not limited to, operating cash flow and free cash flow); net or operating margins; economic profit; Stock price appreciation; total stockholder returns; employee productivity; market share; volume; customer satisfaction metrics; net sales; expense levels; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally, or through partnering transactions; implementation, completion or attainment of objectives with respect to research, development, commercialization, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel; financing and other capital raising transactions (including sales of the Company’s equity or debt securities, factoring transactions); product revenue growth; gross profit; financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property, establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors)); co-development, co-marketing, profit sharing, joint venture or other similar arrangements; economic value-added models or equivalent metrics; regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents, passing pre-approval inspections (whether of the Company or third parties)); gross or cash margins; debt reduction; reductions in costs; year-end cash; working capital levels, including cash, inventory and accounts receivable; research and development achievements; operating efficiencies and employee engagement/satisfaction metrics, any of which may be measured with respect to the Company, or any Subsidiary, affiliate or other business unit of the Company, either in absolute terms, terms of growth or as compared to any incremental increase, as compared to results of a peer group, and may be calculated on a pro forma basis or in accordance with GAAP.

(b) The Committee may, in its discretion, provide that one or more adjustments shall be made to one or more of the Performance Goals. Such adjustments may include, without limitation, one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under GAAP; (ix) items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments; (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; or (xiv) items relating to any other unusual or nonrecurring events or changes in applicable laws, tax rates, accounting principles or business conditions.

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PayPal Holdings, Inc. 2015 Equity Incentive Award Plan

2.29 “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

2.30 “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a performance-based Award.

2.31 “Performance Share” means a right granted to a Participant pursuant to Section 8.1, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.32 “Performance Stock Unit” means a right granted to a Participant pursuant to Section 8.2, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.33 “Plan” means this PayPal Holdings, Inc. Amended and Restated 2015 Equity Incentive Award Plan, as it may be amended from time to time.

2.34 “Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture.

2.35 “Restricted Stock Unit” means an Award granted pursuant to Section 8.6.

2.36 “Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

2.37 “Spin-Off” means the distribution of shares of Stock to the stockholders of eBay Inc. on July 17, 2015, pursuant to the Separation and Distribution Agreement between the Company and eBay Inc., dated as of June 26, 2015, entered into in connection with such distribution.

2.38 “Stock” means the common stock of the Company, par value $0.0001 per share, and such other securities of the Company that may be substituted for Stock pursuant to Article 12.

2.39 “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.

2.40 “Stock Payment” means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of a benefit or compensation, granted pursuant to Section 8.4.

2.41 “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if, at the time of the determination, each of the entities other than the last entity in the unbroken chain beneficially owns securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.42 “Substitute Award” shall mean an Option or SAR granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option.

2.43 “Termination of Service” shall mean,

(a) As to a Consultant, the time when the engagement of a Participant as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding a termination where there is a simultaneous commencement of employment with the Company or any Subsidiary.

(b) As to a Non-Employee Director or Independent Director, the time when a Participant who is a Non-Employee Director or Independent Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding: (i) a termination where there is simultaneous employment by the Company or a Subsidiary of such person and (ii) a termination which is followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with such person.

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(c) As to an Employee, the time when the Participant has ceased to actively be employed by or to provide services to the Company or any Subsidiary for any reason, without limitation, including resignation, discharge, death, disability or retirement; but excluding: (i) a termination where there is a simultaneous reemployment or continuing employment of a Participant by the Company or any Subsidiary, (ii) a termination which is followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former employee, and (iii) a termination where a Participant simultaneously becomes an Independent Director.

(d) The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Service, including, without limitation, questions relating to the nature and type of Termination of Service, and all questions of whether particular leaves of absence constitute Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Committee otherwise provides in the terms of the Award Agreement, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Participant shall be deemed to have a Termination of Service in the event that the Subsidiary employing or contracting with such Participant ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

Article 3

Shares Subject to the Plan

3.1 Number of Shares.

(a) Subject to Article 11 and Section 3.1(b), the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards granted under the Plan is 214,600,000 which includes the aggregate number of shares of Stock subject to all Assumed Spin-Off Awards. Any shares of Stock that are subject to Awards granted under the Plan on or after the 2024 annual meeting of the Company’s stockholders (the “2024 Annual Meeting”) shall be counted against this limit as one (1) share for every share of Stock subject to the Award granted.

(b) To the extent that an Award terminates, expires, or lapses for any reason, or such an Award is settled in cash without delivery of shares to the Participant, then any shares of Stock subject to the Award shall again be available for the grant of an Award pursuant to the Plan. Any such shares of Stock that cease to be subject to an Award shall be added to the number of shares available under the Plan as one (1) share for every share of Stock that ceases to be subject to such Award. Notwithstanding anything in this Section 3.1(b) to the contrary, shares of Stock subject to an Award may not again be made available for issuance under this Plan if such shares are: (x) shares delivered to or withheld by the Company to pay the exercise price of an Option or SAR, (y) shares delivered to or withheld by the Company to satisfy withholding taxes related to such an Award or (z) shares that were subject to an Award and were not issued upon the net settlement of such Award. To the extent permitted by applicable law or any exchange rule, shares of Stock issued in assumption of, or in substitution for, any outstanding Awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Stock available for grant pursuant to this Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no shares of Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

3.2 Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

3.3 Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article 11, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during any calendar year shall be 2,000,000 and the maximum amount that may be paid in cash during any calendar year with respect to any performance-based Award (including, without limitation, any Performance Bonus Award) shall be $3,000,000; provided, however, that such limits shall apply without regard to the Assumed Spin-Off Awards. Any shares of Stock that are subject to Awards granted under the Plan on or after the 2024 Annual Meeting shall be counted against this limit as one (1) share for every share of Stock subject to the Award granted. Awards to Non-Employee Directors and Independent Directors are subject to the limits set forth in Article 10.

Article 4

Eligibility and Participation

4.1 Participation. Subject to the provisions of the Plan, the Committee may, from time to time, and in its sole discretion, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to this Plan. In connection with the

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Spin-Off and pursuant to the terms of the Employee Matters Agreement between the Company and eBay Inc., entered into in connection with the Spin-Off, certain employees, consultants and directors of the Company, eBay Inc. and their respective subsidiaries will receive Assumed Spin-Off Awards.

4.2 Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Eligible Individuals, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable, including adoption of rules, procedures or sub-plans applicable to particular Subsidiaries or Participants residing in particular locations; provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3 of the Plan; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on eligibility to receive an Award under the Plan or on death, disability, retirement or other Termination of Service, available methods of exercise or settlement of an Award, payment of income, social insurance contributions and payroll taxes, the shifting of employer tax liability to the Participant, the withholding procedures and handling of any Stock certificates or other indicia of ownership. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other law applicable to the Stock or the issuance of Stock under the Plan.

Article 5

Stock Options

5.1 General. The Committee is authorized to grant Options to Eligible Individuals on the following terms and conditions:

(a) Exercise Price. The exercise price per share of Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided, that, subject to Section 5.4, the exercise price for any Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant.

(b) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided, that the term of any Option granted under the Plan shall not exceed ten years. The Committee shall determine the time period, including the time period following a Termination of Service, during which the Participant has the right to exercise the vested Options, which time period may not extend beyond the term of the Option. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder, the Committee may extend the term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Participant, and may amend any other term or condition of such Option relating to such a Termination of Service. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c) Evidence of Grant. All Options shall be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

5.2 Incentive Stock Options. Incentive Stock Options shall be granted only to Employees and the terms of any Incentive Stock Options granted pursuant to the Plan, in addition to the requirements of Section 5.1, must comply with the provisions of this Section 5.2.

(a) Expiration. Subject to Section 5.2(c), an Incentive Stock Option shall expire and may not be exercised to any extent by anyone after the first to occur of the following events:

(i) Ten years from the date it is granted, unless an earlier time is set in the Award Agreement;

(ii) Three months after the Participant’s termination of employment as an Employee; and

(iii) One year after the date of the Participant’s termination of employment or service on account of Disability or death. Upon the Participant’s Disability or death, any Incentive Stock Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

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(b) Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(c) Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) and the Option is exercisable for no more than five years from the date of grant.

(d) Notice of Disposition. The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.

(e) Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

(f) Failure to Meet Requirements. Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.

5.3 Substitution of Stock Appreciation Rights. Subject to Section 9.8, the Committee may provide in the Award Agreement evidencing the grant of an Option that the Committee, in its sole discretion, shall have to right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided, that such Stock Appreciation Right shall be exercisable with respect to the same number of shares of Stock for which such substituted Option would have been exercisable.

5.4 Substitute Awards. Notwithstanding the foregoing provisions of this Article 5 to the contrary, in the case of an Option that is a Substitute Award, the exercise price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

Article 6

Restricted Stock Awards

6.1 Grant of Restricted Stock.

(a) The Committee is authorized to make Awards of Restricted Stock to any Eligible Individual selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by an Award Agreement.

(b) The Committee shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that such purchase price shall be no less than the par value of the Stock to be purchased, unless otherwise permitted by applicable state law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

6.2 Issuance and Restrictions. All shares of Restricted Stock (including any shares received by Participants thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such restrictions on transferability and other restrictions and vesting requirements as the Committee shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Committee, including, without limitation, criteria based on the Participant’s duration of employment, directorship or consultancy with the Company, Performance Criteria, Company performance, individual performance or other criteria selected by the Committee. By action taken after the Restricted Stock is issued, the Committee may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

6.3 Repurchase or Forfeiture of Restricted Stock. If no price was paid by the Participant for the Restricted Stock, upon a Termination of Service the Participant’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company without consideration. If a price was paid by the Participant for the

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Restricted Stock, upon a Termination of Service the Company shall have the right to repurchase from the Participant the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Participant for such Restricted Stock or such other amount as may be specified in the Award Agreement. The Committee in its discretion may provide that in the event of certain events, including a Change in Control, the Participant’s death, retirement or disability or any other specified Termination of Service or any other event, the Participant’s rights in unvested Restricted Stock shall not lapse, such Restricted Stock shall vest and, if applicable, the Company shall not have a right of repurchase.

6.4 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

6.5 Section 83(b) Election. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

Article 7

Stock Appreciation Rights

7.1 Grant of Stock Appreciation Rights.

(a) A Stock Appreciation Right may be granted to any Eligible Individual selected by the Committee. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement.

(b) A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount equal to the product of (i) the excess of (A) the Fair Market Value of the Stock on the date the Stock Appreciation Right is exercised over (B) the Fair Market Value of the Stock on the date the Stock Appreciation Right was granted and (ii) the number of shares of Stock with respect to which the Stock Appreciation Right is exercised, subject to any limitations the Committee may impose. Except as described in (c) below, the exercise price per share of Stock subject to each Stock Appreciation Right shall be set by the Committee, but shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted.

(c) Notwithstanding the foregoing provisions of Section 7.1(b) to the contrary, in the case of a Stock Appreciation Right that is a Substitute Award, the price per share of the shares subject to such Stock Appreciation Right may be less than the Fair Market Value per share on the date of grant; provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

7.2 Payment and Limitations on Exercise.

(a) Subject to Sections 7.2(b) payment of the amounts determined under Section 7.1(b) above shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee in the Award Agreement and subject to any tax withholding requirements.

(b) To the extent any payment under Section 7.1(b) is effected in Stock, it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.

Article 8

Other Types of Awards

8.1 Performance Share Awards. Any Eligible Individual selected by the Committee may be granted one or more Performance Share awards which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

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8.2 Performance Stock Units. Any Eligible Individual selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in unit equivalent of shares of Stock and/or units of value including dollar value of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.3 Dividend Equivalents.

(a) Any Eligible Individual selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the shares of Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee; provided, that to the extent shares of Stock subject to an Award are subject to vesting conditions, any Dividend Equivalents relating to such shares shall be subject to the same vesting conditions.

(b) Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or SARs.

8.4 Stock Payments. Any Eligible Individual selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee. The number of shares shall be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

8.5 Deferred Stock Units. Any Eligible Individual selected by the Committee may be granted an award of Deferred Stock Units in the manner determined from time to time by the Committee. The number of shares of Deferred Stock Units shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, including service to the Company or any Subsidiary, in each case on a specified date or dates or over any period or periods determined by the Committee. Stock underlying a Deferred Stock Unit award will not be issued until the Deferred Stock Unit award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Participant awarded Deferred Stock Units shall have no rights as a Company stockholder with respect to such Deferred Stock Units until such time as the Deferred Stock Unit Award has vested and the Stock underlying the Deferred Stock Unit Award has been issued.

8.6 Restricted Stock Units. The Committee is authorized to make Awards of Restricted Stock Units to any Eligible Individual selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. The Committee shall specify, or permit the Participant to elect, the conditions and dates upon which the shares of Stock underlying the Restricted Stock Units shall be issued, which dates shall not be earlier than the date as of which the Restricted Stock Units vest and become nonforfeitable and which conditions and dates shall be subject to compliance with Section 409A of the Code. On the distribution dates, the Company shall, subject to Section 9.6(b), transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited.

8.7 Performance Bonus Awards. Any Eligible Individual selected by the Committee may be granted one or more performance-based Awards in the form of a cash bonus (a “Performance Bonus Award”) payable upon the attainment of Performance Goals that are established by the Committee and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Committee.

8.8 Term. Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock Units or Restricted Stock Units shall be set by the Committee in its discretion.

8.9 Exercise or Purchase Price. The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Deferred Stock Units, Stock Payments or Restricted Stock Units; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law.

8.10 Exercise or Payment upon Termination of Service. An Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Deferred Stock Units, Stock Payments and Restricted Stock Units shall only be exercisable or payable while the Participant is an Employee, Consultant or Director, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock Units or Restricted Stock Units may be exercised or paid subsequent to a Termination of Service, as applicable, or following a Change in Control of the Company, or because of the Participant’s retirement, death or disability, or otherwise.

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8.11 Form of Payment. Payments with respect to any Awards granted under this Article 8 shall be made in cash, in Stock or a combination of both, as determined by the Committee and set forth in the applicable Award Agreement.

8.12 Award Agreement. All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by an Award Agreement

Article 9

Provisions Applicable to Awards

9.1 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

9.2 Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

9.3 Payment. The Committee shall determine the methods by which payments by any Participant with respect to any Awards granted under the Plan may be paid, the form of payment including, without limitation: (i) cash, (ii) shares of Stock (including, in the case of payment of the exercise price of an Award, shares of Stock issuable pursuant to the exercise of the Award) held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate payments required, or (iii) other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided, that payment of such proceeds is then made to the Company upon settlement of such sale). The Committee shall also determine the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

9.4 Limits on Transfer.

(a) Except as otherwise provided in Section 9.4(b):

(i) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a DRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;

(ii) No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and

(iii) During the lifetime of the Participant, only the Participant may exercise an Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Participant, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

(b) Notwithstanding Section 9.4(a), the Committee, in its sole discretion, may determine to permit a Participant to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees (as defined below), subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award); and (iii) the Participant and the Permitted Transferee shall execute any and all documents requested by the Committee, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable

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federal, state and foreign securities laws and (C) evidence the transfer. For purposes of this Section 9.4(b), “Permitted Transferee” shall mean, with respect to a Participant, any “family member” of the Participant, as defined under the instructions to the Form S-8 Registration Statement under the Securities Act, or any other transferee specifically approved by the Committee after taking into account any state, federal, local or foreign tax and securities laws applicable to transferable Awards.

9.5 Beneficiaries. Notwithstanding Section 9.4, if provided in the applicable Award Agreement, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary designation is provided in the applicable Award Agreement or if no beneficiary has been designated or survives the Participant (or if a beneficiary designation is not enforceable and/or valid under the inheritance and other laws in the Participant’s country, as determined by the Committee in its sole discretion), payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

9.6 Stock Certificates; Book Entry Procedures.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

(b) Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

9.7 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

9.8 Prohibition on Repricing. Subject to Section 11.1, the Committee shall not, without the approval of the stockholders of the Company, authorize the amendment of any outstanding Award to reduce its price per share. Furthermore, subject to Section 11.1, no Award shall be canceled and replaced or substituted for with the grant of an Award having a lesser price per share without the further approval of stockholders of the Company. Subject to Section 11.1, the Committee shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding award to increase the price per share or to cancel and replace or substitute for an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award. Subject to Section 11.1, absent the approval of the stockholders of the Company, the Committee shall not offer to buyout for a payment in cash, an Option or Stock Appreciation Right previously granted when the per share exercise price exceeds the Fair Market Value of the underlying share of stock.

9.9 Award Vesting Limitations. Notwithstanding any other provision of the Plan to the contrary, but subject to Sections 6.2, 11.1, 11.2 and 12.3(d) of the Plan, effective as of the 2018 annual meeting of the Company’s stockholders (the “2018 Annual Meeting”), no portion of Awards granted under the Plan shall vest before the one-year anniversary of the date of grant; provided, however, that, notwithstanding the foregoing, Awards that result in the issuance to one or more Participants of an aggregate of up to 5% of the shares of Stock which may be issued or transferred under the Plan may be granted without regard to such minimum vesting provisions. Nothing in this Section 9.9 shall preclude the Board or the Committee from taking action, in its sole discretion, to accelerate the vesting of any Award in connection with or following a Change in Control.

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9.10 Dividends on Unvested Awards. To the extent shares of Stock subject to an Award are subject to vesting conditions, any dividends related to such unvested shares of Stock shall be subject to the same vesting conditions.

Article 10

Independent Director Awards

10.1 The Board may grant Awards to Independent Directors, subject to the limitations of the Plan, pursuant to a written non-discretionary formula established by the Committee, or any successor committee thereto carrying out its responsibilities on the date of grant of any such Award (the “Independent Director Equity Compensation Policy”). The Independent Director Equity Compensation Policy shall set forth the type of Award(s) to be granted to Independent Directors, the number of shares of Stock to be subject to Independent Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Committee (or such other successor committee as described above) shall determine in its discretion, except that any Assumed Spin-Off Awards shall be subject to the terms as in existence as of the completion of the Spin-Off.

10.2 Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value of shares of Stock that may be granted during any fiscal year of the Company to any Non-Employee Director or Independent Director shall not exceed $600,000; provided, however, that (i) the limit set forth in this sentence shall be multiplied by two in the fiscal year in which a Non-Employee Director or Independent Director commences service on the Board, and (ii) the limit set forth in this sentence shall not apply to awards made pursuant to a Non-Employee Director’s or Independent Director’s election to receive an Award in lieu of all or a portion of a cash retainer for service on the Board or any committee thereunder or pursuant to conversion of an eBay Inc. award to a Company award.

Article 11

Changes in Capital Structure

11.1 Adjustments.

(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock other than an Equity Restructuring, the Committee shall make such equitable adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3); (ii) the number and kind of shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan.

(b) In the event of any transaction or event described in Section 11.1 or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any of its affiliates, or of changes in applicable laws, regulations or accounting principles, the Committee, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 11.1 the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock Units and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

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(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v) To provide that the Award cannot vest, be exercised or become payable after such event.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 11.1(a) and 11.1(b):

(i) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, will be equitably adjusted. The adjustments provided under this Section 11.1(c)(i) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

(ii) The Committee shall make such equitable adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3).

(iii) To the extent that such equitable adjustments result in tax consequences to the Participant, the Participant shall be responsible for payment of such taxes and shall not be compensated for such payments by the Company or its Subsidiaries.

(d) The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Stock or the rights thereof or which are convertible into or exchangeable for Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

11.2 Acceleration Upon a Change in Control.

(a) Notwithstanding Section 11.1, subject to Section 11.2(b) below, and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company and a Participant, if a Change in Control occurs and a Participant’s Awards are not converted, assumed, or replaced by a successor entity, then immediately prior to the Change in Control such Awards shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse. Upon, or in anticipation of, a Change in Control, the Committee may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine. In the event that the terms of any agreement between the Company or any Company subsidiary or affiliate and a Participant contains provisions that conflict with and are more restrictive than the provisions of this Section 11.2, this Section 11.2 shall prevail and control and the more restrictive terms of such agreement (and only such terms) shall be of no force or effect. Further, to the extent that there are tax consequences to the Participant as a result of the acceleration or lapsing of forfeiture restriction upon a Change in Control, the Participant shall be responsible for payment of such taxes and shall not be compensated for such payment by the Company or its Subsidiaries.

(b) Except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company and a Participant, if a Change in Control occurs during the Performance Period with respect to an outstanding Award that vests based on Performance Goal(s) or other performance-based objectives, the Performance Period of such Award shall end as of the date of the Change in Control and the Performance Goal(s) or other performance-based objectives shall be deemed to have been satisfied at the actual level of performance as of the date of the Change in Control, as determined by the Committee, as constituted immediately prior to the Change in Control, without proration, and such Award, to the extent deemed earned by the Committee, shall continue to be subject to time-based vesting following the Change in Control in accordance with the original vesting schedule; provided, however, that if the Awards are not converted, assumed, or replaced by a successor entity, then immediately prior to the Change in Control such Awards shall become fully vested pursuant to Section 11.2(a) above.

11.3 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

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Article 12

Administration

12.1 Committee. Except as otherwise provided herein, the Plan shall be administered by a committee consisting of two or more members of the Board (the “Committee”). Unless otherwise determined by the Board, the Committee shall consist solely of two or more members of the Board each of whom is a Non-Employee Director and an “independent director” under the rules of the Nasdaq Stock Market (or other principal securities market on which shares of Stock are traded); provided, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.1 or otherwise provided in any charter of the Committee. Notwithstanding the foregoing: (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors and for purposes of such Awards the term “Committee” as used in this Plan shall be deemed to refer to the Board and (b) the Committee may delegate its authority hereunder to the extent permitted by Section 12.5. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment; Committee members may resign at any time by delivering written notice to the Board; and vacancies in the Committee may only be filled by the Board.

12.2 Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

12.3 Authority of Committee. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

(a) Designate Participants to receive Awards;

(b) Determine the type or types of Awards to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that, except as provided in Article 11 of the Plan, the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any performance-based Awards;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan, including adopting sub-plans to the Plan or special terms for Award Agreements, for the purposes of complying with non-U.S. laws and/or taking advantage of tax favorable treatment for Awards granted to Participants outside the United States (as further set forth in Section 4.2 of the Plan) as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

12.4 Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

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12.5 Delegation of Authority. To the extent permitted by applicable law, the Board or the Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants or to exercise any of the power, authority and discretion granted to the Committee pursuant to Section 12.3; provided, that (i) the Committee shall have the sole authority with respect to Awards granted to or held by Employees who are subject to Section 16 of the Exchange Act and (ii) officers of the Company (or Directors) to whom authority has been delegated hereunder shall not be delegated such authority with respect to Awards granted to or held by such officers (or Directors). Any delegation hereunder shall be subject to the restrictions and limits that the Board or the Committee specifies at the time of such delegation, and the Board or the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.5 shall serve in such capacity at the pleasure of the Board or the Committee.

Article 13

Effective and Expiration Date

13.1 Effective Date. The effective date of this Plan is the date the Plan (as it may be amended and/or restated from time to time) is last approved by the Company’s stockholders (the “Effective Date”). Each award granted under the Plan or subject to a written binding contract on or before November 2, 2017 shall be subject to the Plan as in effect as of the date on which such award was granted, and it is intended that each such award continue to be subject to Section 162(m) of the Code as in effect prior to the enactment of the Tax Cuts and Jobs Act.

13.2 Expiration Date. The Plan will expire on, and no Award may be granted pursuant to the Plan after the tenth anniversary of the Effective Date, except that no Incentive Stock Options may be granted under the Plan after the earlier of the tenth anniversary of (a) the date the Plan is approved by the Board or (b) the Effective Date. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

Article 14

Amendment, Modification, and Termination

14.1 Amendment, Modification, and Termination. Subject to Section 15.17, with the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval shall be required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Article 11), (ii) permits the Committee to grant Options with an exercise price that is below Fair Market Value on the date of grant, (iii) permits the Committee to extend the exercise period for an Option beyond ten years from the date of grant or (iv) amends Section 9.8 of the Plan.

14.2 Awards Previously Granted. Except with respect to amendments made pursuant to Section 15.17, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

Article 15

General Provisions

15.1 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

15.2 No Stockholders Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to shares of Stock covered by any Award until the Participant becomes the record owner of such shares of Stock.

15.3 Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold (by any means set forth herein or in an Award Agreement), or require a Participant to remit to the Company or a Subsidiary, an amount sufficient to satisfy federal, state, local and foreign income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to participation in the Plan and legally applicable to Participant and required by law to be withheld (including any amount deemed by the Company or the Participant’s employer, in its discretion, to be an appropriate charge to the Participant even if legally applicable to the Company or the Participant’s employer). The Committee

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may, in its discretion and in satisfaction of the foregoing requirement, allow a Participant to elect to have the Company withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (or such other period as may be determined by the Committee) after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award (as described above) shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding amounts or other applicable withholding rates to the extent that the withholding or repurchase of shares in excess of such minimum statutory amount would not result in adverse accounting consequences to the Company.

15.4 No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

15.5 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

15.6 Assumed Spin-Off Awards. Notwithstanding anything in this Plan to the contrary, each Assumed Spin-Off Award shall be subject to the terms and conditions of the equity compensation plan and award agreement to which such Award was subject immediately prior to the Spin-Off, subject to the adjustment of such Award by the Compensation Committee of eBay Inc. and the terms of the Employee Matters Agreement, dated as of July 17, 2015, between the Company and eBay Inc. entered into in connection with the Spin-Off; provided, that following July 17, 2015, each such Award shall relate solely to shares of Stock and be administered by the Committee in accordance with the administrative procedures in effect under this Plan.

15.7 Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board and each person to whom the Committee delegates its authority under Section 12.5 shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

15.8 Relationship to Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any severance, resignation, termination, redundancy, end of service payments, long-term service awards, pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

15.9 Effect of Plan upon Compensation Plans. The adoption of the Plan shall not affect any compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including, without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

15.10 Awards Subject to Clawback. The Awards and any cash payment or shares of Stock delivered pursuant to an Award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable Award Agreement or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation the PayPal Holdings, Inc. Clawback Policy and the PayPal Holdings, Inc. Mandatory Recovery Policy for Executive Officers, as they may be amended from time to time, or as otherwise required by law.

15.11 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

15.12 Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

15.13 Fractional Shares. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

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15.14 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

15.15 Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of shares of Stock and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state, federal and foreign securities law and margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. The Company shall have no obligation to issue or deliver shares of Stock prior to obtaining any approvals from listing, regulatory or governmental authority that the Company determines are necessary or advisable. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. The Company shall be under no obligation to register pursuant to the Securities Act, any of the shares of Stock paid pursuant to the Plan. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

15.16 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflict of laws of that State.

15.17 Section 409A. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

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Stock Performance Graph

Stock Performance Graph

This performance graph shall not be deemed “soliciting material” or to be “filed” with the SEC for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any of our filings under the Securities Act of 1933.

The graph below shows the cumulative total stockholder return of an investment of $100 in our common stock during the period beginning December 31, 2019 through December 31, 2024, compared to the S&P 500 Index and the S&P Software & Services Select Industry Index. These indices are included only for comparative purposes as required by SEC rules and do not necessarily reflect management’s opinion that such indices are an appropriate measure of the relative performance of our common stock. Stockholder returns over the indicated periods should not be considered indicative of future stock price or stockholder returns.

$400 $300 $200 $100 $0 $187 $182 $79 2019 2020 2021 2022 2023 2024 PayPal Holdings, Inc. S&P 500 Index S&P Software & Services Select Industry Index

2025 Proxy Statement

Our Mission Revolutionize commerce globally We will reimagine every interaction, every transaction, and every connection in the commercial ecosystem. We’re not just participating in the future of commerce; we’re actively creating it. Our Vision Online Everywhere One-size-fits-all experience Personalized experience for each user Static “Buy” button Dynamic smart wallet Payments processor Commerce partner Multiple independent platforms One PayPal platform Our Strategy Building the next-generation commerce platform Our two-sided platform reinforces the value we create for both merchants and consumers. Power Payments Pay Everywhere Drive Growth Pay your way Operate Smarter Get the most value Merchants Consumers Online In-store Agentic Our Value Creation Objectives Grow volume faster than e-commerce over time Online Branded Checkout in line with e-commerce Increase penetration offline & new opportunities Drive MAA growth and engagement Drive high single-digit TM$1 growth by 2027 with ambition for 10%+ longer-term Prioritize high quality and durable TM$1 growth, including new and innovative margin opportunities Leverage cost base and invest in innovation and profitable growth Grow opex2 at less than 1/2 the rate of TM$1 growth Continue to invest in innovation, sales & marketing Deliver low-teens+ non-GAAP EPS3 growth by 2027 with ambition for 20%+ longer-term Continue to drive non-GAAP EPS3 growth at faster rates than volume and transaction margin, including benefits from capital allocation Grow FCF3 in-line with net income; Use disciplined capital allocation to deliver faster growth and higher returns Distribute up to 70-80% of FCF3 annually, with near term focus on stock buybacks Maintain strong, credit rating and target credit-growth neutral balance sheet; ensure flexibility Strong foundation and faster innovation driving durable growth 1. Transaction margin dollar growth shown excludes the impact of interest on customer balance 2. Non-GAAP non-transaction related operating expenses 3. Non-GAAP EPS and free cash flow are non-GAAP financial measures More information about the company as well as risks, uncertainties and other factors that could affect results can be found in PayPal’s most recent annual report on Form 10-K filed with the SEC and available on PayPal’s investor relations website https://investor.pypl.com/home/

Paypal fsc www.fsc.org MIX paper supporting responsible forestry FSC® C132107 PayPal funded certified carbon credit projects to compensate for the climate impact of this publication.

PAYPAL HOLDINGS, INC. 2211 NORTH FIRST STREET SAN JOSE, CA 95131 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/PYPL2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V65017-P25855 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. PAYPAL HOLDINGS, INC. The Board of Directors recommends that you vote “FOR” each of the director nominees below: 1. Election of the 11 Director Nominees Named in the Proxy Statement. Nominees: For Against Abstain 1a. Joy Chik 1b. Alex Chriss 1c. Jonathan Christodoro 1d. Carmine Di Sibio 1e. David W. Dorman 1f. Enrique Lores 1g. Gail J. McGovern 1h. Deborah M. Messemer 1i. David M. Moffett 1j. Ann M. Sarnoff 1k. Frank D. Yeary The Board of Directors recommends a vote “FOR” proposals 2, 3, and 4 below: For Against Abstain 2. Advisory Vote to Approve Named Executive Officer Compensation. 3. Approval of the PayPal Holdings, Inc. 2015 Equity Incentive Award Plan, as Amended and Restated. 4. Ratification of the Appointment of PricewaterhouseCoopers LLP as Our Independent Auditor for 2025. The Board of Directors recommends that you vote “AGAINST” proposals 5 and 6 below: For Against Abstain 5. Stockholder Proposal - Report on Charitable Giving. 6. Stockholder Proposal - Reduce Threshold to Call Special Meetings of Stockholders. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. If this proxy is signed and returned, it will be voted in accordance with your instructions. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V65018-P25855 PAYPAL HOLDINGS, INC. Annual Meeting of Stockholders To be Held on June 5, 2025 8:30 a.m., Pacific Time This proxy is solicited by the Board of Directors The undersigned hereby appoints ALEX CHRISS, JAMIE MILLER, BIMAL PATEL and BRIAN Y. YAMASAKI, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of stock of PayPal Holdings, Inc. that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of PayPal Holdings, Inc., a Delaware corporation, to be held on Thursday, June 5, 2025, at 8:30 a.m., Pacific Time, at www.virtualshareholdermeeting.com/PYPL2025, for the purposes listed on the reverse side and at any and all continuation(s) and adjournment(s) of that meeting, with all powers that the undersigned would possess if personally present, upon and in respect to the instructions indicated on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting. THIS PROXY WILL BE VOTED AS SPECIFIED, OR IF NO CHOICE IS SPECIFIED: FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED IN THE PROXY STATEMENT, FOR PROPOSALS 2, 3, AND 4, AND AGAINST PROPOSALS 5 AND 6, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY CONTINUATION(S) AND ADJOURNMENT(S) THEREOF. PLEASE VOTE, SIGN, DATE, AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE THAT IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES. Continued and to be signed on reverse side